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As filed with the Securities and Exchange Commission on August 2, 2011

Registration No. 333-175591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVERSAL AMERICAN CORP.
(formerly known as Universal American Spin Corp.)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6324 (Primary Standard Industrial Classification Code Number)	27-4683816 (I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(914) 934-5200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tony L. Wolk, Esq.
Senior Vice President, General Counsel and Secretary
Universal American Corp.
Six International Drive, Suite 190
Rye Brook, New York 10573
(914) 934-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

John C. Kennedy, Esq.
Tracey A. Zaccone, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2011

PROSPECTUS

UNIVERSAL AMERICAN CORP.

(formerly known as Universal American Spin Corp.)

Exchange Offer for 1,600,000
8.50% Series A Mandatorily Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

Series A Preferred Shares

  •
  We are offering to exchange 1,600,000 shares of our outstanding 8.50% Series A Mandatorily Redeemable Preferred Shares, which were issued on April 29, 2011 and which we refer to as "initial shares" for a like number of our 8.50% Series A Mandatorily Redeemable Preferred Shares registered hereunder, which we refer to as "exchange shares," and together with initial shares, the "Series A Preferred Shares."

  •
  Dividends on the Series A Preferred Shares are cumulative from April 29, 2011 and will be payable quarterly in arrears on the 30th day of January, April, July and October of each year, commencing July 2011, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 8.50% per annum of the stated liquidation preference.

  •
  On May 1, 2017, the Series A Preferred Shares will be redeemed in whole, out of amounts legally available therefor, at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. In the event of a Change in Control (as defined herein) that occurs prior to May 1, 2017, we will have the right to redeem all, but not less than all, of the Series A Preferred Shares at the redemption prices set forth herein.

Terms of the Exchange Offer

  •
  It will expire at 5:00 p.m., New York City time, on                                    , 2011, unless we extend it.

  •
  If all the conditions to this exchange offer are satisfied, we will exchange all of the initial shares that are validly tendered and not withdrawn for the exchange shares.

  •
  You may withdraw your tender of initial shares at any time before the expiration of this exchange offer.

  •
  The exchange shares that we will issue you in exchange for your initial shares will be substantially identical to your initial shares except that, unlike your initial shares, the exchange shares will have no transfer restrictions or registration rights (subject to compliance with applicable securities laws with respect to any holder that is an "affiliate," as defined in Rule 405 of the Securities Act of 1933, or the Securities Act).

  •
  The exchange shares that we will issue you in exchange for your initial shares are new securities with no established market for trading and the exchange shares will not be listed on any securities exchange.

  •
  In order to participate in this exchange offer, holders of initial shares will be required to make certain representations, including that such holder is not an affiliate of ours, or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

          Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" commencing on page 12.

          Each broker-dealer that receives exchange shares for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange shares. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange shares received in exchange for initial shares where those initial shares were acquired by that broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2011.

PRESENTATION OF CERTAIN INFORMATION

        In this prospectus, except as otherwise indicated, references to:

  •
  the "Company," "UAM," "New Universal American," "we," "our," and "us" are to Universal American Corp. (formerly known as Universal American Spin Corp.); and

  •
  "Old Universal American" are to Caremark Ulysses Holding Corp. (formerly known as Universal American Corp.).

        The Company is an entity organized under the laws of the State of Delaware for the purpose of owning the businesses that were previously conducted as part of the Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate & Other segments of Old Universal American, a New York corporation, in connection with the merger of Old Universal American with and into a subsidiary of CVS Caremark Corporation, or CVS Caremark, and the separation of Old Universal American's Medicare Part D Business from its Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate & Other segments now owned by the Company. The sale of Old Universal American's Medicare Part D Business to CVS Caremark and the related transactions, which were completed on April 29, 2011, are referred to herein as the Part D Transaction.

        Prior to the completion of the Part D Transaction, the Company was a wholly-owned subsidiary of Old Universal American with insignificant assets and no operations. The Company is considered as divesting the Medicare Part D Business of Old Universal American and is treated as the "accounting successor" to Old Universal American for financial reporting purposes in accordance with Accounting Standard Codification (ASC) No. 505-60, Spin-offs and Reverse Spin-offs (ASC 205-2-45). The Part D Transaction is therefore accounted for as a reverse spin-off and the historical financial statements of Old Universal American are used as the basis for the Company's historical financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus.

        For additional information, see "Summary—Recent Developments" and "Incorporation of Documents by Reference."

i

 INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission, or the Commission, will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We are treated as the accounting successor to Old Universal American, which is our former parent corporation, and we therefore incorporate by reference certain financial and other information from the filings of Old Universal American. For further information, see "Presentation of Certain Information" and "Summary—Recent Developments."

        We incorporate by reference the documents listed below and any other filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, prior to termination of this offering:

  Filings of the Company (Universal American Corp., formerly known as Universal American Spin Corp.)

  •
  The sections captioned "Certain Relationships and Related Party Transactions of New UAM," "Directors and Executive Officers of New UAM" and "Executive Compensation of New UAM" in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No.333-172691) filed with the Commission on March 31, 2011;

  •
  Quarterly Report on Form 10-Q filed with the Commission on May 11, 2011; and

  •
  Current Reports on Form 8-K filed with the Commission on April 28, 2011, May 4, 2011, May 5, 2011, July 15, 2011, including the pro forma financial statements attached as Exhibit 99.1 thereto, and August 2, 2011.

  Filings of Old Universal American (Caremark Ulysses Holding Corp. formerly known as Universal American Corp.)

  •
  Annual Report on Form 10-K filed with the Commission on March 1, 2011 as amended by Amendment No. 1 thereto filed with the Commission on March 31, 2011;

  •
  Quarterly Report on Form 10-Q filed with the Commission on April 28, 2011; and

  •
  Current Report on Form 8-K filed with the Commission on April 29, 2011.

        You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office: Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573; telephone (914) 934-5200. To obtain timely delivery of any copies of filings requested, please write or telephone no later than five days prior to the termination of this exchange offer.

        Except as described above or elsewhere in this registration statement, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

ii

SUMMARY

        This summary highlights important information contained elsewhere in this prospectus. You should carefully read this prospectus and the documents incorporated by reference to understand fully our business and the terms of our Series A Preferred Shares as well as the tax and other considerations that are important to you in making your investment decision. You should consider carefully the "Risk Factors" section beginning on page 12 of this prospectus to determine whether an investment in the exchange shares is appropriate for you.

        The term "initial shares" refers to the 8.50% Series A Mandatorily Redeemable Preferred Shares, liquidation preference $25.00 per share, that were issued on April 29, 2011 in a private offering. The term "exchange shares" refers to the 8.50% Series A Mandatorily Redeemable Preferred Shares, liquidation preference $25.00 per share, offered with this prospectus. The term "Series A Preferred Shares" refers to the initial shares and the exchange shares, collectively.

Company Overview

        The Company and its subsidiaries offer a broad array of health insurance and managed care products and services, primarily to the growing Medicare population. Our principal health insurance products for the senior market are Medicare Advantage and Medicare supplement. We operate the Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate and Other segments of Old Universal American.

        Collectively, our insurance subsidiaries are licensed or otherwise authorized to sell health insurance, life insurance and annuities in all 50 states and the District of Columbia. Our managed care subsidiaries currently operate Medicare Advantage coordinated care plans in Texas, Wisconsin and Oklahoma.

        We were incorporated under the laws of the State of Delaware on December 22, 2010. Our common stock is listed on the NYSE under the ticker symbol "UAM". Our corporate headquarters are located at Six International Drive, Rye Brook, New York 10573 and our telephone number is (914) 934-5200.

Recent Developments

  Part D Transaction

        On December 30, 2010, Old Universal American entered into agreements consisting of: (i) an agreement and plan of merger, or Merger Agreement, with CVS Caremark Corporation, or CVS Caremark, and Ulysses Merger Sub, L.L.C., an indirect wholly-owned subsidiary of CVS Caremark or Merger Sub, to provide for the purchase of Old Universal American's Medicare Part D Business by CVS Caremark through the merger of Merger Sub with and into Old Universal American, with Old Universal American continuing as the surviving corporation and a wholly-owned subsidiary of CVS Caremark and (ii) a separation agreement, or Separation Agreement, with New Universal American, to provide for the separation of Old Universal American's Medicare Part D Business from its remaining businesses, which included the Medicare Advantage and Traditional Insurance businesses. The sale of the Medicare Part D Business to CVS Caremark and related transactions are referred to herein as the "Part D Transaction."

        On April 29, 2011, the parties consummated the Part D Transaction and shareholders of Old Universal American received $14.00 in cash and one share of our common stock for each share owned by them. At the closing of the Part D Transaction, Old Universal American separated all of its businesses other than its Medicare Part D Business, transferred those businesses to the Company, became a wholly-owned subsidiary of CVS Caremark, changed its name to Caremark Ulysses Holding Corp., and de-registered its shares with the Commission and de-listed its shares on the NYSE.

        In addition, at the closing of the Part D Transaction, the Company changed its name from Universal American Spin Corp. to Universal American Corp. and its shares began trading on the NYSE under the ticker symbol "UAM" on May 2, 2011. The Company now owns the businesses and assets that previously comprised Old Universal American's Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate & Other segments.

        The Part D Transaction is accounted for as a reverse spin-off and historical financial statements of Old Universal American will be used as the basis for our historical financial statements for purposes of our ongoing Commission filings with the Medicare Part D Business of Old Universal American reclassified to discontinued operations. See also "Presentation of Certain Information."

Issuance of the Series A Preferred Shares

        On April 26, 2011, Old Universal American and UAC Holding, Inc., a wholly-owned subsidiary of Old Universal American, which together with Old Universal American are referred to as the Sellers, entered into a purchase agreement providing for the sale of 1,600,000 shares of our Series A Preferred Shares to certain purchasers for an aggregate purchase price of $40 million. The issuance by the Company, and the sale by the Sellers, of the Series A Preferred Shares occurred on April 29, 2011. The sale of the Series A Preferred Shares was completed through a private placement to purchasers who are accredited investors and pursuant to the exemptions from the registration requirements of the Securities Act.

        The proceeds from the issuance and sale of the Series A Preferred Shares were used to pay a portion of the existing indebtedness and transaction expenses of Old Universal American at the closing of Part D Transaction, thereby increasing the cash payment to Old Universal American's shareholders. We did not receive any proceeds from the issuance or sale of the Series A Preferred Shares.

        Certain of our executive officers and directors and other affiliates purchased 400,000 Series A Preferred Shares in the offering and are holders of the initial shares.

SUMMARY OF THE EXCHANGE OFFER

        We are offering to exchange 1,600,000 of our outstanding initial shares for a like number of our exchange shares. In order to exchange your initial shares, you must properly tender them and we must accept your tender. We will exchange all outstanding initial shares that are validly tendered and not validly withdrawn in the exchange offer.

Exchange Offer	We are offering to exchange 1,600,000 of our outstanding initial shares for a like number of exchange shares.
Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend it.
Conditions to the Exchange Offer	We will complete this exchange offer only if:
• there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,
• there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange shares,
• there is no stop order issued by the Commission which would suspend the effectiveness of the registration statement which includes this prospectus,
• there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer, and
• we obtain all the governmental approvals we deem necessary to complete this exchange offer.
Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer."
Affiliate Status and Eligibility to Participate in Exchange Offer

We intend to file a re-sale shelf registration statement for a continuous offering of initial shares in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial shares that are our affiliates.

In order to participate in this exchange offer, you will be required to make certain representations, including that you are not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Please refer to the sections of this prospectus entitled "The Exchange Offer—Procedure for Tendering Initial Shares—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of exchange shares" and "Plan of Distribution."

Procedures for Tendering Initial Shares

To participate in this exchange offer, you must tender your initial shares by following the procedures described in this prospectus. If your initial shares are held in book-entry form through the facilities of our registrar and transfer agent, American Stock Transfer and Trust Company, LLC, you must submit a letter of transmittal to American Stock Transfer and Trust Company, LLC, acting as our exchange agent in connection with this exchange offer, at its address, facsimile or email as indicated under "The Exchange Offer—Exchange Agent." If your initial shares are certificated, you must submit a letter of transmittal along with your physical certificates to the exchange agent by mail. For more information on tendering your shares, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Shares."

Special Procedures for Beneficial Owners

If you are a beneficial owner of initial shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial shares in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial shares and you cannot get the required documents to the exchange agent on time, you may tender your shares by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Shares—Guaranteed Delivery Procedure."

Withdrawal Rights

You may withdraw the tender of your initial shares at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written, facsimile or email transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Shares and Delivery of Exchange Shares

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial shares that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any initial shares that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange shares to you promptly after the expiration date and acceptance of your initial shares for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Acceptance of Initial Shares for Exchange; Delivery of Exchange Shares."

Federal Income Tax Considerations Relating to the Exchange Offer

Exchanging your initial shares for exchange shares will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain United States Federal Income Tax Considerations."

Exchange Agent	American Stock Transfer & Trust Company is serving as the exchange agent in the exchange offer.
Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds

We will not receive any proceeds from the issuance of the exchange shares. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial shares.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:
• except as set forth in the next paragraph, you will not necessarily be able to require us to register the resale of your initial shares under the Securities Act,

•       you will not be able to resell, offer to resell or otherwise transfer your initial shares unless registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and

• the trading market for your initial shares will become more limited to the extent other holders of initial shares participate in the exchange offer.
You will not be able to require us to register the resale of your initial shares under the Securities Act unless:
• the Company determines that it is not permitted to effect the exchange offer because of any change in law or in applicable interpretations thereof by the Staff of the Commission;
• the exchange offer is not consummated by the Consummation Deadline (as defined in the registration rights agreement);

•       you (who are not an exchanging dealer) notify the Company within 10 business days following consummation of this exchange offer that you were prohibited by law or Commission policy from participating in the exchange offer or you are not able to resell the exchange shares acquired by you in this exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by you; or

• you are a broker-dealer and hold initial shares that are part of an unsold allotment from the original sale of the initial shares.

In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial shares described in this paragraph.

Please refer to the section of this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."
Resales

It may be possible for you to resell the shares issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions described under "—Obligations of Broker-Dealers" below.

To tender your initial shares in this exchange offer and resell the exchange shares without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:

• you are authorized to tender the initial shares and to acquire exchange shares, and that we will acquire good and unencumbered title thereto,
• the exchange shares acquired by you are being acquired in the ordinary course of business,

•       you have no arrangement or understanding with any person to participate in a distribution of the exchange shares and are not participating in, and do not intend to participate in, the distribution of such exchange shares,

•       you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

• if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange shares, and

•       if you are a broker-dealer, initial shares to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange shares.

Please refer to the sections of this prospectus entitled "The Exchange Offer—Procedure for Tendering Initial Shares—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange shares" and "Plan of Distribution."

Obligations of Broker-Dealers

If you are a broker-dealer (1) that receives exchange shares, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange shares, (2) who acquired the initial shares as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange shares or (3) who acquired the initial shares directly from the sellers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange shares.

SUMMARY OF TERMS OF EXCHANGE SHARES

        The following summary of the terms of the exchange shares is not intended to be complete. For a more detailed description of the terms of the exchange shares, see "Description of the Series A Preferred Shares."

Issuer	Universal American Corp. (formerly known as Universal American Spin Corp.)
Exchange Shares

Up to 1,600,000 shares of 8.50% Series A Mandatorily Redeemable Preferred Shares. The forms and terms of the exchange shares are the same as the forms and terms of the initial shares except that the issuance of the exchange shares is registered under the Securities Act, the exchange shares will not bear legends restricting their transfer and the exchange shares will not be entitled to registration rights under our registration rights agreement. The exchange shares will evidence the same Series A Preferred Shares as the initial shares.

Liquidation Price Per Share	$25.00
Dividends

Holders of the Series A Preferred Shares, including the exchange shares, are entitled to receive, when, as and if declared by our Board of Directors, or our Board, out of legally available funds for such purpose, cumulative cash dividends at a rate of 8.50% per annum from April 29, 2011.

Dividend Payment Dates

Dividends will be payable quarterly on the 30th day of each January, April, July and October commencing July 2011. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date (as defined herein) or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable Dividend Rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day (as defined herein), declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.

Dividend Rate

Dividends on the Series A Preferred Shares, including the exchange shares, will be cumulative, commencing on April 29, 2011, and payable on each Dividend Payment Date, commencing July 2011, when, as and if declared by our Board out of legally available funds for such purpose. Dividends on the Series A Preferred Shares will accrue at a rate of 8.50% per annum per $25.00 stated liquidation preference per share.

Ranking	The Series A Preferred Shares, including the exchange shares, rank:

•       senior to all classes of our common stock, and to each other class or series of capital stock established after April 29, 2011 by our Board, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to with our common stock as "Junior Securities");

•       on a parity with any other class or series of capital stock established after April 29, 2011 by our Board, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to as "Parity Securities"); and

•       junior to any of our indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and the Series A Preferred Shares and to each class or series of capital stock established after April 29, 2011 by our Board, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Shares as to dividend distributions and distributions upon liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary.

Mandatory Redemption

To the extent any Series A Preferred Shares, including the exchange shares, remain outstanding on May 1, 2017, we will redeem those Series A Preferred Shares in whole on such date, out of amounts legally available for such purpose, in cash at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. After the redemption of the Series A Preferred Shares upon payment to the holders of the Series A Preferred Shares of the full amount to which they are entitled, such Series A Preferred Shares shall cease to be outstanding, dividends with respect to such Series A Preferred Shares shall cease to accumulate and all rights whatsoever with respect to such Series A Preferred Shares shall terminate.

Optional Redemption Upon a Change in Control

In the event of a Change in Control that occurs on or prior to May 1, 2017, we will have the right to redeem all (but not less than all) of the Series A Preferred Shares, including the exchange shares:

(i) prior to April 30, 2012, for an amount in cash equal to 103% of the Liquidation Value (as defined herein);
(ii) on or after April 30, 2012 and prior to April 29, 2013, for an amount in cash equal to 102% of the Liquidation Value;
(iii) on or after April 29, 2013 and prior to April 29, 2014, for an amount in cash equal to 101% of the Liquidation Value; and
(iv) on or after April 29, 2014, for an amount in cash equal to the Liquidation Value.
Any such optional redemption shall be effected only out of amounts legally available for such purpose.
Voting Rights

The holders of the Series A Preferred Shares, including the exchange shares, have the right, voting separately as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next succeeding meeting of shareholders called for the election of directors following such event, to elect two additional directors to serve on our Board if (i) dividends for six or more quarterly dividend periods (whether or not consecutive) payable on our Series A Preferred Shares are in arrears or (ii) if we fail to redeem the then outstanding shares of Series A Preferred Shares on the date fixed for such purpose from amounts legally available for such purpose. The maximum number of directors elected by the Series A Preferred Shares (and any such Parity Shares) and serving on our Board at any time shall be no more than two directors.

Fixed Liquidation Price

The holders of outstanding Series A Preferred Shares, including the exchange shares, will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount, whether or not declared, and no more, or the Liquidation Value, before any distribution will be made to the holders of our common stock or any other Junior Securities.

Sinking Fund	The Series A Preferred Shares, including the exchange shares, will not have the benefit of any sinking fund.

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange shares in exchange for the outstanding initial shares. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the private offering of the initial shares.

Absence of a Public Market for the Exchange Shares

The exchange shares are new securities with no established market. We cannot assure you that a market for these exchange shares will develop or that this market will be liquid. Please refer to the section of this prospectus entitled "Risk Factors—Risks Relating to the Exchange Offer—The exchange shares are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares." The exchange shares will not be listed on any securities exchange.

Form of the Exchange Shares

The exchange shares will be held in book-entry form through The Depository Trust Company, or DTC. You will not receive exchange shares in certificated form unless one of the events described in the section of this prospectus entitled "Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange shares will be shown on, and transfers of these exchange shares will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Risk Factors

You should consider carefully the information set forth in the section entitled "Risk Factors" beginning on page 12 and all other information contained in this prospectus before deciding to invest in the exchange shares.

RISK FACTORS

        Any investment in the Series A Preferred Shares, including the exchange shares, involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus, the following factors should be considered carefully before making an investment in the Series A Preferred Shares. You should also consider the various risk factors incorporated by reference in this prospectus. See "Incorporation of Documents by Reference" and "Available Information." If any of these risks were to occur, the Company's business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem the Series A Preferred Shares. In addition, the trading price of the Series A Preferred Shares may be adversely affected. You may lose all or part of your investment.

        Investors in our securities should carefully consider the risks described below and other information included in this prospectus. This prospectus contains both historical and forward-looking statements. We are making the forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements in this prospectus or made by us elsewhere to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with and relying upon these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among other things, the information discussed below. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect our business. In making these statements, except as required by applicable securities laws, we are not undertaking to address or update each factor in future filings or communications regarding our business or results. Our business is highly complicated, regulated and competitive with many different factors affecting results. If any of the following risks or uncertainties develops into actual events, this could significantly and adversely affect our business, prospects, financial condition and operating results. In that case, the trading price of our common stock could decline materially and investors in our securities could lose all or part of their investment.

Risks Relating to the Part D Transaction

The historical consolidated financial information of Old Universal American is not necessarily representative of our future financial position, future results of operations or future cash flows nor do they reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

        We are the "accounting successor" to Old Universal American for financial reporting purposes in accordance with ASC No. 505-60. Following the consummation of the Part D Transaction, we report the historical consolidated results of operations of the Medicare Part D Business in discontinued operations in accordance with the provisions of ASC No. 205-20-45. Because the historical consolidated financial information of Old Universal American include the results of the Medicare Part D Business, it is not representative of our future financial position, future results of operations or future cash flows nor does it reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented.

Our stock price may be volatile and could drop precipitously and unexpectedly.

        Our common stock is traded on the NYSE. The prices of publicly traded stocks often fluctuate. The price of our common stock may rise or fall dramatically without any change in our business performance. Specific issues and developments related to our company or those generally in the health care and insurance industries, the regulatory environment, the capital markets and the general economy may cause this volatility. The principal events and factors that may cause our stock price and trading volume to fluctuate are:

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  the size of the public float of our common stock and the volume of trading and the general liquidity in the market for our common stock;

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  variations in our operating results;

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  changes in the market's expectations about our future operating results;

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  changes in financial estimates and recommendations by securities analysts concerning our company or the health care or insurance industries generally;

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  operating and stock price performance of other companies that investors may deem comparable;

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  news reports relating to trends in our markets;

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  changes in the laws and regulations affecting our business;

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  acquisitions and financings by us or others in our industry; and

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  sales of substantial amounts of our common stock by our directors and executive officers or principal shareholders, or the perception that these sales could occur.

Future sales of our common stock may depress the market price of our common stock.

        Certain significant shareholders collectively own approximately 55% of our outstanding common stock, which are not subject to lock-up or transfer restrictions. If any of these significant shareholders sells or distributes substantial amounts of our common stock, or if it is perceived that such sales or distributions could occur, the market price of our common stock could decline.

Our reduced scale and focus on our current business, which no longer includes the Medicare Part D Business, may limit investor interest in our common stock.

        The Part D Transaction closed on April 29, 2011 and some shareholders, including institutional investors or certain significant shareholders, who hold our common stock may decide that they do not want to maintain an investment in our company because of our smaller size, because we are less diversified or because we no longer own or operate the Medicare Part D Business. If these shareholders decide to sell all or some of their shares, or the market perceives that those sales could occur, the market price of our common stock may decline. Because we are a smaller company that is more narrowly focused than Old Universal American and have a lower market capitalization than Old Universal American, our stock may not be followed as closely by market analysts or the investment community as Old Universal American stock had been in the past. In addition, institutional investors may be less likely to invest in our company in the future as a result of these factors. If there is only a limited following by market analysts or the investment community, or limited demand for our common stock by institutional investors, the amount of market activity in our common stock may be reduced, making it more difficult to sell our common stock.

Your percentage ownership in our company may be diluted in the future.

        As with any publicly traded company, your percentage ownership in our company may be diluted in the future because of equity awards that we have granted and expect to grant to our directors, officers, employees and others. In addition, we may from time to time issue additional equity, including in connection with merger and acquisition transactions.

We may be subject to assumed liabilities or indemnification obligations in connection with the Part D Transaction that are greater than anticipated.

        Under the terms of the separation agreement relating to the Part D Transaction, we have agreed to indemnify Old Universal American and CVS Caremark for certain liabilities, including those related to the separation. If such liabilities or indemnification obligations are larger than anticipated, our financial condition could be materially and adversely affected.

The separation agreement relating to the Part D Transaction contains a covenant limiting our ability to incur debt, which may limit our ability to operate our business going forward.

        The separation agreement relating to the Part D Transaction contains certain covenants, including a covenant restricting our ability to incur debt. Under the terms of the separation agreement, until April 30, 2013 (two years following the consummation of the Part D Transaction), we will not be permitted to incur debt that would cause, on a pro forma basis, the ratio of our consolidated funded indebtedness to consolidated adjusted EBITDA (as defined in Old Universal American's credit agreement) to be more than 3 to 1. While Old Universal American has historically operated at leverage ratios below 3 to 1, we operate as a new company and may require more capital to meet our business needs. Accordingly, this restriction could affect our ability to operate our business and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, this restriction could adversely affect our ability to finance our operations, make strategic acquisitions, finance investments or alliances, restructure its organization or finance its capital needs. The restriction could also limit the ability of a third party to acquire our company.

Failure to comply with covenants in any debt instrument we may enter into could materially and adversely affect us.

        Subject to compliance with the separation agreement relating to the Part D Transaction, we may enter into a new credit facility or other debt instrument in the future in connection with the incurrence of debt to fund our operations, make acquisitions or for other purposes. We expect that any credit facility or debt instrument that we enter into will contain customary restrictions, covenants, events of default and other terms, including financial covenants. These restrictions and covenants may limit our ability to, among other things:

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  pay dividends and redeem our capital stock;

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  incur additional indebtedness;

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  create liens on our assets;

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  conduct material transactions with our affiliates except on an arm's length basis; and

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  merge or consolidate with, or transfer all or substantially all our assets to, another person.

        In addition, to borrow funds under any credit agreement or debt instrument, we anticipate that we will be required to meet specified financial covenants, including a consolidated leverage ratio. If we fail to maintain the financial covenants and are not able to obtain relief from any covenant violation, then an event of default could occur and the lenders could cease lending to us and accelerate the payments of our debt. Any such action by the lenders could materially and adversely affect us. The interests of our lenders may be different from ours and we may be unable to obtain our lenders' consent when and if needed, to engage in certain actions or obtain relief from any covenant violation. In addition, we may not be able to incur debt on terms acceptable to us. If we do not comply with the restrictions and covenants in any debt instrument we may enter into, our results of operations, financial condition and ability to pay dividends will be harmed.

Our business strategy is evolving and may involve pursuing strategic transactions in the future.

        We are a new company, and our business strategy will continue to evolve. Our business strategy may involve pursuing strategic transactions, including potential acquisitions of, or investments in, related businesses and assets or divestitures of existing businesses or assets. In addition, we may pursue a merger or consolidation with a third party that results in a change in control, a sale or transfer of all or a portion of our assets or a purchase by a third party of our securities that may result in a minority or control investment by such third party.

        We may finance future acquisitions through available cash, equity issuances or through the incurrence of additional indebtedness, subject to existing limitations set forth in the separation agreement relating to the Part D Transaction. Future acquisitions or investments, and the incurrence of additional indebtedness, could subject us to a number of risks, including, but not limited to:

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  the assumption of contingent liabilities;

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  risks and uncertainties associated with transaction counterparties;

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  the loss of key personnel and business relationships;

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  difficulties associated with assimilating and integrating new personnel, assets, intellectual property and operations of an acquired company or business;

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  the distraction of our management from existing programs and initiatives in pursuing such strategic transactions; and

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  where indebtedness is incurred, general risks associated with higher leverage, including increased debt service obligations, reduced liquidity and reduced access to capital markets.

        In addition, any strategic transaction that we may pursue may not result in anticipated benefits to us and may result in unforeseen costs that, in each case, may adversely impact our financial condition and results of operations.

Certain provisions in our amended and restated certificate of incorporation and by-laws, the provisions of Delaware law and the terms of the separation agreement relating to the Part D Transaction may make it more difficult for a third party to acquire our company.

        Provisions contained in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire our company, even if doing so might be beneficial to our stockholders. These provisions include:

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  limitations on who may call special meetings of stockholders;

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  advance notice requirements for nominations for election to our Board and for stockholder proposals; and

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  the inability of stockholders to act by written consent.

        We also have not elected to opt out of the application of the Delaware "anti-takeover" provisions of Section 203 of the DGCL. As a result, subject to certain exceptions as provided in Section 203 of the DGCL, we will be prohibited from engaging in any business combination, as defined in the DGCL, with an interested stockholder for a period of three years from the date on which the stockholder first becomes an interested stockholder.

        In addition, the separation agreement relating to the Part D Transaction provides that we may not consolidate with or merge into any other entity or convey, transfer or lease all or any substantial portion of its properties and assets to any entity, unless, in each case, the other party to such transaction expressly assumes all of our liabilities, including the due and punctual performance and observance of the split-off agreements relating to the Part D Transaction.

        These provisions could have the effect of delaying, deferring or preventing a change in control of our company, discourage others from making offers for our shares of common stock, lower the market price of our common stock or impede the ability of our stockholders to change our management, even if such changes would be beneficial to our stockholders.

Risks Relating to Our Business

The CMS sanction that suspended us from marketing to and enrolling new members in our Medicare Advantage plans has had and may continue to have a material adverse effect on the Medicare Advantage business, financial condition and results of operations.

        On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. According to CMS, the suspension relates primarily to agent oversight and market conduct issues and will remain in effect until CMS is satisfied that we have corrected the issues and they are not likely to recur. As a result of the suspension, we were unable to enroll new members in our Medicare Advantage plans during a significant portion of the annual enrollment period for the 2011 plan year and, as a result, our Medicare Advantage membership decreased significantly during that time period which will have a negative impact on our financial results for 2011 and beyond. At this time, we cannot predict the duration of the suspension and we cannot provide any assurances that we will be able to take appropriate corrective action to lift the suspension. If we are unable to take appropriate action to lift the suspension in advance of the 2012 annual enrollment period, it could have a material adverse effect on our business, financial condition and results of operations. In addition, CMS has indicated that plans subject to intermediate sanctions as of August 31, 2011 may have their star ratings reduced such that they would not be eligible to receive star bonuses. Furthermore, as a government contractor, we earn substantially all of our revenue from our Medicare businesses in which CMS is not only our largest customer but also our regulator. If we are unable to maintain a constructive working relationship with CMS, our business could suffer materially. Further, there can be no assurance that despite any corrective measures taken on our part, that we will not incur additional penalties, fines or other operating restrictions, which could include termination of our right to participate in the Medicare program, which could have a further material adverse effect on our business, financial condition and results of operations.

Recently enacted health care legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results.

        In March 2010, President Obama signed into law The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010 (which we collectively refer to as the Affordable Care Act) legislating broad-based changes to the U.S. health care system. Provisions of the health reform legislation become effective at various dates over the next several years. The Department of Health and Human Services, the National Association of Insurance Commissioners, the Department of Labor and the Treasury Department have yet to issue necessary enabling regulations and guidance with respect to the health reform legislation. Due to the complexity of the health reform legislation, including yet to be promulgated implementing regulations, lack of interpretive guidance, gradual implementation and the fact that the Affordable Care Act has been successfully challenged in the judicial system, the impact of the health reform legislation is difficult to predict and not yet fully known. However, we will need to dedicate significant resources and expense to complying with these new rules and there is a possibility that this new legislation could have a material adverse effect on our business, financial position and results of operations.

        The provisions of these new laws include the following key points, which are discussed further below:

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  Reduced Medicare Advantage reimbursement rates, beginning in 2012;

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  Implementation of a quality bonus for Star Ratings beginning in 2012;

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  Stipulated minimum medical loss ratios, beginning in 2014;

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  Shortened annual enrollment period, beginning with the 2011 selling season;

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  Non-deductible federal premium taxes assessed to health insurers, beginning in 2014;

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  Coding intensity adjustments, with mandatory minimums beginning in 2015; and

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  Limitation on the federal tax deductibility of compensation earned by individuals, beginning in 2013.

        Reduced Medicare Advantage reimbursement rates—Beginning in 2012, the Medicare Advantage "benchmark" rates transition to target Medicare fee-for-service cost benchmarks of 95%, 100%, 107.5% or 115% of the calculated Medicare fee-for-service costs. The transition period will be 2, 4 or 6 years depending upon the applicable county in which services are provided. The counties are divided into quartiles based on each county's fee-for-service Medicare costs. We estimate that approximately 41% of our current membership resides in counties where the Medicare Advantage benchmark rate will equal 95% of the calculated Medicare fee-for-service costs, with approximately 90% of these members having a 6-year transition period. Under the new law, the premiums for such members will be transitioned to 95% of Medicare fee-for-service costs beginning in 2012. This follows the freezing of Medicare Advantage reimbursement rates in 2011 based on our 2010 levels. To address these rate freezes/reductions, we may have to reduce benefits, charge or increase member premiums, reduce profit margin expectations, or implement some combination of these actions. Such actions could adversely impact our membership growth, revenue expectations, and our operating margins.

        Implementation of quality bonus for Star Ratings—Beginning in 2012, Medicare Advantage plans with an overall "Star Rating" of three or more stars (out of five) will be eligible for a "quality bonus" in their basic premium rates. The Affordable Care Act limited these quality bonuses to the few plans that achieved 4 or more stars as their overall rating, but CMS is using demonstration authority to expand the quality bonus to 3 star plans for a three year period through 2014. In addition, also beginning in 2012, Medicare Advantage star ratings will affect the rebate percentage available for plans to provide additional member benefits (plans with quality ratings of 3.5 stars or above will have their rebate percentage increased from a base rate of 50% to 65% or 70%). In all cases, this rebate percentage is lower than the pre-Affordable Care Act rebate percentage of 75%. Our Medicare Advantage plans are currently rated 3 out of 5 stars, on average. Notwithstanding efforts to improve our star ratings and other quality measures prior to 2012, there can be no assurances that we will be successful in doing so. Accordingly, our plans may not be eligible for full level quality bonuses or increased rebates, which could adversely affect the benefits such plans can offer, reduce membership, and reduce profit margins. In addition, CMS has indicated that plans subject to intermediate sanctions as of August 31, 2011 may have their star ratings reduced such that they would not be eligible to receive star bonuses.

        Stipulated Minimum MLRs—Beginning in 2014, the new healthcare reform legislation will stipulate a minimum medical loss ratio, or MLR, of 85%. Financial and other penalties may result from failing to achieve the minimum MLR ratio. For the year ended December 31, 2010, our reported Medicare

Advantage MLR was 83.6%. The methodology for defining medical costs and for calculating MLRs has not yet been defined. Complying with such minimum ratio by increasing our medical expenditures or refunding any shortfalls to the federal government could have a material adverse affect on our operating margins, results of operations, and our statutory required capital.

        Shortened annual enrollment period—Medicare beneficiaries generally have a limited annual enrollment period during which they can choose to participate in a Medicare Advantage plan rather than receive benefits under the traditional fee-for-service Medicare program. After the annual enrollment period, most Medicare beneficiaries are not permitted to change their Medicare benefits.

        Beginning with the 2011 enrollment season, the new laws shorten the time in which we can sell our Medicare Advantage. Also, beginning in 2011, the new laws mandate that persons enrolled in Medicare Advantage may withdraw their enrollment at any time during the first 45 days of the year only to enroll in traditional Medicare fee-for-service, not another Medicare Advantage plan. Prior law allowed a member to withdraw enrollment during this period to enroll in another Medicare Advantage plan. There can be no assurance that these changes will not restrict our member growth, limit our ability to enter new service areas, limit the viability of our sales force, or otherwise adversely affect our ability to market to or enroll new members in our established service areas.

        Non-deductible federal premium taxes—Beginning in 2014, the new healthcare reform legislation will impose an annual aggregate non-deductible tax of $8.0 billion (increasing incrementally to $14.3 billion by 2018) on health insurance premiums, including Medicare Advantage premiums. Our share of the new tax will be based on our pro rata percentage of premiums compared to the industry as a whole, calculated annually. Although there is time to take into account this new tax in adjusting our business model and in designing future years' plan bids, there can be no assurance that such tax will not result in reduced member benefits, reduced profits, or both which could have a material adverse effect on our results of operations.

        Coding intensity adjustments—Under the new healthcare reform legislation, the coding intensity adjustment instituted in 2010 became permanent, resulting in mandated minimum reductions in risk scores of 4.71% in 2014 increasing to 5.7% for 2019 and beyond. These coding adjustments may adversely affect the level of payments from CMS to our Medicare Advantage plans.

        Limitation on the federal tax deductibility of compensation earned by individuals—Beginning in 2013, with respect to services performed during 2010 and afterward, for health insurance companies, the federal tax deductibility of compensation will be limited under Section 162(m)(6) of the Code to $500,000 per individual and will not contain an exception for "performance-based compensation." This limitation increased our effective tax rate, beginning in the second quarter of 2010.

        Most of the provisions of the Affordable Care Act are not scheduled to go into effect immediately and may be delayed for several years, including as a result of judicial action challenging the legality of the Affordable Care Act. Financing for the reforms contained in the Affordable Care Act will come, in part, from additional taxes and fees on our business as well as reductions in payments to us, which could negatively impact our business and results of operations. In addition, during this time, the new healthcare reform legislation may be subject to further adjustments. Because of the unsettled nature of these reforms and numerous steps required to implement and monitor them, we cannot predict what additional health insurance reforms will be implemented at the federal or state level, the effect that any future legislation or regulation will have on our business or how CMS will review our future bid submissions and ultimately, the overall impact of the new healthcare reform legislation on our business.

If we fail to effectively design and price our products properly and competitively, if the premiums we charge are insufficient to cover the cost of health care services delivered to our members, or if our estimates of benefit expenses are inadequate, our profitability may be materially adversely affected.

        We use a substantial portion of our revenues to pay the costs of health care services delivered to our members. These costs include claims payments, capitation payments to providers, and various other costs incurred to provide health insurance coverage to our members. These costs also include estimates of future payments to hospitals and others for medical care provided to our members. Our premiums for our Medicare business are fixed for one-year periods. Accordingly, costs we incur in excess of our benefit cost projections generally are not recovered in the contract year through higher premiums. We estimate the costs of our future benefit claims and other expenses using actuarial methods and assumptions based upon claim payment patterns, medical inflation, historical developments, including claim inventory levels and claim receipt patterns, and other relevant factors. We continually review estimates of future payments relating to benefit claims costs for services incurred in the current and prior periods and make necessary adjustments to our reserves. However, these estimates involve extensive judgment, and have considerable inherent variability that is sensitive to payment patterns and medical cost trends. The profitability of our risk-based products depends in large part on our ability to predict, price for and effectively manage medical costs. Failure to adequately price our products or estimate medical costs may result in a material adverse effect on our business, cash flows and results of operations.

Reductions in funding for Medicare programs could materially reduce our profitability.

        We generate a significant majority of our total revenue from the operation of our Medicare Advantage health maintenance organization (which is referred to herein as an HMO), private fee-for-service (which is referred to herein as PFFS), and preferred provider organization plans (which is referred to herein as a PPO or PPOs). As a result, our revenue and profitability are dependent, in part, on government funding levels for these programs. The rates paid to Medicare Advantage health plans like ours are established by contract, although the rates differ depending on a combination of factors, such as upper payment limits established by CMS, a member's health profile and status, age, gender, county or region, benefit mix, member eligibility categories and the plan's risk scores. Future Medicare rate levels may be affected by continuing government efforts to contain prescription drug costs and other medical expenses, and other federal budgetary constraints. The government is currently examining Medicare Advantage health plans like ours in comparison to Medicare fee-for-service payments, and this examination could result in a reduction in payments to Medicare Advantage health plans like ours. Changes in the Medicare program or Medicare funding may affect our ability to operate under the Medicare program or lead to reductions in the amount of reimbursement, elimination of coverage for some benefits or reductions in the number of persons enrolled in or eligible for Medicare or increases in member premium.

Failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows.

        The level of our operating costs affects our profitability. As a result of MIPPA and the CMS sanction, our Medicare Advantage membership decreased significantly as of January 1, 2011. In addition, after consummation of the Part D Transaction, we are a much smaller company. If we are unable to reduce our operating expenses to better match the smaller size of our company, it could have a material adverse effect on our financial condition, results of operations and cash flows.

Competition in the insurance and healthcare industries is intense, and if we do not design and price our products properly and competitively, our membership and profitability could decline.

        We operate in a highly competitive industry. Some of our competitors are more established in the insurance and, health care industries, with larger market share, more established reputations and brands and greater financial resources than we have in some markets. In addition, other companies may enter our markets in the future. Medicare Advantage plans are generally bid upon or renewed annually. We compete for members in our Medicare Advantage plans on the basis of the following and other factors:

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  price,

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  the size, location, quality and depth of provider networks,

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  benefits provided,

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  quality and extent of services, and

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  reputation.

        In addition to the challenge of controlling health care costs, we face intense competitive pressure to contain premium prices. Factors such as business consolidations, strategic alliances, legislative reform and marketing practices create pressure to contain premium rate increases, despite being faced with increasing medical costs. Premium increases, introduction of new product designs, our relationship with our providers in various markets, and our possible exit from or entrance into additional markets, among other issues, could also affect our membership levels.

        We compete based on innovation and service, as well as on price and benefit offering. We may not be able to develop innovative products and services which are attractive to clients. Moreover, although we need to continue to expend significant resources to develop or acquire new products and services in the future, we may not be able to do so. We cannot be sure that we will continue to remain competitive, nor can we be sure that we will be able to market our products and services to clients successfully at current levels of profitability.

        Consolidation within the industries in which we operate, as well as the acquisition of any of our competitors by larger companies, may lead to increased competition. Strategic combinations involving our competitors could have an adverse effect on our business or results of operations.

        If we do not compete effectively in our markets, if we set rates too high in highly competitive markets to maintain or increase our market share, if we set rates too low to maintain or increase our profitability, if membership does not increase as we expect, if membership declines, if we fail are unable to innovate and deliver products and services that demonstrate value to our customers or if we lose members with favorable medical cost experience while retaining or increasing members with unfavorable medical cost experience, our business and results of operations could be materially adversely affected.

Our results of operations will be adversely affected if our insurance premium rates are not adequate.

        Our results of operations depend on our ability to charge and collect premiums sufficient to cover our health care costs, expenses of distribution and operations and provide a reasonable margin. Although we attempt to base the premiums we charge on our estimate of future health care costs, we may not be able to control the premiums we charge as a result of competition, government regulations and other factors. Our results of operations could be adversely affected if we are unable to set premium rates at appropriate levels or adjust premium rates in the event our health care costs increase.

        We set the premium rates on our insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, such as:

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  the actuarial probability of a policyholder incurring a claim;

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  the severity and duration of the claim;

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  the mortality rate of our policyholder base;

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  the persistency or renewal rate of our policies in force;

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  our commission and policy administration expenses; and

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  the interest rate earned on our investment of premiums.

        In setting premium rates, we consider historical claims information, industry statistics and other factors. We cannot be assured that the data and assumptions used at the time of establishing premium rates will prove to be correct and that premiums will be sufficient to cover benefits and expenses plus a reasonable margin.

        For certain of our traditional products, we can periodically file for rate increases, if our actual claims experience proves to be less favorable than we assumed. If we are unable to raise our premium rates, our net income may decrease. We generally cannot raise our premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our accident and health premium rates regularly and file rate increases on our products when we believe permitted premium rates are too low. When determining whether to approve or disapprove our rate increase filings, the various state insurance departments take into consideration:

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  our actual claims experience compared to expected claims experience;

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  policy persistency, which means the percentage of policies that are in-force at specified intervals from the issue date compared to the total amount originally issued;

  •
  investment income; and

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  medical cost inflation.

        If the regulators do not believe these factors warrant a rate increase, it is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for rate increases in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to let their policies lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, reducing our net income in that period.

The competitive bidding process for our Medicare Advantage plans may adversely affect our profitability.

        Payments for the local Medicare Advantage health plans and regional Medicare Advantage PPO programs are based on a competitive bidding process that may decrease the amount of premiums paid to us or cause us to increase the benefits we offer to our members. We are required to submit Medicare Advantage bids annually, approximately six months in advance of the corresponding benefit year. We endeavor to use the best available member eligibility, claims and risk score data at the time of developing the bids. Furthermore, we make actuarial assumptions about the utilization of benefits in our plans. However, these assumptions are subject to significant judgment and we cannot be assured that the data and assumptions used at the time of bid development will prove to be correct and that premiums will be sufficient to cover member benefits plus a reasonable margin. If our bid assumptions are too low and member claims are higher than anticipated, we could be required to expend significant unanticipated amounts which could have a material adverse effect on our business, profitability and results of operations.

Because our Medicare Advantage premiums, which generate most of our Medicare Advantage revenues, are fixed by contract, we are unable to increase our Medicare Advantage premiums during the contract term if our corresponding medical benefits expense exceeds our estimates which can adversely affect our results of operations.

        Most of our Medicare Advantage revenues are generated by premiums consisting of fixed monthly payments per member. We use a significant portion of our revenues to pay the costs of health care services delivered to our members. The principal costs consist of claims payments, capitation payments and other costs incurred to provide health insurance coverage to our members. Generally, premiums in the health care business are fixed on an annual basis by contract, and we are obligated during the contract period to provide or arrange of the provision of healthcare services as established by the Federal government.

        We are unable to increase the premiums we receive under these contracts during the then-current term. If our medical expenses exceed our estimates, except in very limited circumstances or as a result of risk score adjustments for member acuity, we generally cannot recover costs we incur in excess of our medical cost projections in the contract year through higher premiums. As a result, our profitability depends, to a significant degree, on our ability to adequately predict and effectively manage our medical expenses related to the provision of healthcare services. Accordingly, the failure to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for incurred but not reported claims, known as IBNR, may have a material adverse effect on our financial condition, results of operations, or cash flows. If our estimates of reserves are inaccurate, our ability to take timely corrective actions or to otherwise establish appropriate premium pricing could be adversely affected. Failure to adequately price our products or to estimate sufficient medical claim reserves may result in a material adverse effect on our financial position, results of operations and cash flows. In addition, to the extent that CMS or Congress takes action to reduce the levels of payments to Medicare Advantage providers, our revenues would be adversely affected.

        We estimate the costs of our future medical claims and other expenses using actuarial methods and assumptions based upon claim payment patterns, cost trends, product mix, seasonality, medical inflation, historical developments, such as claim inventory levels and claim receipt patterns, and other relevant factors. We continually review estimates of future payments relating to medical claims costs for services incurred in the current and prior periods and make necessary adjustments to our reserves. However, historically, our medical expenses as a percentage of premium revenue have fluctuated. The principal factors that may cause medical expenses to exceed our estimates are:

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  increased utilization of medical facilities and services and prescription drugs;

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  increased cost of services;

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  our membership mix;

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  variances in actual versus estimated levels of cost associated with new products, benefits or lines of business;

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  product changes or benefit level changes;

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  periodic renegotiation of hospital, physician and other provider contracts, or the consolidation of these entities;

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  membership in markets lacking adequate provider networks;

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  changes in the demographics of our members and medical trends affecting them;

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  termination of capitation arrangements resulting in the transfer of membership to fee-for-service arrangements or loss of membership;

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  the occurrence of acts of terrorism, public health epidemics, severe weather events or other catastrophes;

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  the introduction of new or costly treatments and technologies;

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  medical cost inflation;

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  government mandated benefits or other regulatory changes; and

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  contractual disputes with hospitals, physicians and other providers.

Because of the relatively high average age of the Medicare population, medical expenses for our Medicare Advantage plans may be particularly difficult to control. We may not be able to continue to manage these expenses effectively in the future. If our medical expenses increase, our profits could be reduced or we may not remain profitable.

We hold reserves for expected claims, which are estimated, and these estimates involve an extensive degree of judgment; if actual claims exceed reserve estimates, our results could be materially adversely affected.

        Our benefits incurred expense reflects estimates of IBNR. We, together with our internal and external consulting actuaries, estimate our claim liabilities using actuarial methods based on historical data adjusted for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors. Actual conditions, however, could differ from those assumed in the estimation process, and those differences could be material. Due to the uncertainties associated with the factors used in these assumptions, the actual amount of benefit expense that we incur may be materially more or less than the amount of IBNR originally estimated, and materially different amounts could be reported in our financial statements for a particular period under different conditions or using different assumptions. We make adjustments, if necessary, to benefits incurred expense when the criteria used to determine IBNR change and when we ultimately determine actual claim costs. If our estimates of IBNR are inadequate in the future, our reported results of operations will be adversely affected. Further, our inability to estimate IBNR accurately may also affect our ability to take timely corrective actions or otherwise establish appropriate premium pricing, further exacerbating the extent of any adverse effect on our results.

Our reserves for future insurance policy benefits and claims on our traditional business may prove to be inadequate, requiring us to increase liabilities and resulting in reduced net income and stockholders' equity.

        We calculate and maintain reserves for the estimated future payment of claims to our insurance policyholders using the same actuarial assumptions that we use to set our premiums. For our traditional accident and health insurance business, we establish active life reserves for expected future policy benefits, plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and medical costs, changes in doctrines of legal liability and extra-contractual damage awards. Therefore, we necessarily base our reserves and liabilities on extensive estimates, assumptions and prior years' statistics. When we acquire other insurance companies or blocks of insurance, our assessment of the adequacy of acquired policy liabilities is subject to similar estimates and assumptions. Establishing reserves involves inherent uncertainties, and it is possible that actual claims could materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our net income depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in reduced net income, statutory surplus and stockholders' equity.

We may experience higher than expected loss ratios which could materially adversely affect our results of operations.

        We may experience higher than expected loss ratios if health care costs exceed our estimates. Factors that may cause health care costs to exceed our estimates include:

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  an increase in the cost of health care services and supplies, including pharmaceuticals;

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  higher than expected utilization of health care services;

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  periodic renegotiations of hospital, physician and other provider contracts;

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  the occurrence of catastrophic events, including epidemics and natural disasters;

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  general inflation or economic downturns;

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  new mandated benefits or other regulatory changes that increase our costs; and

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  other unforeseen occurrences.

        We seek to take appropriate actions in an effort to reverse any upward trend in our loss ratios; however, we can make no assurances that these actions will be sufficient. We also cannot give assurance that our loss ratios will not continue to increase beyond what we currently anticipate, and any increases could materially adversely affect our results of operations.

        In addition, medical liabilities in our financial statements include our estimated reserves for incurred but not reported and reported but not paid claims. The estimates for medical liabilities are made on an accrual basis. We believe that our reserves for medical liabilities are adequate, but we cannot assure you of this. Any adjustments to our medical liabilities could adversely affect our results of operations.

We are subject to extensive government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results and/or impact our ability to sell Medicare products.

        There is substantial Federal and state governmental regulation of our business. Several laws and regulations adopted by the Federal government, such as the Affordable Care Act, the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996, which we refer to as HIPAA, the MMA, the USA PATRIOT Act, the False Claims Act, anti-kickback laws, MIPPA and "Do Not Call" regulations, have created administrative and compliance requirements for us. The requirements of these laws and regulations are continually evolving, and the cost of compliance may have an adverse effect on our profitability. As laws and regulations evolve, the costs of compliance, which are already significant, will tend to increase. If we fail to comply with existing or future applicable laws and regulations, as was the case in 2010 in connection with our 2010 CMS audit, we could suffer civil, criminal or administrative penalties. Different interpretations and enforcement policies of these laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make significant changes to our operations. In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business. In addition, we are subject to potential changes in the political environment that can affect public policy and can adversely affect the markets for our products.

        Laws and regulations governing Medicare and other state and federal healthcare and insurance programs are complex and subject to significant interpretation. As part of the Affordable Care Act, CMS has been exercising increased oversight and regulatory authority over our Medicare businesses. Compliance with such laws and regulations is subject to CMS audit, other governmental review and investigation and significant interpretation. There can be no assurance that we will be found to be in compliance with all such laws and regulations in connection with these audits, reviews and investigations. On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. Further, on February 25, 2011, we received the final performance audit and inspection report from CMS with respect to its audit of our Medicare Advantage and Old Universal American's Medicare Part D contracts conducted during 2010. The audit report noted deficiencies with respect to our Medicare Advantage and Old Universal American's Medicare Part D contracts, including prescription drug formulary administration, coverage determinations and appeals, grievances, enrollment and disenrollment, premium billing and compliance plan deficiencies, that were in addition to the deficiencies noted in the November 19, 2010 suspension notice. Failure to correct the deficiencies noted in the February 25, 2011 audit report or to otherwise be in compliance with applicable laws and regulations could result in CMS imposing additional sanctions on us including penalties, fines or other operating restrictions, including termination of our right to participate in the Medicare program, which could have a material adverse effect on our business, financial condition and results of operations.

        Laws in each of the states in which we operate our health plans, insurance companies and other businesses also regulate our sales practices, operations, the scope of benefits, rate formulas, delivery systems, utilization review procedures, quality assurance, complaint systems, enrollment requirements, claim payments, marketing, and advertising. These state regulations generally require, among other things, prior approval or notice of new products, premium rates, benefit changes and specified material transactions, such as dividend payments, purchases or sales of assets, inter-company agreements, and the filing of various financial and operational reports.

        We are also subject to various governmental reviews, audits and investigations to verify our compliance with our contracts and applicable laws and regulations. State departments of insurance audit our health plans and insurance companies for financial and contractual compliance. State departments of health audit our health plans for compliance with health services. State attorneys general, CMS, the Office of the Inspector General of Health and Human Services, the Office of Personnel Management, the Department of Justice, the Department of Labor, the Government Accountability Office, state departments of insurance and departments of health and Congressional committees also conduct audits and investigations of us. We have historically incurred, and expect to continue to incur, significant costs to respond to governmental reviews, audits and investigations, and we expect these costs to increase over time as regulation increases and becomes more complex and as regulatory agencies and Congressional committees become more sophisticated and thorough.

        Any adverse review, audit or investigation, or changes in regulations resulting from the conclusion of reviews, audits or investigations, could result in:

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  repayment of amounts we have been paid pursuant to our government contracts;

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  imposition of civil or criminal penalties, fines or other sanctions on us;

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  loss of licensure or the right to participate in Medicare and other government-sponsored programs;

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  suspension of marketing and enrollment privileges;

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  damage to our reputation in various markets;

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  legislative or regulatory changes that affect our business and operations;

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  increased difficulty in marketing our products and services; and

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  prohibiting the expansion to new markets or the addition of new products in existing markets.

        Any of these events could make it more difficult for us to sell our products and services, reduce our revenues and profitability and otherwise adversely affect our operating results. CMS from time to time releases proposed or amended regulations that, if adopted, would, among other things, place tighter restrictions on marketing processes relative to the Medicare Advantage program and Medicare prescription drug benefit program. Depending upon the final content of these regulations, if CMS proposes and adopts them, compliance with and enforcement of the regulations could have a material adverse effect on our results of operations.

        We are also subject to a federal law commonly referred to as the "Anti-Kickback Statute." The Anti-Kickback Statute prohibits the payment or receipt of any "Remuneration" that is intended to induce referrals or the purchasing, leasing or ordering of any item or service that may be reimbursed, in whole or in part, under a Federal Health Care Program, such as Medicare. It also prohibits the payment or receipt of any Remuneration that is intended to induce the recommendation of the purchasing, leasing or ordering of any such item or service. In July 2009 and March 2010, we received subpoenas from the Department of Health and Human Services, Office of Inspector General, known as HHS-OIG, requesting documents related to marketing, sales and enrollment practices for our Today's Health Medicare HMO Plans which are offered in the State of Wisconsin. The investigation includes matters relating to the Anti-Kickback Statute. Violations of the Anti-Kickback Statute could result in substantial monetary penalties and could also include exclusion from the Medicare program.

Changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability.

        The Federal government and the states in which we operate extensively regulate our health plans, insurance companies and other business. The laws and regulations governing our operations are generally intended to benefit and protect policyholders, health plan members and providers rather than shareholders. From time to time, Congress has considered various forms of "Patients' Bill of Rights" legislation, which, if adopted, could alter the treatment of coverage decisions under applicable federal employee benefits laws. There have also been legislative attempts at the state level to limit the preemptive effect of Federal employee benefits laws on state laws. If adopted, these types of limitations could increase our liability exposure and could permit greater state regulation of our operations. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations, along with the terms of our government contracts, regulate how we do business, what services we offer, and how we interact with our policyholders, members, providers and the public. Healthcare laws and regulations are subject to frequent change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect our business by, among other things:

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  imposing additional license, registration, or capital reserve requirements;

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  increasing our administrative and other costs;

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  forcing us to undergo a corporate restructuring;

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  increasing mandated benefits without corresponding premium increases;

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  limiting our ability to engage in inter-company transactions with our affiliates and subsidiaries;

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  adversely affecting our ability to operate under the Medicare program and to continue to serve our members and attract new members;

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  changing the manners or the basis upon which CMS reinsures us or pays premium to us, or upon which our members pay premiums;

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  forcing us to alter or restructure our relationships with providers and agents;

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  restricting our ability to market our products;

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  increasing governmental regulation or provision of healthcare services;

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  requiring that health plan members have greater access to non-formulary drugs;

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  expanding the ability of health plan members to sue their plans;

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  requiring us to implement additional or different programs and systems; and

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  prohibiting us from participating in existing or future programs and systems.

        While it is not possible to predict when and whether fundamental policy changes would occur, policy changes on the local, state and federal level could fundamentally change the dynamics of our industry, such as policy changes mandating a much larger role of the government in the health care arena. Changes in public policy could materially affect our profitability, our ability to retain or grow business, or our financial condition. State and federal governmental authorities are continually considering changes to laws and regulations applicable to us and are currently considering regulations relating to:

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  health insurance access and affordability;

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  disclosure of provider quality information;

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  electronic access to pharmacy and medical records;

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  formation of regional or national association health plans for small employers;

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  universal health coverage; and

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  disclosure of provider fee schedules and other data about payments to providers, sometimes called transparency.

        All of these proposals could apply to us and could result in new regulations that increase the cost of our operations. Any of the foregoing legislative or regulatory changes could adversely affect our or our service providers' ability to negotiate rebate and administrative fee arrangements with manufacturers and have a material adverse effect on our business and results of operations.

        Compliance with and enforcement of the existing and any proposed regulations could have a material adverse effect on our results of operations.

We are required to comply with laws governing the transmission, security and privacy of health information that require significant compliance costs, and any failure to comply with these laws could result in material criminal and civil penalties.

        Regulations under HIPAA require us to comply with standards regarding the exchange of health information within our company and with third parties, such as healthcare providers, business associates and our members. These regulations impose standards for common healthcare transactions, such as:

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  claims information, plan eligibility, and payment information;

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  unique identifiers for providers and employers;

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  security;

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  privacy; and

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  enforcement.

        HIPAA also provides that to the extent that state laws impose stricter privacy standards than HIPAA privacy regulations, HIPAA does not preempt the state standards and laws.

        Given the complexity of the HIPAA regulations, the possibility that the regulations may change, and the fact that the regulations are subject to changing and potentially conflicting interpretation, our ability to maintain compliance with the HIPAA requirements is uncertain and the costs of compliance are significant. Furthermore, a state's ability to promulgate stricter laws, and uncertainty regarding many aspects of state requirements, make compliance more difficult. To the extent that we submit electronic healthcare claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA, payments to us may be delayed or denied. Additionally, the costs of complying with any changes to the HIPAA regulations may have a negative impact on our operations. We could be subject to criminal penalties and civil sanctions for failing to comply with the HIPAA health information provisions, which could result in the incurrence of significant monetary penalties. In addition, our failure to comply with state health information laws that may be more restrictive than the regulations issued under HIPAA could result in additional penalties.

        Compliance with HIPAA regulations requires significant systems enhancements, training and administrative effort. HIPAA could also expose us to additional liability for violations by our business associates. A business associate is a person or entity, other than a member of the work force, who on behalf of an entity subject to HIPAA performs or assists in the performance of a function or activity involving the use or disclosure of individually identifiable health information, or provides legal, accounting, consulting, data aggregation, management, administrative, accreditation or financial services.

Legal and regulatory investigations and actions are increasingly common in the insurance and managed care business and may result in financial losses and harm our reputation.

        We face a significant risk of class action lawsuits and other litigation and regulatory investigations and actions in the ordinary course of operating our businesses. Due to the nature of our businesses, we are subject to a variety of legal and regulatory actions relating to our business operations, such as the design, management and offering of products and services. The following are examples of the types of potential litigation and regulatory investigations we face:

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  claims relating to sales or underwriting practices;

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  claims relating to the methodologies for calculating premiums;

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  claims relating to the denial or delay of health care benefit payments;

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  claims relating to claims payments and procedures;

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  additional premium charges for premiums paid on a periodic basis;

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  claims relating to the denial, delay or rescission of insurance coverage;

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  challenges to the use of software products used in administering claims;

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  claims relating to provider marketing;

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  anti-kickback claims;

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  claims under the False Claims Act;

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  claims by government agencies relating to compliance with laws and regulations;

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  medical malpractice or negligence actions based on our medical necessity decisions or brought against us on the theory that we are liable for our providers' alleged malpractice or negligence;

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  claims relating to product design;

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  allegations of anti-competitive and unfair business activities;

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  provider disputes over compensation and termination of provider contracts;

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  allegations of discrimination;

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  claims related to the failure to disclose business practices;

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  allegations of breaches of duties to customers;

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  claims relating to inadequate or incorrect disclosure or accounting in our public filings;

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  allegations of agent misconduct;

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  claims related to deceptive trade practices;

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  claims relating to suitability of annuity products; and

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  claims relating to customer audits and contract performance.

        Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, and punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, formal and informal inquiries, subpoenas and books and record examinations, from state and Federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations.

        We cannot predict the outcome of actions we face with certainty, and we have incurred and are incurring expenses in the defense of our past and current matters. We also may be subject to additional litigation in the future. Litigation could materially adversely affect our business or results of operations because of the costs of defending these cases, the costs of settlement or judgments against us, or the changes in our operations that could result from litigation. The defense of any these actions may be time-consuming and costly, and may distract our management's attention. In addition, we could suffer significant harm to our reputation, which could have an adverse effect on our business, financial condition and results of operations. As a result, we may incur significant expenses and may be unable to effectively operate our business.

        Potential liabilities may not be covered by insurance or indemnity, insurers or indemnifying parties may dispute coverage or may be unable to meet their obligations or the amount of our insurance or indemnification coverage may be inadequate. In some cases, treble damages may be sought. In addition, some types of damages, such as punitive damages or damage for willful acts, may not be covered by insurance. The cost of business insurance coverage has increased, and may in the future increase, significantly. Insurance coverage for all or some forms of liability may become unavailable or prohibitively expensive in the future. We cannot assure you that we will be able to obtain insurance coverage in the future, or that insurance will continue to be available on a cost-effective basis, if at all.

        The health care industry continues to receive significant negative publicity regarding the public's perception of it. This publicity and public perception have been accompanied by increased litigation, in some cases resulting in:

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  large jury awards,

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  legislative activity,

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  regulation, and

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  governmental review of industry practices.

        These factors, as well as any negative publicity about us in particular, could adversely affect our ability to market our products or services and to attract and retain members, may require us to change our products or services, may increase the regulatory burdens under which we operate and may require us to pay large judgments or fines. Any combination of these factors could further increase our cost of doing business and adversely affect our financial position, results of operations and cash flows.

CMS's risk adjustment payment system and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations.

        All of the Medicare Advantage programs we offer are subject to Congressional appropriation. As a result, our profitability is dependent, in large part, on continued funding for government healthcare programs at or above current levels. The reimbursement rates paid to health plans like ours by the Federal government are established by contract, although the rates differ depending on a combination of factors such as a member's health status, age, gender, county or region, benefit mix, member eligibility categories, and the plans' risk scores.

        CMS has implemented a risk adjustment model that apportions premiums paid to Medicare health plans according to health severity. The risk adjustment model pays more for enrollees with predictably higher costs. Under this model, rates paid to Medicare Advantage plans are based on actuarially determined bids, which include a process whereby our prospective payments are based on a comparison of our beneficiaries' risk scores, derived from medical diagnoses, to those enrolled in the government's original Medicare program.

        Under the risk adjustment methodology, all Medicare health plans must capture, collect and submit the necessary diagnosis code information from inpatient and ambulatory treatment settings to CMS within prescribed deadlines. The CMS risk adjustment model uses this diagnosis data to calculate the risk adjusted premium payment to Medicare health plans. We generally rely on providers to code their claim submissions with appropriate diagnoses, which we send to CMS as the basis for our payment received from CMS under the actuarial risk-adjustment model. We also rely on providers to appropriately document all medical data, including the diagnosis data submitted with claims. As a result of this process, it is difficult to predict with certainty our future revenue or profitability. CMS may also change the manner in which it calculates risk adjusted premium payments in ways that are adverse to us. In addition, our own risk scores for any period may result in favorable or unfavorable adjustments to the payments we receive from CMS and our Medicare premium revenue. Because diagnosis coding is a manual process, there is the potential for human error in the recording of codings, and there can be no assurance that our contracting physicians and hospitals will be successful in improving the accuracy of recording diagnosis code information and therefore our risk scores.

        During 2008, CMS announced its intention to engage in a pilot program to more extensively audit a select group of Medicare Advantage health plans in the area of hierarchical condition category, or HCC, coding for the determination of risk score revenue. These audits were labeled "Risk Adjustment Data Validation" audits, or RADV. RADV audits review medical record documentation in an attempt to validate provider coding practices and the presence of risk adjustment conditions which influence the calculation of premium payments to Medicare Advantage plans. Following the completion of the RADV pilot, CMS has extended its audit program to randomly selected Plans for the stated purpose of generating statistically valid payment error estimates. While CMS has not yet fully disclosed its final intent with respect to RADV findings it should be noted that this audit, like any other audit pursued by CMS, may result in an adverse impact to revenue on a prospective or retrospective basis. We have been selected to participate in the extended audit program and have recently completed our initial data submission to CMS. These audits may result in retrospective adjustments to payments made to health plans. In December 2010, CMS published for public comment a new proposed RADV audit and payment adjustment methodology. The proposed methodology contains provisions allowing retroactive contract level payment adjustments for the year audited using an extrapolation of the "error rate" identified in audit samples. Depending on the methodology utilized, potential payment adjustments could have a material adverse effect on our results of operations, financial position and cash flows.

        Coincident with phase-in of the risk-adjustment methodology, CMS also adjusted payments to Medicare Advantage plans by a "budget neutrality" factor. CMS implemented the budget neutrality factor to prevent overall health plan payments from being reduced during the transition to the risk-adjustment payment model. CMS first developed the payment adjustments for budget neutrality in 2002 and began to use them with the 2003 payments. CMS began phasing out the budget neutrality adjustment in 2007 and will fully eliminate it by 2011. The risk adjustment methodology and phase-out of the budget neutrality factor will reduce our plans' premiums unless our risk scores increase. We do not know if our risk scores will increase in the future or, if they do, that the increases will be large enough to offset the elimination of this adjustment. As a result of the CMS payment methodology described previously, the amount and timing of our CMS monthly premium payments per member may change materially, either favorably or unfavorably. In addition, the possibility exists that CMS may reduce revenues in the future for plans whose risk scores have increased significantly greater than the general Medicare average increase in risk scores. If our risk scores increase significantly greater than the general Medicare average increase, and CMS introduces this approach, it could adversely affect our results of operations.

We rely on the accuracy of information provided by CMS regarding the eligibility of an individual to participate in our Medicare Advantage plans, and any inaccuracies in those lists could cause CMS to recoup premium payments from us with respect to members who turn out not to be ours, or could cause us to pay benefits in respect of members who turn out not to be ours, which could reduce our revenue and profitability.

        Premium payments that we receive from CMS are based upon eligibility lists produced by Federal and local governments. From time to time, CMS requires us to reimburse it for premiums that we received from CMS based on eligibility and dual-eligibility lists that CMS later discovers contained individuals who were not in fact residing in our service areas or eligible for any government- sponsored program or were eligible for a different premium category or a different program. We may have already provided services to these individuals and reimbursement of amounts paid on behalf of services provided to them may be unrecoverable. In addition to recoupment of premiums previously paid, we also face the risk that CMS could fail to pay us for members for whom we are entitled to payment.

Our profitability would be reduced as a result of this failure to receive payment from CMS if we had made related payments to providers and were unable to recoup these payments from them.

If we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets.

        We contract with physicians, hospitals and other providers to deliver health care to our members. Our Medicare Advantage products encourage or require our customers to use these contracted providers. In some circumstances, these providers may share medical cost risk with us or have financial incentives to deliver quality medical services in a cost-effective manner. Our operations and profitability are significantly dependent upon our ability to enter into appropriate cost-effective contracts with hospitals, physicians and other healthcare providers that have convenient locations for our members in our geographic markets.

        In the long term, our ability to contract successfully with a sufficiently large number of providers in a particular geographic market will affect the relative attractiveness of our Medicare Advantage and managed care products in that market. Any difficulty in contracting with providers in a market could preclude us from renewing or from entering our Medicare contracts in that market. We will be required to establish acceptable provider networks prior to entering new markets. We may be unable to maintain our relationships with our network providers or enter into agreements with providers in new markets on a timely basis or under favorable terms. In any particular market, providers could refuse to contract with us, demand to contract with us, demand higher payments, or take other actions that could result in higher health care costs for us, less desirable products for members, disruption of benefits to our members, or difficulty meeting regulatory or accreditation requirements. In some markets, some providers, particularly hospitals, physician specialty groups, physician/hospital organizations or multi-specialty physician groups, may have significant market positions and negotiating power. In addition, physician or practice management companies, which aggregate physician practices for administrative efficiency and marketing leverage, may compete directly with us. In our southeastern Texas HMO market, one of our significant provider groups has formed a health plan. If, at some point, this provider group refuses to contract with us, uses its market position to negotiate favorable contracts or otherwise places us at a competitive disadvantage, our ability to market products or to be profitable in that market could be adversely affected.

        In some situations, we have contracts with individual or groups of primary care physicians for a fixed, per-member-per-month fee under which physicians are paid an amount to provide all required medical services to our members. This type of contract is referred to as a "capitation" contract. The inability of providers to properly manage costs under these capitation arrangements can result in the financial instability of these providers and the termination of their relationship with us. In addition, payment or other disputes between a primary care provider and specialists with whom the primary care provider contracts can result in a disruption in the provision of services to our members or a reduction in the services available to our members. The financial instability or failure of a primary care provider to pay other providers for services rendered could lead those other providers to demand payment from us even though we have made our regular fixed payments to the primary provider. There can be no assurance that providers with whom we contract will properly manage the costs of services, maintain financial solvency or avoid disputes with other providers. Any of these events could have an adverse effect on the provision of services to our members and our operations, resulting in loss of membership or higher healthcare costs or other adverse effects.

Substantially all our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired.

        We earn substantially all of our revenue from our Medicare businesses in which CMS is not only our largest customer but also our regulator. If we are unable to maintain a constructive relationship with CMS, our business could suffer materially. As a government contractor, we provide our Medicare benefits and other services through a limited number of contracts with Federal government agencies. These contracts generally have terms of one or two years and are subject to non-renewal by the applicable agency. All of our government contracts are terminable for cause if we breach a material provision of the contract or violate relevant laws or regulations. In addition, a government agency may suspend our right to add new members if it finds deficiencies in our provider network or operations, as was the case for a significant portion of the 2011 selling season as a result of CMS sanctions. If we are unable to renew, or to successfully re-bid or compete for any of our government contracts, or if any of our contracts are terminated, our business could be substantially impaired. If any of those circumstances were to occur, we would likely pursue one or more alternatives, such as

  •
  seeking to enter into contracts in other geographic markets,

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  seeking to enter into contracts for other services in our existing markets, or

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  seeking to acquire other businesses with existing government contracts.

        If we were unable to do so, we could be forced to cease conducting business. In this event, our revenues and profits would decrease materially.

A reduction in the number of members in our health plans could adversely affect our results of operations.

        A reduction in the number of members in our health plans could adversely affect our results of operations. The principal factors that could contribute to the loss of membership are:

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  regulatory changes such as MIPPA which resulted in the loss of approximately 60,000 members;

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  regulatory actions, such as the CMS sanctions imposed in November 2010, which prevented us from marketing and enrolling new Medicare Advantage members for a significant portion of the 2011 selling season;

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  competition in premium or plan benefits from other health care benefit companies;

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  competition from physicians or other provider groups who may elect to form their own health plans;

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  inability to develop and maintain satisfactory relationships with the providers of care to our members;

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  our increases in premiums or benefit changes;

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  our exit from a market or the termination of a health plan;

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  negative publicity and news coverage relating to our company or the managed health care industry generally;

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  general economic conditions that induce beneficiaries to cancel their coverage; and

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  catastrophic events, such as epidemics, natural disasters, man-made catastrophes and other unforeseen occurrences.

We derive a substantial portion of our Medicare Advantage HMO revenues and profits from Medicare Advantage HMO operations in Texas, and legislative actions, economic conditions or other factors that adversely affect those operations could materially reduce our revenues and profits.

        We derive a substantial portion of our Medicare Advantage HMO revenues and profits from Medicare Advantage HMO operations in Texas. If we are unable to continue to operate in Texas, or if we must significantly curtail our current operations in any portion of Texas, our revenues will decrease materially. Our reliance on our operations in Texas could cause our revenues and profitability to change suddenly and unexpectedly, depending on legislative actions, economic conditions and similar factors.

We may experience future lapsation in our Medicare supplement business, requiring faster amortization of the deferred acquisition costs.

        We have in the past experienced higher than expected lapsation in our Medicare supplement business. We believe competitive pressure from other Medicare supplement companies and Medicare Advantage products, as well as the departure of some of our sales managers, and other factors, contributed to the level of lapsation. This excess lapsation required us to accelerate the amortization of the deferred acquisition cost and present value of future profits assets associated with the business that lapsed. We cannot give assurances that lapsation of our Medicare supplement business will not again increase, requiring faster amortization of the deferred costs.

We no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur.

        We stopped selling new long-term care business at the end of 2004. As of December 31, 2010, approximately $27 million of annualized premium remains in force, of which we retain approximately $19 million.

        We estimate costs associated with long-duration insurance policies, such as long-term care policies sold to individuals, for which some of the premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years. These future policy benefit reserves are recognized on a net level premium method based on interest rates, mortality, morbidity, withdrawal and maintenance expense assumptions from published actuarial tables, as modified based upon actual experience.

        The assumptions used to determine the liability for future policy benefits are established and locked in at the time each contract is acquired and would only change if our expected future experience deteriorated to the point that the level of the liability, together with the present value of future gross premiums, are not adequate to provide for future expected policy benefits. Long-term care policies provide for long-duration coverage and, therefore, our actual claims experience will emerge many years after assumptions have been established. The risk of a deviation of the actual morbidity and mortality rates from those assumed in our reserves are particularly significant to our closed block of long-term care policies. We monitor the loss experience of these long-term care policies, and, when necessary, apply for premium rate increases through a regulatory filing and approval process in the jurisdictions in which such products were sold. However, to the extent actual premium rate increases or loss experience vary from our acquisition date assumptions, adjustments to increase reserves could be required.

        Our block of long-term care business continues to generate losses; a portion of the losses we have incurred relates to a specific block of Florida home health care business that we stopped selling in 1999.

        There can be no assurance that our expected future premiums will be adequate to cover future claims expense. Additionally there can be no assurance that rate increases we may seek will be approved by the applicable state regulators or, if approved, will be adequate to fully mitigate adverse loss experience. We may be required to post additional reserves to cover premium deficiencies that may develop in the future, which could be material.

Our business and its growth are subject to risks related to difficulties in the financial markets and general economic conditions.

        Over the past several years, financial markets around the world experienced extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades and declining or indeterminate valuations of many investments and declines in real estate values. Governments took unprecedented actions intended to address these market conditions. While currently these conditions have not impaired our ability to access credit markets and finance our operations, largely because our financing has generally come from internal cash generation since September 2007, there can be no assurance that there will not be a further deterioration in financial markets and confidence in major economies or that any deterioration in markets or confidence will not impair our ability to access credit markets and finance our operations.

        These economic developments affect businesses such as ours in a number of ways, many of which we cannot predict. Among the potential effects could be further writedowns in the value of investments we hold and an inability to access credit markets should we require external financing. In addition, it is possible that economic conditions, and resulting budgetary concerns, could prompt the federal government to make changes in the Medicare program, which could adversely affect our results of operations. We are unable to predict the likely duration and severity of the current disruptions in financial markets and adverse economic conditions, or the effects these disruptions and conditions could have on us.

We may suffer losses due to fraudulent activity, which could adversely affect our financial condition and results of operation.

        Traditional Medicare and the newer Medicare Advantage plans have in the past been subject to fraudulent activity perpetrated by actual and purported beneficiaries and providers, as well as others. In 2009 we incurred losses as a result of a fraudulent scheme or a group of similar fraudulent schemes. While we have undertaken efforts to prevent these schemes, there can be no assurance that we will not again become the target of fraud, or that we will detect fraud prior to incurring losses. The need to expend effort and construct infrastructure to combat fraud requires significant expenditures. These expenditures, and losses arising from any fraud that we suffer, could have a material adverse effect on our financial condition and results of operations.

The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operation.

        We are exposed to various risks arising out of natural disasters, such as:

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  earthquakes;

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  hurricanes;

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  floods, tornadoes;

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  pandemic health events such as avian influenza; and

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  man-made disasters, such as acts of terrorism, political instability and military actions.

        For example, a natural or man-made disaster could lead to unexpected changes in persistency rates as policyholders and members who are affected by the disaster may be unable to meet their contractual obligations, such as payment of premiums on our insurance policies. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt communications and financial services and other aspects of public and private infrastructure, which could disrupt our normal business operations.

        A natural or man-made disaster also could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us. In addition, a disaster could adversely affect the value of the assets in our investment portfolio if it affects companies' ability to pay principal or interest on their securities.

If we are unsuccessful in our acquisitions it may have an adverse effect on our business, growth plans, financial condition and results of operations.

        The rapid growth in the size and complexity of our operations has placed, and will continue to place, significant demands on our management, operations systems, accounting systems, internal control systems and financial resources. As part of our strategy, we have experienced, and may continue to experience, growth through acquisitions, including following the consummation of the Transactions.

        Acquisitions involve numerous risks, some of which we have experienced in the past, such as:

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  difficulties in the integration of operations, technologies, products, systems and personnel of the acquired company;

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  diversion of financial and management resources from existing operations;

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  potential increases in policy lapses;

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  potential losses from unanticipated litigation, undiscovered or undisclosed liabilities or unanticipated levels of claims;

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  inability to generate sufficient revenue to offset acquisition costs;

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  loss of key customer accounts;

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  loss of key provider contracts or renegotiation of existing contracts on less favorable terms; and

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  other systems and operational integration risks.

        In addition, we generally are required to obtain regulatory approval from one or more governmental agencies when making acquisitions, which may require a public hearing, regardless of whether we already operate a plan in the state in which the business to be acquired is located. We may be unable to comply with these regulatory requirements for an acquisition in a timely manner, or at all. Moreover, some sellers may insist on selling assets that we may not want, such as commercial lines of business, or transferring their liabilities to us as part of the sale of their companies or assets. Even if we identify suitable acquisition targets, we may be unable to complete acquisitions or obtain the necessary financing for acquisitions on terms favorable to us, or at all.

        To the extent we complete an acquisition, we may be unable to realize the anticipated benefits from it because of operational factors or difficulties in integrating the following or other aspects of acquisitions with our existing businesses:

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  additional employees who are not familiar with our operations;

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  new provider networks, which may operate on terms different from our existing networks;

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  additional members, who may decide to transfer to other healthcare providers or health plans;

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  disparate information technology, claims processing and record keeping systems; and

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  accounting policies, some of which require a high degree of judgment or complex estimation processes, such as estimates of reserves, IBNR claims, valuation and accounting for goodwill and intangible assets, stock-based compensation and income tax matters.

        For all of the above reasons, we may not be able to implement our acquisition strategy successfully, which could materially adversely affect our growth plans and on our business, financial condition and results of operations.

        Furthermore, in the event of an acquisition or investment, you should be aware that we may issue stock that would dilute stock ownership, incur debt that would restrict our cash flow, assume liabilities, incur large and immediate write-offs, incur unanticipated costs, divert management's attention from our existing business, experience risks associated with entering markets in which we have no or limited prior experience, or lose key employees from the acquired entities or our historical business.

Any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects.

        As part of our business strategy, we frequently engage in discussions with third parties regarding possible investments, acquisitions, dispositions, strategic alliances, joint ventures and outsourcing transactions and often enter into agreements relating to these transactions that are designed to enhance our business objectives. In order to pursue this strategy successfully, we must identify suitable candidates for, and successfully complete, transactions as well as effectively integrate any acquired companies into our operations and efficiently separate any businesses we sell, such as the Transactions. If we fail to identify and successfully complete transactions that further our strategic objectives, we may be required to expend resources to develop products and technology internally, we may be unable to sustain our historical growth rates, we may be put at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on our results of operations, financial position or cash flows.

Failure to manage our internal growth and expansion could have a material adverse effect on our business, financial condition and results of operations.

        Additionally, we are likely to incur additional costs if we develop new product offerings or enter new service areas or states where we do not currently operate, which may limit our ability to expand to, or further expand in, those areas. Our rate of expansion into new geographic areas may also be limited by:

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  our inability to raise sufficient capital;

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  the time and costs associated with designing and filing new product forms and recruiting related sales forces to offer products in the new area;

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  the time and costs associated with obtaining regulatory approval to operate in the new area or expanding our licensed service area, as the case may be;

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  our inability to develop a network of physicians, hospitals, and other healthcare providers that meets our requirements and those of the applicable regulators;

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  competition, which could increase the costs of recruiting members, reduce the pool of available members, or increase the cost of attracting and maintaining our providers;

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  the cost of providing healthcare services in those areas;

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  the cost of implementation and on-going administration of newly developed programs and services;

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  our inability to achieve sufficient scale of operations to cover the administration and marketing costs associated with entering new markets; and

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  demographics and population density.

        Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to effectively manage our growth could have a material adverse effect on our business, financial condition or results of operations.

We have incurred and may in the future incur significant expenses in connection with the implementation and expansion of our new Medicare Advantage plans, which could adversely affect our operating results.

        Over the years, we have significantly expanded our Medicare Advantage operations. As a result of the passage of MIPPA, as of January 1, 2011, we will continue to offer PFFS products only in areas that have either met approved CMS network access requirements or are in certain designated rural areas. We developed network-based products in selected core markets to enable the migration of our PFFS membership to these products. We expect to continue to expand our network and product offerings.

        In connection with this expansion, we have incurred expenses to upgrade and improve our infrastructure, technology, and systems to manage these products, and will in the future incur additional expenses. In particular, we incurred the following expenses in connection with the implementation and expansion of our Medicare Advantage program:

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  hiring and training of personnel to establish and manage systems, operations, regulatory relationships, and materials;

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  systems development and upgrade costs, such as hardware, software and development resources;

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  marketing and sales;

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  enrolling new members;

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  developing and distributing member materials such as ID cards and member handbooks; and

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  handling sales inquiry and customer service calls.

        There can be no assurance that we will recoup these expenditures or that they will result in profitable operations, currently or in the future.

Our business may be materially adversely impacted by CMS's adoption of the new coding set for diagnoses.

        CMS has adopted a new coding set for diagnoses, commonly known as ICD-10, which significantly expands the number of codes utilized. The new coding set is currently required to be implemented by October 1, 2013. We may be required to incur significant expenses in implementing the new coding set. If we do not adequately implement the new coding set, our business and results of operations may be materially adversely affected.

If we fail to properly maintain the integrity of our data and information systems, our business could be materially adversely affected.

        Our business depends significantly on efficient, effective and secure information systems and the integrity and timeliness of the data we use to run our business. We have various information systems that support our operating segments. The information gathered and processed by our management information systems assists us in, among other things, marketing and sales tracking, underwriting, billing, claims processing, medical management, medical care cost and utilization trending, financial and management accounting, reporting, planning and analysis and e-commerce. These systems also support on-line customer service functions, provider and member administrative functions and support tracking and extensive analyses of medical expenses and outcome data.

        Our information systems and applications require an ongoing commitment of significant resources to maintain, protect and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and changing customer preferences. If the information we rely upon to run our businesses were to be found to be inaccurate or unreliable, if we fail to properly maintain our information systems and data integrity, or if we fail to successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner, we could have operational disruptions, have problems in determining medical cost estimates and establishing appropriate pricing, have customer and physician and other health care provider disputes, lose our ability to produce timely and accurate reports, have regulatory or other legal problems, have increases in operating and administrative expenses, lose existing customers, have difficulty in attracting new customers or in implementing our growth strategies, sustain losses due to fraud or suffer other adverse consequences.

        To the extent we fail to maintain effective information systems, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. In addition, we have outsourced the operation of our data centers to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed.

        Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential health information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may be inadequate to prevent security breaches, and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if they are not prevented.

        There can be no assurance that our process of improving existing systems, developing new systems to support our expanding operations, integrating new systems, protecting our proprietary information, and improving service levels will not be delayed or that additional systems issues will not arise in the future. Failure to adequately protect and maintain the integrity of our information systems and data may result in a material adverse effect on our financial positions, results of operations and cash flows.

If our reinsurers fail to meet their financial obligations, it could require us to fund significant liabilities.

        Like many insurance companies, we transfer exposure to certain risks to others through reinsurance arrangements. Under these arrangements, the reinsurers assume a portion of the premium on the reinsured business and are responsible for a portion of the losses and expenses on that business. At December 31, 2010, we had $718 million recoverable from reinsurers, including $706 million recoverable on future policy benefits and unpaid claims, $4 million in funds held and $8 million for amounts due on paid claims and commissions and expense allowances, net of premiums reinsured. When we obtain reinsurance, we are still liable for those transferred risks if the reinsurer cannot meet its obligations. Therefore, the inability of our reinsurers to meet their financial obligations may require us to increase liabilities, thereby reducing our net income and overall profitability.

Our reliance upon third party administrators and other outsourcing arrangements may disrupt or adversely affect our operations.

        We depend, and may in the future increase our dependence, on independent third parties for significant portions of our data center operations, data network, voice communication services and pharmacy data processing and payment and other systems-related support, equipment, facilities and data. This dependence makes our operations vulnerable to the third parties' failure to perform adequately under the contract, due to internal or external factors. In the future, this dependence may increase as we may outsource additional areas of our business operations to additional vendors. If our relationships with our outsourcing partners are significantly disrupted for any reason, we may not be able to find an alternative partner in a timely manner or on acceptable financial terms. As a result, we may not be able to meet the demands of our customers and, in turn, our business, cash flows, financial condition and results of operations may be harmed.

        We have outsourced portions of the operation of our data center, call centers and new business processing services to independent third parties and may from time to time obtain additional services or facilities from other independent third parties. Dependence on third parties for these services and facilities may make our operations vulnerable to their failure to perform as agreed. Incorrect information from these entities could generate inaccurate or incomplete membership and payment reports concerning our Medicare eligibility and enrollment, and claims information used by CMS to determine plan benefit subsidies and risk corridor payments. This could cause us to incur additional expense to utilize additional resources to validate, reconcile and correct the information. We have not been able to independently test and verify some of these third party systems and data. There can be no assurance that future third party data will not disrupt or adversely affect our plans' relationships with our members or our results of operations. A change in service providers or a move of services from a third party to internal operations could result in a decline in service quality and effectiveness, increased cost or less favorable contract terms which could adversely affect our operating results. Some of our outsourced services are being performed offshore. CMS requires attestations from plans that utilize the services of offshore vendors as to the vendors' ability to perform delegated functions. Prevailing economic conditions and other circumstances could prevent our offshore vendors' ability to adequately perform as agreed, which would impair our ability to provide the requisite attestations to CMS and could have a material adverse effect on our results of operations and financial condition.

Our business may suffer if we are not able to hire and retain sufficient qualified personnel or if we lose our key personnel.

        Our future success depends partly on the continued contribution of our senior management and other key employees. While we currently have employment agreements with key executives, these do not guarantee that the services of these executives will continue to be available to us. The loss of the services of any of our senior management, or other key employees, including as a result of the Transactions, could harm our business. In addition, recruiting and retaining the personnel we require to effectively compete in our markets may be difficult. If we fail to hire and retain qualified employees, we may not be able to maintain and expand our business.

The limited annual enrollment period may make it difficult to retain an adequate sales force.

        As a result of the limited annual enrollment period and the subsequent "lock-in" provisions of the MMA, our internal and external sales force may be limited in its ability to market some of our products year-round. Our agents rely substantially on sales commissions for their income. Given the limited annual sales window, it may become more difficult to find agents to market and promote our products.

We may be responsible for the actions of our independent and career agents, and restrictions on our ability to market would adversely affect our revenue.

        In regulatory proceedings and reviews and other litigation regulators and our members sometimes claim that agents failed to comply with applicable laws, regulations and rules, or acted improperly in other ways, and that we are responsible for the alleged failure. We could be liable for contractual and extra-contractual damages on these claims and other penalties, such as a suspension from marketing and enrolling new members. We cannot assure you that any future claim will not result in material liability in the future. Federal and state regulators increasingly scrutinize the marketing practices of insurers, such as Medicare Advantage and PFFS plans and MA-PDs and their marketing agents, and there is no guarantee that regulators will not continue to scrutinize the practices of our Medicare Advantage plans and our marketing agents, and that such practices will not expose us to liability.

        We rely on our marketing and sales efforts for a significant portion of our premium revenue growth. The Federal government and state governments in the states in which we currently operate permit marketing but impose strict requirements and limitations as to the types of marketing activities that we may conduct. If our marketing efforts were to be prohibited or curtailed, our ability to increase or sustain membership would be significantly harmed, which would adversely affect our revenue and results of operations.

        Similarly, Federal and state governments and regulatory agencies have recently placed an increased focus on the sales and marketing of private fee-for-service plans. Concerns over the growing number of market conduct complaints regarding improprieties in agents' sales activities of private fee-for-service plans have spawned stricter marketing standards by CMS relating to these plans and their agents. This heightened focus on market conduct and stricter standards in the marketing and sales of private fee-for-service plans has required us to modify our systems, increase our costs and change our agent training requirements, which could result in a material adverse effect on our results of operations and financial condition.

We may not be able to compete successfully if we cannot recruit and retain insurance agents, which could materially adversely affect our business and ability to compete.

        We distribute our products principally through career agents and independent agents who we recruit and train to market and sell our products. We also engage managing general agents from time to time to recruit agents and develop networks of agents in various states. Strong competition exists for sales agents. We compete with other insurance companies for productive agents, primarily on the basis of our financial position, support services, compensation and product features. It can be difficult to successfully compete for productive agents with larger insurance companies that have higher financial strength ratings than we do. In addition, our ability to attract, motivate and retain agents may be negatively impacted by the CMS sanction which prevented our agents from marketing to and enrolling new Medicare Advantage members during a significant portion of the 2011 selling season. Our business and ability to compete will suffer if we are unable to recruit and retain insurance agents or if we lose the services provided by our managing general agents.

We make cash advances to our agents to assist in the development of agency offices and recruitment of agents.

        We historically invested in our career distribution agencies to provide monetary assistance in the development of offices and recruitment of agents to build a controlled distribution force for our various products. In late 2006, we began recruiting career managers to develop offices for distribution of our products. We have opened a significant number of new "expansion" offices since then. We have advanced much of the cost of the development of these new offices; however, these costs are the responsibility of the manager of the individual office, to be repaid from future profits of the office. Collection of these advances is generally made from the commissions earned from the production of these offices or personal guarantees of the office managers. We incurred charges of $13.6 million and $15.0 million with respect to these matters during 2009 and 2010, respectively and there can be no assurance that production levels or personal assets of the managers will be sufficient to repay the obligation and that we will not be required to incur additional charges.

A significant portion of our assets are invested in fixed income securities and other securities that are subject to market fluctuations, which have recently been intensified by general economic conditions.

        A significant portion of our investment portfolio consists of fixed income securities and other investment securities. Our portfolio can be viewed on our web site, www.universalamerican.com, in the "Investors" section. Our reference to the web site in this proxy statement/prospectus is not intended to, and does not, incorporate the information contained in the web site into this proxy statement/prospectus.

        The fair value of these assets and the investment income from these assets generally fluctuate depending on general economic and market conditions, and these variations have been exacerbated by the ongoing adverse economic conditions. The fair value of our investments in fixed income securities generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease in a direct relationship with fluctuations in interest rates; in addition, these values and prospective income have been adversely affected by general economic conditions. Moreover, actual net investment income or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset- backed securities, may differ from those anticipated at the time of investment or at various financial statement dates as a result of interest rate fluctuations, general economic conditions and other factors.

        Because our investment securities are classified as available for sale, we reflect changes in the fair value of these securities in our consolidated balance sheets. Therefore, interest rate fluctuations and changes in the values of securities we hold could adversely affect our results of operations and financial condition.

Further deterioration in the mortgage-backed securities market or significant deterioration in the mortgage-backed securities we hold could adversely affect our results of operations or financial condition.

        We have recognized other-than-temporary impairment in the value of some of our securities with exposure to subprime mortgages, securities issued by financial institutions and some of our other securities. As to the economy in general, as well as the market for mortgage-backed securities with exposure to subprime mortgages and securities issued by financial institutions have deteriorated, these securities have become increasingly illiquid. If the mortgage-backed securities with exposure to subprime mortgages in our portfolio experience significantly greater rates of collateral loan defaults than currently expected, or financial institutions again come under increasing financial stress, we might need to continue to impair the value of our securities, which could adversely affect our results of operations or financial condition.

        Additionally, mortgage-backed securities are subject to prepayment risks that vary with interest rates, among other things. During periods of declining interest rates, mortgage-backed securities generally prepay faster as the underlying mortgages are prepaid or refinanced by borrowers in order to take advantage of lower rates. Mortgage-backed securities that have an amortized cost greater than par because we purchased them at a premium may incur a reduction in yield or a loss as a result of these prepayments.

        In addition, in connection with the other-than-temporary impairments that we have recognized for financial statement purposes, we believe we have available opportunities to recover the tax assets generated by the other-than-temporary impairments. Circumstances may arise in the future that cause us to re-determine the recoverability of those tax benefits, which could result in the loss of the tax benefits we expect to take.

We may not have adequate intellectual property rights in our brand names for our health plans, and we may be unable to adequately enforce these rights.

        Our success depends, in part, upon our ability to market our health plans under the brand names that we own or license. We may not have taken enforcement action to prevent infringement of our marks and may not have secured registrations of the other brand names that we use in our business. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Policing unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property rights. Other businesses may have prior rights in our brand names or in similar names, which could cause market confusion or limit or prevent our ability to use these marks or prevent others from using similar marks. If we are unable to prevent others from using our brand names, or if others prohibit us from using them, our revenues could be adversely affected. Even if we are able to protect our intellectual property rights in our brands, we could incur significant costs in doing so.

Our results of operations and stockholders' equity could be materially adversely affected if we have an impairment of our intangible assets.

        Due to our past acquisitions, goodwill and other intangible assets represent a significant portion of our total assets. After giving effect to the Part D Transaction, our goodwill and other intangible assets would have been approximately $115 million as of December 31, 2010 , or approximately 4% of our total assets as of such date. In accordance with applicable accounting standards, we perform periodic assessments of our goodwill and other intangible assets to determine whether all or a portion of their carrying values may no longer be recoverable, in which case a charge to earnings may be necessary. This impairment testing requires us to make assumptions and judgments regarding the estimated fair value of our reporting units. Fair value is calculated using a blend of a projected income and market value approach. Estimated fair values developed based on our assumptions and judgments might be significantly different if other assumptions and estimates were to be used. Any future evaluations requiring an asset impairment of our goodwill and other intangible assets could materially affect our results of operations and stockholders' equity in the period in which the impairment occurs.

If we are required to maintain higher statutory capital levels for our existing operations or if we are subject to additional capital reserve requirements as we pursue new business opportunities, our ability to obtain funds from our subsidiaries may be restricted and our cash flows and liquidity may be adversely affected.

        Because we operate as a holding company, it is dependent upon dividends and administrative expense reimbursements from its subsidiaries to fund its obligations, such as payment of principal and interest on its debt obligations. These subsidiaries generally are regulated by state departments of insurance. Our health plan and insurance company subsidiaries are subject to laws and regulations that limit the amount of dividends and distributions they can pay for purposes other than to pay income taxes related to their earnings. These laws and regulations also limit the amount of management fees our subsidiaries may pay to our management subsidiaries and their other affiliates without prior notification to, or in some cases approval of, state regulators.

        We are also required by law to maintain specific prescribed minimum amounts of capital in these subsidiaries. The levels of capitalization required depend primarily upon the volume of premium generated. A significant increase in premium volume will require additional capitalization from our parent company. In most states, we are required to seek prior approval by these state regulatory authorities before we transfer money or pay dividends that exceed specified amounts from these subsidiaries, or, in some states, any amount. The pre-approval and notice requirements vary from state to state, and the discretion of the state regulators, if any, in approving or disapproving a dividend is not always clearly defined. Subsidiaries that declare non-extraordinary dividends must usually provide notice to the regulators in advance of the intended distribution date. If the regulators were to deny or significantly restrict our subsidiaries' requests to pay dividends to us or to pay management and other fees to affiliates, the funds available to us would be limited, which could impair our ability to implement our business and growth strategy and satisfy our debt obligations, or we could be required to incur additional indebtedness to fund these strategies.

        In addition, one or more of these states could increase the statutory capital level from time to time. States have also adopted risk-based capital requirements based on guidelines adopted by the National Association of Insurance Commissioners, which tend to be, although are not necessarily, higher than existing statutory capital requirements. Regardless of whether the states in which we operate maintain or adopt risk-based capital requirements, the state departments of insurance can require our subsidiaries to maintain minimum levels of statutory capital in excess of amounts required under the applicable state laws if they determine that maintaining additional statutory capital is in the best interests of our insureds. Any increases in these requirements could materially increase our reserve requirements. In addition, as we continue to expand our plan offerings in new states or pursue new business opportunities, such as our expansion of private fee-for-service products and health plans in new markets, we may be required to maintain additional statutory capital reserves. In either case, our available funds could be materially reduced, which could harm our ability to implement our business strategy.

        In the event that we are unable to provide sufficient capital to fund our debt obligations, our operations or financial position may be adversely affected.

Downgrades in our debt ratings or insurance company financial strength ratings, should they occur, may adversely affect our business, financial condition and results of operations.

        Increased public and regulatory concerns regarding the financial stability of insurance companies and health plans have resulted in consumers placing greater emphasis upon financial strength ratings. Claims paying ability, financial strength, and debt ratings by recognized rating organizations are increasingly important factors in establishing the competitive position of insurance companies and health plans. Ratings information is broadly disseminated and generally used throughout the industry. Our ability to expand and to attract new business is affected by the financial strength ratings assigned to our subsidiaries by independent industry rating agencies, such as A.M. Best Company, Inc. Some distributors such as financial institutions, unions, associations and affinity groups may not sell our products to these groups unless the rating of our subsidiary writing the business improves to at least an "A-." The lack of higher A.M. Best ratings for our subsidiaries could adversely affect sales of our products.

        Our debt ratings affect both the cost and availability of future borrowings. Each of the rating agencies reviews its ratings periodically and there can be no assurance that current ratings will be maintained in the future. Our ratings reflect each rating agency's opinion of our financial strength, operating performance, and ability to meet our debt obligations or obligations to policyholders, but are not evaluations directed toward the protection of investors in our common stock and should not be relied upon as such. There is no assurance that the rating agencies will maintain our current ratings in the future. Any future downgrade in our ratings may cause our policyholders and members to lapse, and may cause some of our agents to sell less of our products or to cease selling our products altogether. A downgrade in our ratings may also limit our access to capital markets, increase the cost of debt, impair our ability to refinance debt and limit our capacity to support growth at our insurance subsidiaries. Increased lapse rates would reduce our premium revenue and net income. Thus, downgrades in our ratings, should they occur, may adversely affect our business, financial condition and results of operations.

Some of our directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally.

        Some of our directors and executive officers have and may continue to have significant equity ownership in our company, employment, indemnification and severance benefit arrangements, potential rights to other benefits on a change in control and rights to ongoing indemnification and insurance that result in their having interests that may differ from the interests of our shareholders generally. The receipt of compensation or other benefits by our directors or executive officers in connection with any acquisition or disposition may make it more difficult to retain their services after the acquisition or disposition, or require the combined company to expend additional sums to continue to retain their services.

If we are unable to maintain effective internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the price of our common stock.

        Because of our status as a public company, we are required to test our financial, internal, and management control systems to meet obligations imposed by the Sarbanes-Oxley Act of 2002. These control systems relate to our corporate governance, corporate control, internal audit, disclosure controls and procedures, and financial reporting and accounting systems. Our disclosure controls and procedures and our internal control over financial reporting may not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within our company have been detected. Among these inherent limitations are the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The individual acts of some persons or the collusion of two or more people can circumvent controls. The design of any system of controls is based in part on assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures.

        If we conclude that we do not have effective internal controls over financial reporting or if our independent auditors are unable to conclude that our internal controls over financial reporting are effective, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock. Our assessment of our internal controls over financial reporting may also uncover material weaknesses, significant deficiencies or other issues with these controls that could also result in adverse investor reaction. These results may also subject us to adverse regulatory consequences.

Risks Relating to Investing in the Series A Preferred Shares

We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem our Series A Preferred Shares.

        We will be required to pay quarterly dividends on our Series A Preferred Shares which are cumulative commencing on April 29, 2011 from funds legally available for such purpose when, as and if declared by our Board. We may not have sufficient cash available each quarter to pay dividends. In addition, pursuant to the terms of the Series A Preferred Shares, we are required to redeem for cash, from funds legally available for such purpose, all Series A Preferred Shares then outstanding on May 1, 2017 at a redemption price equal to the liquidation preference per share plus all accrued and unpaid dividends thereon. We may have insufficient cash available to redeem the Series A Preferred Shares at such time.

Series A Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional shares of preferred stock, including additional Series A Preferred Shares, and by other transactions.

        Our Series A Preferred Shares are subordinate to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. Our indebtedness may include restrictions on our ability to pay dividends to preferred stockholders. Moreover, our amended and restated articles of incorporation currently authorizes the issuance by the Company of up to 40,000,000 shares of preferred stock in one or more classes or series. The issuance of additional preferred stock on a parity with the Series A Preferred Shares would dilute the interests of the holders of the Series A Preferred Shares. Any issuance of preferred stock senior to the Series A Preferred Shares or issuance of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Shares.

As a holder of Series A Preferred Shares you have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Shares will be extremely limited. Our common stock is the only class or series of our capital stock carrying full voting rights. Holders of Series A Preferred Shares will have no voting rights except as otherwise provided under Delaware law and other than the ability of at least a majority of the Series A Preferred Shares, voting together as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable, to elect (i) two (2) additional directors to serve on our Board if dividends for six or more quarterly dividend periods (whether or not consecutive) payable on our Series A Preferred Shares are in arrears or (ii) two (2) additional directors to serve on our Board if we fail to redeem the then outstanding shares of Series A Preferred Shares on the date fixed for such purpose. The maximum number of directors elected by the Series A Preferred Shares to and serving on our Board at any time shall be no more than two (2) directors. Such directors may serve on our Board until we pay, or declare and set aside for payment, the total amount of the accrued and unpaid dividends or we pay the redemption amount in full, as the case may be.

Risks Related to the Exchange Offer

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences.

        The initial shares were issued in a private transaction not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial shares for exchange shares in accordance with this exchange offer, or if you do not properly tender your initial shares in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial shares unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

        In addition, except under limited circumstances, you will not be able to obligate us to register the initial shares under the Securities Act. See "Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

The exchange shares are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares.

        The exchange shares are a new issue of securities with no established trading market. An active trading market may not develop or, even if it develops, may not last, in which case the trading price of Series A Preferred Shares could be adversely affected and your ability to transfer your shares will be limited. Even if an active trading market does develop, our exchange shares may trade at prices lower than the offering price. The trading price of our exchange shares would depend on many factors, including:

  •
  prevailing interest rates relative to the dividend yield on the exchange shares;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

The issuance of the exchange shares may adversely affect the market for the initial shares.

        To the extent the initial shares are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial shares could be adversely affected. Because we anticipate that most holders of the initial shares will elect to exchange their initial shares for exchange shares due to the absence of restrictions on the resale of exchange shares under the Securities Act, we anticipate that the liquidity of the market for any initial shares remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

Some persons, including our affiliates, who participate in the exchange offer will not receive freely tradable exchange shares and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of such shares.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange shares without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange shares. In particular, in order to participate in this exchange offer, you will be required to make certain representations, including that you are not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, including our directors and officers. If you are an affiliate of ours, you may not freely resell the exchange shares you receive unless you comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In these cases, if you transfer any exchange shares without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange shares under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability. See "The Exchange Offer" and "Plan of Distribution."

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus, including, without limitation, the information set forth or incorporated by reference in this prospectus and other risks and uncertainties set forth in this prospectus and oral statements made from time to time by our executive officers contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Statements in this prospectus that are not historical facts are hereby identified as forward-looking statements and are intended to be covered by the safe harbor provisions of the PSLRA. They can be identified by the use of the words "believe," "expect," "predict," "project," "potential," "estimate," "anticipate," "project," "should," "intend," "may," "will," and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in the Company's business and competitive strengths, all of which involve risks and uncertainties.

        Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate. We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in this prospectus. We caution readers not to place undue reliance on these forward-looking statements that speak only as of the date made.

        We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable at the time made, any or all of the forward-looking statements contained in this prospectus and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions as a consequence of known or unknown risks and uncertainties. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption "Risk Factors". We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment that is highly complicated, regulated and competitive and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus might not occur. You should carefully read this prospectus and the documents that we incorporate by reference in this prospectus in its entirety. It contains information that you should consider in making any investment decision in any of our securities.

 USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange shares in exchange for the outstanding initial shares. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial shares.

 PRO FORMA CAPITALIZATION

        The following table sets forth the unaudited pro forma capitalization of the Company as of March 31, 2011 to give effect to the Part D Transaction and as adjusted as of March 31, 2011 to give effect to the issuance of the Series A Preferred Shares. For further explanation of the effects of the Part D Transaction, see "Summary—Recent Developments" and the pro forma financial information incorporated by reference in this prospectus.

	As of March 31, 2011
	Historical Old Universal American	Historical Part D(1)	Pro forma Adjustments		Pro forma New Universal American
	(in thousands, per share amounts in dollars)
Total investments	$1,266,020	$(63,000)	$—		$1,203,020
Cash and cash equivalents	83,343	(31,525)	(32,860	)(2)	18,958
Loan payable	232,022	(203,256)	(28,766	)(3)	—
Other long-term debt	110,000	(110,000)	—		—
Series A Mandatorily Redeemable Preferred Shares	—	—	40,000	(4)	40,000

Total debt	342,022	(313,256)	11,234		40,000

STOCKHOLDERS' EQUITY
Preferred Stock:
Series A Preferred Stock	42	—	(42	)(5)	—
Series B Preferred Stock	—	—	—		—
Common stock—voting	793	—	(10	)(6)	783
Common stock—non-voting	—	—	33	(11)	33
Additional paid-in capital	807,841	—	(67,361	)(7)	740,480
Accumulated other comprehensive income (loss)	(2,628)	—	8,048	(8)	5,420
Retained earnings	702,371	(441,457)	(25,330	)(9)	235,584
Less: Treasury stock	(42,441)	—	42,441	(10)	—

Total stockholders' equity	$1,465,978	$(441,457)	$(42,221)		$982,300

(1)
Historical Part D represents a "carve-out" of the historical results of operations, assets, and liabilities attributable to Old Universal American's Medicare Part D Business and outstanding indebtedness and trust preferred securities (collectively referred to as "Part D"). Part D comprised of the legal entities Old Universal American, MemberHealth LLC, UAC Holding, Inc. and Pennsylvania Life Insurance Company after giving effect to the separation. As a result of financial statement classification differences between the consolidated balance sheets of Old Universal American and the unaudited combined condensed balance sheets for Part D incorporated by reference in the Prospectus, the total assets and total liability lines on this schedule will not equal the total assets and liabilities reported in such unaudited combined condensed balance sheets.

(2)
Represents the following pro forma adjustments to cash and cash equivalents (in thousands):

Payment of Part D Transaction-related costs	$(15,294)
Settlement of Old Universal American stock options and accelerated vesting of certain restricted stock	(34,058)
Non-Pennsylvania Life Insurance Company novation payment	18,500
Net proceeds from issuance of Preferred Stock	38,897
Settlement of interest rate swap breakage costs in connection with the Part D Transaction	(12,139)
Paydown of a portion of the Loan Payable by Universal American in connection with the Part D Transaction	(28,766)

$(32,860)

(3)
Paydown of a portion of Loan Payable by Universal American in connection with the Part D Transaction. Assumes that the Company has not incurred any third-party indebtedness.

(4)
Represents issuance of $40 million of Series A Manditorily Redeemable Preferred Shares of the Company.

(5)
The Series A Preferred Stock of Old Universal American, other than a portion of the Series A Preferred Stock of Old Universal American held by certain significant shareholders of Old Universal American (which were converted to cash and non-voting common stock of the Company), was converted into the right to receive the per share closing consideration in accordance with the Merger Agreement (for each share of Old Universal American common stock issuable upon conversion of the Series A Preferred Stock of Old Universal American) and cancelled upon closing of the Part D Transaction.

(6)
Represents the following pro forma adjustments to common stock (in thousands):

Conversion of the Old Universal American Series A Preferred Stock into the right to receive the Per Share Closing Consideration and cancellation at closing of the Part D Transaction	$9
Shares of common stock of the Company issued in connection with the settlement of Old Universal American stock options.	16
Retirement of Old Universal American treasury shares	(35)

$(10)

(7)
Represents the following pro forma adjustments to additional paid in capital (in thousands):

Shares of common stock of the Company issued in connection with the settlement of Old Universal American stock options.	$(24,635)
Net tax benefit recognized through additional paid in capital related to equity conversions	5,784
Liabilities for the cash distribution related to the unvested restricted stock and performance shares	(11,119)
Retirement of Old Universal American treasury shares	(35,429)
Other	(1,962)

$(67,361)

(8)
Release of the unrealized loss on the interest rate swap, net of deferred taxes, upon settlement in connection with the Part D Transaction.

(9)
Represents the following pro forma adjustments to retained earnings (in thousands):

After-tax income related to the non-Pennsylvania Life Insurance Company novation payment	$12,025
After-tax loss from the Part D Transaction-related costs to be recognized in 2011	(7,612)
After-tax loss related to the recognition in 2011 of the unrecognized stock compensation costs for the accelerated vesting of certain restricted stock and the settlement of options in connection with the Part D Transaction	(11,155)
Release of dividend payable amounts related to the cancellation of the unvested restricted stock and performance shares awarded to Part D Employees	103
After-tax loss related to the settlement of the interest rate swap breakage costs	(7,557)
Liabilities for the cash distribution related to the unvested restricted stock and performance shares	(4,157)
Retirement of Old Universal American treasury shares	(6,977)

$(25,330)

(10)
All treasury stock of Old Universal American were cancelled upon closing of the Part D Transaction.

(11)
To reflect the non-voting common stock issued in connection with the conversion of the existing Old Universal American Series A Preferred Stock into the right to receive the Per Share Closing Consideration in connection with the Part D Transaction.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred dividends for each of the periods indicated:

							Pro Forma(2)
	Historical
								Three Months Ended March 31, 2011
	Years Ended December 31,					Three Months Ended March 31, 2011
							Year Ended December 31, 2010
	2006	2007	2008	2009	2010
Ratio of earnings to combined fixed changes and preferred dividends(1)	3.80	4.11	4.62	8.59	12.57	—	21.66	—

(1)
The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of pre-tax income from continuing operations. Fixed charges consist of interest expense, amortized debt costs, imputed interest on rent expense, interest credited to contractholders, preferred dividends and preferred dividend issuance costs.

(2)
Reflects the effect of the Part D Transaction and the issuance of Series A Preferred Shares in each case as if it had occurred at the beginning of the specific period.

        See Exhibit 12.1 to this registration statement for the Statement of Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends and pro forma ratios.

 BUSINESS

        The Company and its subsidiaries offer a broad array of health insurance and managed care products and services, primarily to the growing Medicare population. Our principal health insurance products for the senior market are Medicare Advantage and Medicare supplement. Unless otherwise indicated or as the context requires, all references in this "Business" section to "we," "us," or "our" refer to Old Universal American (other than its Medicare Part D Business), and specifically the Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate and Other segments of Old Universal American prior to the completion of the Part D Transaction and, following the completion of the Part D Transaction, solely to the Company and its subsidiaries.

        Collectively, our insurance subsidiaries are licensed or otherwise authorized to sell health insurance, life insurance and annuities in all 50 states and the District of Columbia. Our managed care subsidiaries currently operate Medicare Advantage coordinated care plans in Texas, Wisconsin and Oklahoma.

        We were incorporated under the laws of the State of Delaware on December 22, 2010. Our common stock is listed on the NYSE under the ticker symbol "UAM". Our corporate headquarters are located at Six International Drive, Rye Brook, New York 10573 and our telephone number is (914) 934-5200.

Significant Matters During 2011

  Part D Transaction

        New Universal American was formed on December 22, 2010 as a wholly-owned subsidiary of Old Universal American. On December 30, 2010, Old Universal American entered into (i) the Merger Agreement with CVS Caremark and Merger Sub, to provide for the purchase of Old Universal American's Medicare Part D Business by CVS Caremark through the merger of Merger Sub with and into Old Universal American, with Old Universal American continuing as the surviving corporation and a wholly-owned subsidiary of CVS Caremark and (ii) the Separation Agreement with New Universal American, to provide for the separation of Old Universal American's Medicare Part D Business from its remaining businesses, which include the Medicare Advantage and Traditional Insurance businesses.

        On April 29, 2011, the parties consummated the Part D Transaction and shareholders of Old Universal American received $14.00 in cash and one share of our common stock for each share owned by them. At the closing of the Part D Transaction, Old Universal American separated all of its businesses other than its Medicare Part D Business, transferred those businesses to the Company, became a wholly-owned subsidiary of CVS Caremark, changed its name to Caremark Ulysses Holding Corp., and de-registered its shares with the Commission and de-listed its shares on the NYSE.

        In addition, at the closing of the Part D Transaction, the Company changed its name from Universal American Spin Corp. to Universal American Corp. and its shares began trading on the NYSE under the ticker symbol "UAM" on May 2, 2011. The Company now owns the businesses and assets that previously comprised Old Universal American's Senior Managed Care—Medicare Advantage, Traditional Insurance and Corporate & Other segments.

Significant Matters During 2010

  HealthCare Reform

        In March 2010, President Obama signed into law The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, which we collectively refer to as the Affordable Care Act, which enacts significant changes to various aspects of the U.S. health insurance industry. There are many important provisions of the legislation that will require additional guidance and clarification in form of regulations and interpretations in order to fully understand the impact of the legislation on our overall business, which we expect to occur over the next several years. Certain aspects of the Affordable Care Act are currently being challenged in the judicial system. In addition, Congress may withhold the funding necessary to implement the new reforms or attempt to replace the legislation with amended provisions or repeal it altogether.

        Certain significant provisions of the Affordable Care Act that will impact our business include, among others, reduced Medicare Advantage reimbursement rates, implementation of quality bonus for Star Ratings, stipulated minimum medical loss ratios, shortened annual enrollment period, non-deductible federal premium taxes assessed to health insurers, coding intensity adjustments with mandatory minimums and a limitation on the federal tax deductibility of compensation earned by individuals. The health care reform legislation is discussed in the "Risk Factors" included or incorporated by reference in this prospectus.

  CMS Sanction

        On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. According to CMS, the suspension relates primarily to agent oversight and market conduct issues and will remain in effect until CMS is satisfied that we have corrected the issues and they are not likely to recur. The suspension does not affect current members in our Medicare Advantage plans. We are working diligently to resolve these issues with CMS as quickly as possible.

  Special Dividend

        On August 19, 2010, we paid a special cash dividend of $2.00 per share to each holder of our outstanding common stock and Series A Preferred Stock. In connection with the special dividend, we made an additional principal payment of $78.0 million on our term loan, as required by our credit facility amendment.

  Sale of CHCS Services, Inc.

        In the second quarter of 2010, we sold CHCS Services, Inc., our administrative services company, to Patni Americas, Inc., which we refer to as Patni, a wholly-owned subsidiary of Patni Computer Systems Limited (NYSE: PTI). In connection with the sale, we entered into a five year multi-services contract with Patni to provide administrative services for our Traditional Insurance business.

Senior Market Opportunity

        We believe that attractive growth opportunities exist in providing products, particularly health insurance, to the growing senior market. At present, approximately 40 million Americans are eligible for Medicare, the Federal program that offers basic hospital and medical insurance to people over 65 years old and some disabled people under the age of 65. According to the U.S. Census Bureau, more than 2 million Americans turn 65 in the United States each year, and this number is expected to grow as the so-called baby boomers continue to turn 65. In addition, many large employers that traditionally provided medical and prescription drug coverage to their retirees have begun to curtail these benefits. Finally, the passage of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, known as the MMA, increased the healthcare options available to Medicare beneficiaries through the expansion of Medicare managed care plans through the Medicare Advantage program, and the authorization of a subsidized prescription drug insurance benefit pursuant to Part D. Even after the passage of the Affordable Care Act and the sale of UAM's Medicare Part D Business, we believe that there are significant business opportunities in the provision of health insurance and other services to the senior population.

Our Strategy

        The principal components of our business strategy are to:

  •
  Build our senior health insurance and managed care business by offering the following products:

  •
  Medicare Advantage plans, including:

  •
  Coordinated care plans and HMOs

  •
  Preferred provider organization plans

  •
  Network and rural PFFS

  •
  Medicare supplement;

  •
  Build distribution with an emphasis on expanding our Healthy Collaboration® brand and our career distribution;

  •
  Sell complementary senior market and specialty health products through our distribution networks; and

  •
  Continue to complement our internal growth through opportunistic acquisitions and appropriate divestitures.

Healthy Collaboration® Strategy

        Our Healthy Collaboration® strategy sets out a model of improving the quality of care to our members on a cost-efficient basis through an active partnership with our providers. We believe we can improve medical outcomes through a series of collaborative initiatives with our physician groups including clinically sound benefit design, medical management, and integrated care management systems. Our goal is to create mutually beneficial and interdependent collaborative arrangements with our providers. We believe provider compensation arrangements should not only help providers to be paid for complex care coordination, but also help align their interests with our objective of improving clinical outcomes and controlling unnecessary cost.

        Our health plans provide medical management services, information and analysis, and other support services to enable the network and individual physicians to serve their enrolled members. We rely heavily on the strong physician leadership of each network to help us achieve the clinical goals that support the mission of the organization.

Our Operating Segments

        We manage and report our business as follows:

  •
  Senior Managed Care—Medicare Advantage segment reflects our Medicare Advantage HMO, PFFS, and PPO businesses.

  •
  Traditional Insurance segment reflects our insurance products not offered through government programs, which includes Medicare supplement, other senior health insurance, specialty health insurance and life insurance.

  •
  Corporate & Other segment reflects the activities of our holding company.

  Senior Managed Care—Medicare Advantage

        During 2010, we operated Medicare coordinated care Plans including PPOs and HMOs as well as our PFFS business, which provides coverage to Medicare beneficiaries in 45 states. Our HMOs offer coverage to Medicare beneficiaries primarily in Southeastern Texas and the area surrounding Dallas/Ft. Worth, 15 counties in Oklahoma and 4 counties in Wisconsin. In January 2010, we expanded our PPO products to 114 counties in 17 states. As a result of the passage of MIPPA, the PFFS product is no longer available as of January 1, 2011, except in areas that meet approved CMS network access requirements or in certain designated rural areas. We have developed products meeting CMS network access requirements in selected core markets to enable the retention of our PFFS membership in these areas. These businesses provide managed care for persons with Medicare under contracts with CMS.

        On November 19, 2010, CMS notified us that we were suspended from marketing to and enrolling new members in our Medicare Advantage plans, effective December 5, 2010. The suspension does not affect current members in our Medicare Advantage plans.

        Membership and Annualized Premium in Force.    The following table shows the total membership and annualized premium in force for our Medicare Advantage products:

	Membership			Annualized Premium
	December 31,			December 31,
	2010	2009	2008	2010	2009	2008
	(in thousands)
PFFS plans	193.1	176.2	186.2	$1,903,400	$1,680,200	$1,698,800
HMO plans	66.6	61.5	54.3	871,000	700,200	652,200
PPO plans	26.1	2.8	—	264,900	33,000	—

Total	285.8	240.5	240.5	$3,039,300	$2,413,400	$2,351,000

        As a result of the network requirements of MIPPA, we exited certain Medicare Advantage markets resulting in the non-renewal of approximately 60,000 members as of January 1, 2011. Further, due to lapsation and the limited ability to add new members during the 2011 Annual Election Period as a result of the CMS sanction, membership declined further resulting in membership of approximately 176,000.

        Medicare Advantage—HMO plans: Our HMO plans are offered under contracts with CMS and provide all basic Medicare covered benefits with reduced member cost-sharing as well as additional supplemental benefits, including a defined prescription drug benefit. We built this coordinated care product around contracted networks of providers who, in cooperation with the health plan, coordinate an active medical management program. In addition to a monthly payment per member from CMS, the plan may collect a monthly premium from its members for specified products.

        We operate plans offering the product TexanPlus® in 12 counties in Houston and southeastern Texas through SelectCare of Texas, which had approximately 48,900 members enrolled at December 31, 2010, representing approximately $601 million of annualized premium in force. We also have Medicare Advantage HMO operations in locations outside of Southeastern Texas including five counties in North Texas offering Texas First Health Plans® through SelectCare Health Plans; nine counties in Oklahoma City and six counties in Tulsa offering Generations Healthcare through Global Health; and, four counties in the Milwaukee, Wisconsin area offering Today's Health®.

        Medicare Advantage—PPO plans: Our PPO plans are provided under the name "Today's Options® PPO." They are offered under contracts with CMS and provide all basic Medicare covered benefits with reduced member cost-sharing as well as additional supplemental benefits, including a defined prescription drug benefit. This coordinated care product is built around contracted networks of providers who, in cooperation with the health plan, coordinate an active medical management program. In addition to a monthly payment per member from CMS, the plan may collect a monthly premium from its members for specified products. In 2009, we began offering PPO plans in 15 markets in 9 states. In January 2010, we expanded our PPO products to 114 counties in 17 states.

        Medicare Advantage—PFFS Plans: Our PFFS plans are provided under the name "Today's Options®." They are offered under contracts with CMS and provide enhanced health care benefits compared to traditional Medicare, subject to cost sharing and other limitations. These plans have limited provider network restrictions, which allow the members to have more flexibility in the delivery of their health care services than other Medicare Advantage plans with limited provider network restrictions. Some of these products include a defined prescription drug benefit. In addition to a fixed monthly payment per member from CMS, individuals in these plans may be required to pay a monthly premium in selected counties or for selected enhanced products. As of December 31, 2010, we provided PFFS plans in a total of 45 states. As a result of the passage of MIPPA, as of January 1, 2011, we will continue to offer PFFS products only in areas that have either met approved CMS network access requirements or are in certain designated rural areas which resulted in the non-renewal of approximately 60,000 members as of January 1, 2011. We have developed network-based products in selected core markets to enable the migration of our remaining PFFS membership to these products.

  Traditional Insurance

        Our Traditional Insurance segment reflects the results of our Medicare supplement, other senior health insurance, specialty health insurance, and life insurance. We designed the products in this segment primarily for the senior market and market them through our career agency force and our network of independent general agencies.

        Medicare supplement has historically been our primary Traditional Insurance segment product. Other fixed benefit health insurance products and fixed benefit accident and sickness disability insurance sold to the self-employed market, primarily by our career agents, are also part of this segment. We designed the life insurance products that we currently sell primarily for the senior market including "final expense" life insurance. This segment also includes some products that we no longer sell, such as long-term care and major medical insurance as well as previously produced or acquired term, universal life, and whole life insurance products and single and flexible premium fixed annuities.

        We reinsured substantially all of the net in force life and annuity business as of April 1, 2009 with Commonwealth Annuity and Life Insurance Company, known as Commonwealth, a subsidiary of Goldman Sachs. This transaction closed on April 24, 2009. In 2010, the annuity portion of this reinsurance transaction was commuted with Commonwealth and reinsured with Athene Life Re LTD (Athene), a Bermuda reinsurer.

        Annualized Premium In Force.    Total traditional health insurance product annualized premium in force on a gross basis before reinsurance and the net amount we retained after reinsurance, is as follows:

	Gross			Net
	December 31,			December 31,
	2010	2009	2008	2010	2009	2008
	(in thousands)
Medicare Supplement and Other Senior Health	$281,600	$322,500	$368,000	$213,100	$242,800	$271,000
Accident & Sickness and Other Health	38,600	41,700	45,300	37,500	40,500	44,000
Long-Term Care	27,300	29,600	32,600	18,600	19,700	21,800

Total	$347,500	$393,800	$445,900	$269,200	$303,000	$336,800

Percentage Retained				77%	77%	76%

        Medicare Supplement.    Medicare supplement insurance reimburses the policyholder for specified expenses, such as deductibles and co-pays, which are not covered by standard Medicare coverage. This coverage is designed for people who want the freedom to choose providers who participate in the standard Medicare program, as opposed to the more restrictive networks that exist in many Medicare Advantage products. During 2010, our Medicare Supplement products were refiled to conform to the provisions of MIPPA that went into effect June 1, 2010. As part of these filings new rates were filed and approved in 40 states. We believe that the market for Medicare supplement products will continue to be attractive, especially because many seniors may lose similar coverage that had previously been offered to them as a retiree benefit by their former employers and as a result of reforms to the Medicare Advantage program.

        These products are guaranteed renewable for the lifetime of the policyholder, which means that we cannot cancel the policy but we can seek to increase premium rates on existing and future policies issued based upon our actual claims experience. We monitor the claims experience and, when necessary, apply for rate increases in the states in which we sell the products. These rate increases are subject to state regulatory approval and loss-ratio requirements.

        Fixed Benefit.    Fixed benefit products provide the following types of benefits:

        Disability—fixed periodic payments to an insured who becomes disabled and unable to work due to an accident or sickness,

        Specified Disease—fixed periodic payments to an insured who is diagnosed with a covered condition,

        Hospital—fixed periodic payments to an insured who becomes hospitalized,

        Surgical—fixed single payments that vary in amount for specified surgical or diagnostic procedures, and

        Dental/Other—fixed single payments that vary in amount for specified procedures.

        Because the benefits we provide are fixed in amount at the time of policy issuance and are not intended to provide full reimbursement for medical and hospital expenses, payment amounts are not generally affected by inflation or the rising cost of health care services.

        Long-Term Care.    As of the end of 2004, we ceased selling new long-term care products. Previously, we had offered several long-term care plans consisting of fully integrated plans and nursing home and home health care plans, which remain in force. These products typically are guaranteed renewable for the lifetime of the policyholder, which means that we cannot cancel the policy but can seek to increase premium rates on existing policies based upon our actual claims experience, subject to state regulatory approval and loss-ratio requirements. There are circumstances when regulatory authorities do not grant approval for adequate rate relief.

        Life Insurance.    We offer a line of low-face amount, simplified issue whole life products that we sell through our senior market independent agency and our career agency systems. These products also offer acceleration of death benefit features that cover specified long-term care expenses. As discussed above, substantially all of our net in force life and annuity business is reinsured, however we continue to sell some senior life products which are retained by us.

        New Business Production.    The following table shows the total new sales, consisting of issued annualized premiums of our Traditional Insurance products produced by our independent and career agency systems on a gross basis before reinsurance:

	For the Year Ended December 31,
	2010	2009	2008
	(in thousands)
Medicare Supplement and Other Senior Health	$15,127	$17,692	$13,619
Accident & Sickness and Other Health	3,855	4,564	3,773
Life Insurance	10,088	10,691	10,911

Total	$29,070	$32,947	$28,303

  Corporate & Other

        Our corporate & other segment reflects debt service, a portion of senior executive compensation and compliance with regulatory requirements resulting from our status as a public company, along with the operations formerly reported in our Senior Administrative Services segment, which included the provision of third party administration services for our affiliated companies and certain unaffiliated companies.

  Competition

        The health insurance industry is highly competitive. We compete with numerous other health insurance companies on a national, regional and local market basis. We consider our main competitors to include United Healthcare, Humana, and Healthspring, as well as other health maintenance organizations, preferred provider organizations, and other health care-related companies. Many of our competitors have larger memberships and/or greater financial resources than we do.

        In addition, we compete with other managed care organizations for government healthcare program contracts, renewals of those government contracts, members and providers. In the Medicare managed care market, our primary competitors for contracts, members and providers are either national and regional managed care organizations that serve Medicare recipients or provider-sponsored organizations.

        Our ability to sell our products and to retain customers may be influenced by such factors as those described in the section entitled "Risk Factors" in the Prospectus. See "Available Information" in this Memorandum.

Marketing and Distribution

        We distribute our Medicare Advantage products through our career agency systems, independent agents, direct sales and telemarketing. Our Traditional Insurance products are distributed through our career agency systems and independent agents.

  Career Agency Systems

        At December 31, 2010, our career agency system consisted of approximately 3,000 agents in 188 offices. Our career agents are required to sell only the products that we offer or contract for them.

        In addition to selling our Medicare Advantage products, our career agency sales force distributes traditional insurance products offered by our companies such as Medicare supplement, life insurance, disability, dental, cancer, and hospital indemnity. They also sell life insurance, annuities, Medicare supplement, Medicare Advantage and long-term care insurance offered by unaffiliated carriers with whom we have contracted on their behalf.

  Senior Market Independent Agents

        These marketing organizations and general agencies typically recruit and train their own agents, bearing all of the costs incurred in connection with developing their organizations.

  Telemarketing

        Working with our telemarketing partners, this channel has grown from 13% of our MA enrollments in the 2008 selling season to more than 20% of our enrollments for the 2009 plan year and 19% in the 2010 plan year.

Geographical Distribution of Premium

        Through our insurance subsidiaries, we are licensed to market our products in all 50 states and the District of Columbia. Our managed care subsidiaries operated Medicare Advantage HMO plans in Texas, Oklahoma and Wisconsin and PFFS plans in 45 states and PPO plans in 17 states during 2010. As a result of MIPPA, the number of states in which we offer PFFS plans fell to 37 states in 2011. The following table shows the geographical distribution of the direct cash premium collected in thousands, as reported on a statutory basis to the regulatory authorities for the year ended December 31, 2010:

State/Region	2010	% of Premium
Texas	909,360	25.5%
New York	414,340	11.6%
Indiana	237,883	6.7%
North Carolina	212,670	6.0%
Oklahoma	206,112	5.7%
Subtotal	1,980,365	55.5%
All other	1,589,058	44.5%

Total	3,569,423	100.0%

Total Business in Force

        The following table sets forth our direct, acquired and assumed annualized premium in force, including only the portion of premiums on interest-sensitive products that is applied to the cost of insurance and related membership counts:

	Gross Annualized Premium In Force
	December 31, 2010			December 31, 2009
	$	%	Members	$	%	Members
	(Dollars in millions, Members in thousands)
Senior Managed Care—Medicare Advantage
Private Fee-for-Service(1)	$1,903.4	55.1%	193.1	$1,680.2	58.4%	176.2
HMO Plans(1)	871.0	25.2%	66.6	700.2	24.3%	61.5
PPO Plans(1)	264.9	7.7%	26.1	33.0	1.1%	2.8

Sub total	3,039.3	88.0%	285.8	2,413.4	83.8%	240.5

Traditional Insurance
Medicare Supplement and Other Senior Health	281.6	8.1%	110.9	322.5	11.2%	130.7
Accident & Sickness and Other	38.6	1.1%	119.8	41.7	1.5%	128.2
Long-Term Care	27.3	0.8%	15.7	29.6	1.0%	16.9

Sub total	347.5	10.0%	246.4	393.8	13.7%	275.8

Life Insurance and Annuity	67.7	2.0%	150.2	72.5	2.5%	160.2

Total	$3,454.5	100.0%	682.4	$2,879.7	100.0%	676.5

(1)
These plans are pursuant to contracts with CMS.

        As a result of the network requirements of MIPPA, we exited certain Medicare Advantage markets resulting in the non-renewal of approximately 60,000 members as of January 1, 2011. Further, due to lapsation and the limited ability to add new members during the 2011 Annual Election Period as a result of the CMS sanction, membership declined further resulting in membership of approximately 176,000.

Provider Arrangements

        Our network providers deliver health care services to members enrolled in our Medicare Advantage coordinated care plans through a network of contracted providers, including physicians, and other clinical providers, hospitals, a variety of outpatient facilities and the full range of ancillary provider services. The major ancillary services and facilities include:

  •
  ambulance services,

  •
  medical equipment services,

  •
  home health agencies,

  •
  home infusion providers,

  •
  mental health and substance abuse providers,

  •
  rehabilitation facilities,

  •
  skilled nursing facilities,

  •
  optical services, and

  •
  pharmacies.

        We use a wide range of systems and processes to organize and deliver needed health care services to our members. The key steps in this process are:

  •
  the careful selection of primary care physicians to provide overall care management and care coordination of members,

  •
  development of a comprehensive panel of specialists usually selected by the primary care physicians,

  •
  contracting for the balance of needed services based on the preference and experience of the local physicians, and

  •
  arranging for the full range of medical management systems required to support the primary care and specialist physicians.

        We employ health evaluation and assessment tools, quality improvement, care management and credentialing programs to ensure that we meet target goals relating to the provision of quality patient care. The major medical management systems are:

  •
  an inpatient hospitalist program at contracted hospitals, as described below,

  •
  selected authorization of target services,

  •
  referral management,

  •
  case management,

  •
  transition of care management,

  •
  in-home interventions,

  •
  focused chronic illness management,

  •
  transplant coordinator services, and

  •
  outpatient prescription drug management.

        Our hospitalist programs use either the patient's primary care physician or a specially-trained physician to manage or arrange the member's medical care during hospital admissions and to coordinate the member's discharge and post-discharge care. In addition, we utilize on-site case managers at high-volume hospitals. Upon initial enrollment, a majority of our members complete a health risk assessment, which along with other available clinical and risk information permits the stratification of membership into categories of health risk. Members in higher risk categories receive enhanced clinical attention. We have integrated these various medical management systems through a care coordination information system to provide clinical and administrative information to support the medical management process. Our chronic illness management programs target specific high risk medical conditions such as congestive heart failure, chronic obstructive pulmonary disorder, coronary artery disease, diabetes, and other conditions and focus on addressing major gaps in care. Our special needs plans for institutionalized beneficiaries focus on the unique needs of this population. In our southeast Texas market, we have implemented a quality compensation program that measures quality process indicators of care related to prevention and disease specific metrics. We plan to implement this program in new markets in the future.

        Our health plans usually contract with hospitals based on Medicare's Severity Diagnosis-Related Group or MS-DRG methodology, which is an all-inclusive rate per admission. We generally contract with outpatient facilities on Medicare's Ambulatory Payment Classification, or APC, or Ambulatory Surgery Center, or ASC, methodology as appropriate, or a percentage of billed charges which approximates APC or ASC reimbursement. We generally contract with physicians, and contract with some other providers, on a capitation or fee-for-service basis, utilizing Medicare's Resource Based Relative Value Scale, or RBRVS methodology. Under a capitation arrangement, a physician receives a monthly fixed fee for each member, regardless of the medical services the physician provides to the member. Our provider contracts with network primary care physicians, specialists and ancillaries generally have terms of one year, with automatic renewal for successive one-year terms. We may terminate these contracts for cause, based on provider conduct or other appropriate reasons, subject to laws giving providers due process rights. Either party generally may cancel the contracts without cause upon 60 or 90 days prior written notice. Our contracts with hospitals generally have terms of one to two years, with automatic renewal for successive one-year terms. We may terminate these contracts for cause, based on provider misconduct or other appropriate reasons. Either party generally may cancel our hospital contracts without cause upon 90 days prior written notice.

Investments

        Our investment policy is to attempt to balance our portfolio duration to achieve investment returns consistent with the preservation of capital and maintenance of liquidity adequate to meet payment obligations of policy benefits and claims. We invest in assets permitted under the insurance laws of the various states in which we operate. These laws generally prescribe the nature, quality of and limitations on various types of investments that we may make. In addition, we establish our own internal policies, guidelines and constraints to provide additional granularity and conservatism to our investment process. Such guidelines are reviewed at least annually by our Chief Investment Officer and approved by the Investment Committee of the Board of Directors. We do not currently have investments in partnerships, non-securitized real estate, commodity contracts or other derivative securities.

        During 2009, we reevaluated our investment philosophy in light of the April 2009 life and annuity reinsurance transaction and our continued shift to the health and managed care sector. As a result, we elected to reduce the risk and exposure of our investment portfolio to be more conservative in nature and more appropriately aligned with our health insurance focused businesses.

Reinsurance

        In the normal course of business, we reinsure portions of policies that we underwrite. We enter into reinsurance arrangements with unaffiliated reinsurance companies to limit our exposure on individual claims and to limit or eliminate risk on our non-core or underperforming blocks of business. Accordingly, we are party to various reinsurance agreements on our life and accident and health insurance risks. Our traditional accident and health insurance products are generally reinsured under quota share coinsurance treaties with unaffiliated reinsurers, while our life insurance risks are generally reinsured under either quota share coinsurance or yearly-renewable term treaties with unaffiliated reinsurers. Under quota share coinsurance treaties, we pay the reinsurer an agreed-upon percentage of all premiums and the reinsurer reimburses us that same percentage of any losses. In addition, the reinsurer pays us allowances to cover commissions, cost of administering the policies and premium taxes. Under yearly-renewable term treaties, the reinsurer receives premiums at an agreed upon rate for its share of the risk on a yearly-renewable term basis. We also use excess of loss reinsurance agreements for some policies to limit our loss in excess of specified thresholds. Our quota share coinsurance agreements are generally subject to cancellation on 90 days notice as to future business, but policies reinsured prior to any cancellation remain reinsured as long as they remain in force. There is no assurance that if any of our reinsurance agreements were canceled we would be able to obtain other reinsurance arrangements on satisfactory terms.

        We evaluate the financial condition of our reinsurers and monitor concentrations of credit risk to minimize our exposure to significant losses from reinsurer insolvencies. We must pay claims in the event that a reinsurer to which we have ceded an insured claim fails to meet its obligations under there insurance agreement. As of December 31, 2010, all of our primary reinsurers were rated "A-" (Excellent) or better by A.M. Best with the exception of one reinsurer. For that reinsurer, which is not rated, a trust containing assets at 106% of policy reserve levels is maintained for our benefit. We are not aware of any instances where any of our reinsurers have been unable to pay any policy claims on any reinsured business.

        The table below details our gross annualized premium in force, the portion that we ceded to reinsurers and the net amount that we retained:

	December 31, 2010				December 31, 2009
	Gross	Ceded	Net	Retained	Gross	Ceded	Net	Retained
	(in millions)
Senior Managed Care—Medicare Advantage
Private Fee-for-Service	$1,903.4	$2.4	$1,901.0	99%	$1,680.2	$2.4	$1,677.8	99%
HMO Plans	871.0	33.4	837.6	96%	700.2	31.5	668.7	95%
PPO Plans	264.9	1.9	263.0	99%	33.0	—	33.0	100%

Sub total	3,039.3	37.7	3,001.6	99%	2,413.4	33.9	2,379.5	99%

Traditional Insurance
Medicare Supplement and Other Senior Health	281.6	68.5	213.1	76%	322.5	79.7	242.8	75%
Accident & Sickness and Other	38.6	1.1	37.5	97%	41.7	1.2	40.5	97%
Long-Term Care	27.3	8.7	18.6	68%	29.6	9.9	19.7	66%

Sub total	347.5	78.3	269.2	77%	393.8	90.8	303.0	77%

Life Insurance and Annuity	67.7	52.4	15.3	23%	72.5	67.0	5.5	8%

Total	$3,454.5	$168.4	$3,286.1	95%	$2,879.7	$191.7	$2,688.0	93%

  Administration of Reinsured Blocks of Business

        We are generally responsible for the administration of reinsured blocks of business including underwriting, issue, policy maintenance, rate management and claims adjudication and payment. In addition to reimbursement for commissions and premium taxes on the reinsured business, we also receive allowances from the reinsurers as compensation for our expense for such administration. With the sale of CHCS to Patni, we have subcontracted the administration of our accident and health blocks of business to CHCS.

        Commonwealth performs the administration for the policies included in that reinsurance transaction, as well as the annuity block reinsured with Athene. We perform the administration for all other reinsured life insurance policies. The administration consists principally of policy maintenance and claims adjudication and payment. We receive reimbursement for commissions and premium taxes on the reinsured business.

  Reinsurance of Senior Managed Care—Medicare Advantage

        We reinsure our Medicare Advantage HMO, PPO and PFFS products on an excess of loss basis, which limits our per member risk. Our retention in 2010 is $250,000 of benefits and 10% in excess of the $250,000.

  Reinsurance of Traditional Insurance

        We have retained all new Medicare supplement business written after January 1, 2004. Under the existing coinsurance agreements for business written prior to 2004, which remain in effect for the life of each policy reinsured, we reinsure a portion of the premiums, claims and commissions on a pro rata basis and receive additional expense allowances for policy issue and administration and premium taxes. The amounts reinsured under these agreements range from 25% to 100%. As older, reinsured business lapses and we write new business that we do not reinsure, the overall percentage of business we retain will increase. As of December 31, 2010, the percentage of Medicare supplement business in force retained by us was 76% as compared to 75% at the end of 2009.

        We retain 100% of the fixed benefit accident & sickness disability and hospital business issued in our insurance specialty health segment. We reinsure our long-term care business on a 50% quota share basis, except for the acquired long-term care business written in Pennsylvania Life Insurance Company, and Union Bankers Insurance Company which is 100% retained. We have excess of loss reinsurance agreements to reduce our liability on individual risks for home health care policies to $125,000. For other long-term care policies issued in the U.S. we have reinsurance agreements which cover 90% of the benefits on claims after two years and 100% of the benefits on claims after the third or fourth years depending upon the plan. We also have excess of loss reinsurance agreements with unaffiliated reinsurance companies on most of our major medical insurance policies to reduce the liability on individual risks to $325,000 per year.

        Effective April 1, 2009, we reinsured substantially all of the net in force life and annuity business with Commonwealth under a 100% coinsurance treaty. In 2010 the annuity portion of this reinsurance transaction was commuted with Commonwealth and reinsured with Athene. There were certain blocks of life business in force at April 1, 2009 that are subject to separate coinsurance arrangements with other companies ranging from 75% to 90% that were not included in the transaction with Commonwealth. We retain 100% of senior life insurance products issued after March 31, 2009.

Underwriting Procedures

        For our Medicare advantage plans (HMO, PFFS and PPO) plans, pursuant to applicable regulations, we are not permitted to underwrite new enrollees. However, premiums received for these members are risk adjusted based on CMS adjustment policies reflecting the health status for each member.

        For our Traditional Insurance business, we base the premium we charge, in part, on assumptions about expected mortality and morbidity experience. We have adopted and follow detailed uniform underwriting procedures designed to assess and quantify various insurance risks before issuing individual life insurance policies and health insurance policies to individuals. We generally base these procedures on industry practices, reinsurer underwriting manuals and our prior underwriting experience. To implement these procedures, our insurance company subsidiaries employ an experienced professional underwriting staff.

        We review applications for insurance on the basis of the answers that the customer provides to the application questions. Where appropriate to the type and amount of insurance applied for and the applicant's age and medical history, we require additional information such as medical examinations, statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. If necessary, we use investigative services to supplement and substantiate information. For some coverages, we may verify information with the applicant by telephone. After reviewing the information collected, we either issue the policy as applied for on a standard basis, issue the policy with an extra premium charge due to unfavorable factors, issue the policy excluding benefits for specified conditions, either permanently or for a period of time, or reject the application. For some of our overages, we have adopted simplified policy issue procedures in which the applicant submits an application for coverage typically containing only a few health-related questions instead of a complete medical history. Under regulations promulgated by the NAIC and adopted as a result of the Omnibus Budget Reconciliation Act of 1990, we are prohibited from using medical underwriting criteria for our Medicare supplement policies for specified first-time purchasers and for specified disenrollees from Medicare Advantage plans. If a person applies for insurance within six months after becoming eligible by reason of age, or disability in some circumstances, we may not reject the application due to medical conditions. For other prospective Medicare supplement policyholders, such as senior citizens who repurchasing our products, the underwriting procedures are limited based upon standard industry practices and state insurance regulations.

        In New York and some other states, some of our products, such as Medicare supplement, are subject to guaranteed issue "community rating" laws that severely limit or prevent underwriting of individual applications. See "—Regulation" in this proxy statement/prospectus.

Reserves

        In accordance with applicable insurance regulations, we establish, and carry as liabilities in our GAAP and statutory financial statements, actuarially determined reserves. We calculate reserves together with premiums to be received on outstanding policies and contracts and interest at assumed rates on these amounts, which we believe to be sufficient to satisfy policy and contract obligations. Reserves for life insurance policies are determined using actuarial factors based on mortality tables and interest rates prescribed by statute. Reserves for accident and health insurance policies (excluding Medicare Advantage) use prescribed morbidity tables based on our historical experience. For Medicare Advantage policies, claims reserves are estimated using standard actuarial development methodologies. Under such methods, we take into consideration the historical lag between incurred date of claim and payment date of claim, membership changes, expected medical cost trend, changes in pending claims, amount of claims receipts, claims seasonality, changes in average risk profile and benefit plan changes. We also maintain reserves for unearned premiums, for premium deposits, for claims that have been reported and are in the process of being paid or contested and for our estimate of claims that have been incurred but have not yet been reported.

        We calculate the reserves reflected in our consolidated financial statements in accordance with GAAP. We determine these reserves based on our best estimates of mortality and morbidity, persistency, expenses and investment income. We use the net level premium method for all non-interest-sensitive products and the retrospective deposit method for interest-sensitive products. GAAP reserves differ from statutory reserves due to the use of different assumptions regarding mortality and morbidity, interest rates and the introduction of lapse assumptions into the GAAP reserve calculation.

        When we acquire blocks of insurance policies or insurers owning blocks of policies, our assessment of the adequacy of the transferred policy liabilities is subject to risks and uncertainties. With acquired and existing businesses, we may from time to time need to increase our claims reserves significantly in excess of those previously estimated. An inadequate estimate of reserves could have a material adverse impact on our results of operations or financial condition.

Regulation

  General

        Our insurance company subsidiaries and health plan affiliates are subject to the state and local laws, regulations and supervision of the jurisdictions in which they are domiciled and licensed, as well as to Federal laws and supervision. Those laws and regulations provide safeguards for policyholders and members, and do not exist to protect the interest of shareholders. Government agencies that oversee insurance and health care products and services generally have broad authority to issue regulations to interpret and enforce laws and rules. Changes in applicable laws and regulations are continually being considered, and the interpretation of existing laws and rules also change periodically, which could make it increasingly difficult to control medical costs, among other things. Therefore, future regulatory revisions could affect our operations and financial results.

        We are subject to various governmental reviews, audits and investigations to verify our compliance with our contracts and applicable laws and regulations. State departments of insurance audit our health plans and insurance companies for financial and contractual compliance. State departments of health audit our health plans for compliance with health services. State attorneys general, CMS, the Office of the Inspector General of Health and Human Services, the Office of Personnel Management, the Department of Justice, the Department of Labor, the Government Accountability Office, state departments of insurance and departments of health and Congressional committees also conduct audits and investigations of us.

  Medicare

        Medicare is a Federal program that provides eligible persons age 65 and over and certain eligible persons with disabilities a variety of hospital and medical insurance benefits. Medicare beneficiaries have the option to enroll in a Medicare Advantage health plan in counties where these plans are offered. Under Medicare Advantage, insurance companies and managed care organizations contract with CMS to provide benefits at least equivalent to the traditional fee-for-service Medicare program in exchange for a fixed monthly payment per member that varies based on the county in which a member resides as well as a member's demographics and health status.

        Medicare supplemental insurance, sometimes called Medigap, is jointly regulated by the Federal government and by State Departments of Insurance. In all but a few States, there are standard Medicare supplement plans. Two new plans, M and N, that include member cost sharing for many services, were available in 2010. This changes the "first dollar" character of traditional Medigap benefits in these two plans. In addition, minor benefit changes will be made to the remaining plans to reflect Medicare benefit changes enacted by the Affordable Care Act of 2010.

        The Medicare Part D drug benefit offers Medicare beneficiaries the option to obtain covered outpatient prescription drug benefits offered through a private drug plan. Certain of our Medicare Advantage plans offer a prescription drug benefit. The Part D drug benefit is generally subject to cost sharing. Under the standard drug coverage, the cost sharing includes an annual deductible, 25% coinsurance for annual drug costs reimbursed by Medicare up to a maximum until the member's cost fall into the "coverage gap". After that, a small number of beneficiaries with especially high drug costs reach catastrophic stop loss coverage, but even this level of coverage is subject to further cost-sharing. Part D plans are not required to mirror these limits; instead, Part D drug plans are required to provide coverage that is at least actuarially equivalent to the standard drug coverage delineated in the MMA. As a result of the Affordable Care Act, starting in 2011, the Part D coverage gap is gradually closed by 2020, although beneficiaries retain a 25% co-pay. In addition, there is a 50% discount on brand-name drugs in the coverage gap. The Part D benefit also provides subsidies and the reduction or elimination of cost sharing for specified low-income beneficiaries, including "dual-eligible" individuals who receive benefits under both Medicare and Medicaid. Under the Affordable Care Act, high income beneficiaries begin paying higher premiums for their Part D coverage in 2011. In general, these changes increase the attractiveness of the Part D drug benefit, but also have the potential to alter member behavior and utilization, and Part D plans may need to alter business assumptions in the coming years as a result.

        The Affordable Care Act made several changes to Medicare Advantage. Beginning in 2012,Medicare Advantage "benchmark" rates transition to target Medicare fee-for-service cost benchmarks of 95%, 100%, 107.5% or 115% of the calculated Medicare fee-for-service costs. The transition period will be 2, 4 or 6 years depending upon the applicable county. The counties are divided into quartiles based on each county's fee-for-service Medicare costs. We estimate that approximately 41% of our current membership resides in counties where the Medicare Advantage benchmark rate will equal 95%of the calculated Medicare fee-for-service costs, with approximately 90% of these members having a 6 year transition period. Under the new law, the premiums for such members will be transitioned beginning in 2012. To address these rate reductions, we may have to reduce benefits, charge or increase member premiums, reduce profit margin expectations, or implement some combination of these actions. Such actions could adversely impact our membership growth, revenue expectations and our operating margins.

        Under the Affordable Care Act, the coding intensity adjustment on Medicare Advantage payment as instituted in 2010 became permanent, resulting in mandated minimum reductions in risk scores of 4.71% in 2014 increasing to 5.7% for 2019 and beyond. Further, the lack of a long term Medicare Physician Sustainable Growth Rate (SGR) adversely impacts the Medicare Advantage payment because Medicare Advantage is based on projected costs in original Medicare. Without a long term SGR "fix", Congress has passed a series of short term extensions of the SGR to prevent the payment cut to physicians from going into effect, and CMS does not assume even the short term "fix" in calculating Medicare Advantage payment rates. These payment adjustments may adversely affect the level of payments from CMS to our Medicare Advantage plans.

        Beginning in 2012, Medicare Advantage plans with an overall "Star Rating" of three or more stars (out of five) will be eligible for a "quality bonus" in their basic premium rates. The Affordable Care Act limited these quality bonuses to the few plans that achieved 4 or more stars as their overall rating, but CMS is using demonstration authority to expand the quality bonus to 3 star plans for a three year period through 2014. In addition, also beginning in 2012, Medicare Advantage star ratings will affect the rebate percentage available for plans to provide additional member benefits (plans with quality ratings of 3.5 stars or above will have their rebate percentage increased from a base rate of 50% to 65% or 70%). In all cases, this rebate percentage is lower than the pre-Affordable Care Act rebate percentage of 75%. Our Medicare Advantage plans are currently rated 3 out of 5 stars, on average. Notwithstanding efforts to improve our star ratings and other quality measures prior to 2012, there can be no assurances that we will be successful in doing so. Accordingly, our plans may not be eligible for full level quality bonuses or increased rebates, which could adversely affect the benefits such plans can offer, reduce membership and reduce profit margins.

        MIPPA revised requirements for Medicare Advantage PFFS plans, ending these plans as non-network products in 2011 in all but a small number of rural counties. We established provider networks to build Network-PFFS plans and preferred provider organization, or PPO, in strategic locations. This permitted us to passively enroll ("crosswalk") PFFS membership into network products on January 1, 2011, in service areas where CMS approved Universal American's proposed provider networks. Nonetheless, we were not able to develop provider networks in all areas with PFFS membership, and were required to non-renew approximately 60,000 of our PFFS members.

        Most Medicare beneficiaries have a limited annual enrollment period during which they can choose to participate in a Medicare Advantage plan rather than receive benefits under the traditional fee-for-service Medicare program. After the annual enrollment period, most Medicare beneficiaries are not permitted to change their Medicare benefits. The Affordable Care Act shortens the time in which we can sell our Medicare Advantage products. Also, beginning in 2011, the Affordable Care Act mandates that persons enrolled in Medicare Advantage may withdraw their enrollment during the first 45 days of the year to return to original Medicare only. Prior law allowed a member to withdraw enrollment during this period to enroll in another Medicare Advantage plan. These changes have the potential to constrain our member growth, limit the viability of our sales force, or otherwise adversely affect our ability to market to or enroll new members in our established service areas.

        Beginning in 2014, the Affordable Care Act stipulates a minimum medical loss ratio, or MLR, of 85% for Medicare Advantage plans. Financial penalties in the form of remitting funds to CMS will result from failing to achieve the minimum MLR ratio (with additional penalties for repeated inability to reach 85%). In general, our Medicare Advantage plans are at or near this important threshold but we have considerable work to do to reach these targets. The methodology for defining medical costs and aggregating geographic units and plans for calculating MLRs has not yet been defined for Medicare Advantage plans, so there remains some uncertainty in regarding our readiness for the MLR threshold. Complying with such minimum ratio by increasing our medical expenditures or refunding any shortfalls to the federal government could have a material adverse affect on our operating margins, results of operations, and our statutory required capital.

  Fraud and abuse laws

        Enforcement of health care fraud and abuse laws has become a top priority for the nation's law enforcement entities. The funding of these law enforcement efforts has increased dramatically in the past few years and is expected to continue. The focus of these efforts has been directed at participants in Federal government health care programs such as Medicare. We participate in these programs and have continued our stringent regulatory compliance efforts.

  Privacy regulations

        The use of individually identifiable data by our business is regulated at Federal and state levels. These laws and rules are subject to administrative interpretation. Various state laws address the use and maintenance of individually identifiable health data. Many are derived from the privacy provisions in the Federal Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act of 1996, known as HIPAA.

        Among other things, HIPAA mandates the following:

  •
  guaranteed availability and renewability of health insurance for specified employees and individuals;

  •
  limits on termination options and on the use of preexisting condition exclusions;

  •
  prohibitions against discriminating on the basis of health status; and

  •
  requirements which make it easier to continue coverage in cases where an employee is terminated or changes employers.

        HIPAA also calls for the adoption of standards for the exchange of electronic health information and privacy requirements that govern the handling, use and disclosure of protected customer health information. We believe that we met the HIPAA Security Rule changes that became effective on April 21, 2005; however, HIPAA is far-reaching and complex and proper interpretation and practice under the law continue to evolve. Consequently, our efforts to measure, monitor and adjust our business practices to comply with HIPAA are ongoing.

        Insurance companies also are required to comply with Federal "Do Not Call" regulations. Insurance companies are required to develop their own "Do Not Call" lists and reference state and Federal Do Not Call Registries, before making calls to market insurance products. Estimates suggest that approximately two thirds of the country's residential telephone numbers are on the Federal registry, which could limit the marketing calls made and potentially could negatively impact sales.

  USA PATRIOT Act

        A portion of the USA PATRIOT Act applying to insurance companies became effective in mid 2004. Insurance companies have to impose processes and procedures to thoroughly verify their agents, applicants, insureds, claimants and premium payers in an effort to prevent money laundering. Our insurance companies have implemented measures to comply with the Office of Federal Asset Control requirements, whereby the names of customers and potential customers must be reviewed against a listing of known terrorists and money launderers. The identification verification requirement of the USA PATRIOT Act became final in late 2005. In May 2006, insurance companies were required to verify the identity of their applicants, insureds, and beneficiaries. We continually upgrade our internal procedures, securing software and training of home office staff and producers to maintain compliance.

  State and local regulation

        Each of our insurance company subsidiaries and our HMO subsidiaries is also subject to the regulations of and supervision by the insurance department of each of the jurisdictions in which they are admitted and authorized to transact business. These regulations cover, among other things:

  •
  the declaration and payment of dividends by our insurance company and HMO subsidiaries,

  •
  the setting of rates to be charged for some types of insurance,

  •
  the granting and revocation of licenses to transact business,

  •
  the licensing of agents,

  •
  the regulation and monitoring of market conduct and claims practices,

  •
  the approval of forms,

  •
  the establishment of reserve requirements,

  •
  investment restrictions,

  •
  the regulation of maximum allowable commission rates,

  •
  the mandating of some insurance benefits,

  •
  minimum capital and surplus levels, and

  •
  the form and accounting practices used to prepare statutory financial statements.

        A failure to comply with legal or regulatory restrictions may subject the insurance company subsidiary or HMO subsidiary to a loss of a right to engage in some or all business in a state or states or an obligation to pay fines, penalties, or make restitution, which may affect our profitability.

        American Pioneer is a Florida domiciled insurance company. American Progressive is a New York domiciled insurance company. Pyramid Life is a Kansas domiciled insurance company. Constitution, Marquette and Union Bankers are Texas domiciled insurance companies. SelectCare of Texas, LLC is licensed as an HMO in Texas and SelectCare Health Plans, Inc. is licensed as an HMO in Texas and Indiana. SelectCare of Oklahoma, Inc. and GlobalHealth, Inc. are licensed HMOs in Oklahoma. SelectCare of Maine, Inc. is a licensed HMO in Maine. Collectively, our insurance subsidiaries and HMOs are licensed to sell health insurance, life insurance and annuities in all 50 states and the District of Columbia. In addition, some of these subsidiaries have CMS-approved plans to enroll members in our Medicare Advantage PFFS, PPO and HMO plans in 45 states for 2010.

        Most jurisdictions mandate minimum benefit standards and loss ratios for accident and health insurance policies. We are generally required to maintain, with respect to our individual long-term care policies, minimum anticipated loss ratios over the entire period of coverage. With respect to our Medicare supplement policies, we are generally required to attain and maintain an actual loss ratio, after three years, of not less than 65 percent of earned premium. We provide to the insurance departments of all states in which we conduct business annual calculations that demonstrate compliance with required loss ratio standards for Medicare supplement insurance. We prepare these calculations utilizing appropriate statutory assumptions. In the event we fail to maintain minimum mandated loss ratios, our insurance company subsidiaries could be required to provide retrospective premium refunds or prospective premium rate reductions. We believe that our insurance company subsidiaries currently comply with all applicable mandated minimum loss ratios. In addition, we actively review the loss ratio experience of our products and request approval for rate increases from the respective insurance departments when we determine they are needed. We cannot guarantee that we will receive the rate increases we request.

        Every insurance company and HMO that is a member of an "insurance holding company system" generally is required to register with the insurance regulatory authority in its domicile state and file periodic reports concerning its relationships with its insurance holding company and with its affiliates. Material transactions between registered insurance companies or HMOs and members of the holding company system are required to be "fair and reasonable" and in some cases are subject to administrative approval. The books, accounts and records of each party are required to be maintained so as to clearly and accurately disclose the precise nature and details of any intercompany transactions.

        Each of our insurance company and HMO subsidiaries is required to file detailed reports with the insurance department of each jurisdiction in which it is licensed to conduct business and its books and records are subject to examination by each licensing insurance department. In accordance with the insurance codes of their domiciliary states and the rules and practices of the NAIC, our insurance company and HMO subsidiaries are examined periodically by examiners of each company's domiciliary state with elective participation by representatives of the other states in which they are licensed to do business.

        Many states require deposits of assets by insurance companies and HMOs for the protection either of policyholders in those states or for all policyholders. These deposited assets remain part of the total assets of the company. As of December 31, 2010 and 2009, the Company businesses had securities with market value totaling $34.9 million and $36.5 million, respectively, on deposit with various state treasurers or custodians. These deposits must consist of securities that comply with the standards established by the particular state.

  Dividend Restrictions

        Many of our subsidiaries operate in states that regulate the payment of dividends, loans, or other cash transfers to our parent company, Universal American Corp., and require minimum levels of equity's well as limit investments to approved securities. The amount of dividends that may be paid to us by these subsidiaries, without prior approval by state regulatory authorities, is limited based on the entity's level of statutory income and statutory capital and surplus.

        Although minimum required levels of equity are largely based on premium volume, product mix, and the quality of assets held, minimum requirements vary significantly from state to state. As of December 31, 2010, state regulated subsidiaries of the Company businesses had aggregate statutory capital and surplus of approximately $619 million, which compares to $541 million at December 31, 2009. Based on current estimates, we expect the aggregate amount of dividends that may be paid to our parent company in 2011 without prior approval by state regulatory authorities is approximately $50 million.

  Risk-Based Capital and Minimum Capital Requirements

        Risk-based capital requirements promulgated in each state take into account asset risks, interest rate risks, mortality and morbidity risks and other relevant risks with respect to the insurer's business and specify varying degrees of regulatory action to occur to the extent that an insurer does not meet the specified risk-based capital thresholds, with increasing degrees of regulatory scrutiny or intervention provided for companies in categories of lesser risk-based capital compliance. As of December 31, 2010, all of our U.S. insurance company subsidiaries and managed care affiliates maintained ratios of total adjusted capital to risk-based capital in excess of the authorized control level. However, should our insurance company subsidiaries' and managed care affiliates' risk-based capital positions decline in the future, their ability to pay dividends, the need for capital contributions or the degree of regulatory supervision or control to which they are subjected might be affected.

        Effective December 31, 2009, the National Association of Insurance Commissioners, known as NAIC, had adopted SSAP 10R Income Taxes. SSAP 10R is a temporary replacement of SSAP 10 that effectively expands the amount of Deferred Tax Assets, or DTA's, that qualify as admitted assets, with a sunset provision after December 31, 2010. During 2010 the NAIC extended the sunset provision deadline to December 31, 2011. The adoption of SSAP 10R effective December 31, 2009 allowed us to admit additional DTA's (and increase Capital & Surplus) of $8.6 million and $12.1 million, respectively, for 2010 and 2009.

  Guaranty Association Assessments

        Solvency or guaranty laws of most jurisdictions in which our insurance company subsidiaries do business may require them to pay assessments to fund policyholder losses or liabilities of unaffiliated insurance companies that become insolvent. These assessments may be deferred or forgiven under most solvency or guaranty laws if they would threaten an insurer's financial strength and, in most instances, may be offset against future premium taxes. Our insurance company subsidiaries provide for known and expected insolvency assessments based on information provided by the National Organization of Life & Health Guaranty Associations. Our insurance company subsidiaries have not incurred any significant costs of this nature. The likelihood and amount of any future assessments is unknown and is beyond our control.

  Producer Compensation Disclosure

        State regulators and attorneys general have initiated investigations into producer compensation and product pricing. While the initial investigations have focused on commercial lines insurers and brokers, it remains to be seen whether the investigations will broaden and potentially change how we sell our products. We have responded to inquiries regarding our sales practices, and we do not anticipate that our responses will require any change in our compensation practices or any other adverse result. Under the NAIC's Producer Licensing Model Act, known as the PLMA, when a producer receives compensation from both a customer and an insurance company, the producer must receive the customer's documented acknowledgement that it will receive compensation from the insurance company and must disclose the amount of this compensation to the customer. These disclosures, however, will not be necessary if the producer does not receive a fee from the customer for the placement of insurance and discloses to the customer that it is acting on behalf of the insurance company and may provide services to the customer on behalf of the insurance company.

        Several states have enacted producer compensation disclosure legislation or regulations and it is possible that some states will adopt laws that are broader than the NAIC model acts.

Outsourcing Arrangements

        We outsource certain processing and administration functions to third parties, subject to outsourcing agreements. The outsourced functions include membership administration, call center operations, business process outsourcing, revenue management, marketing and pharmacy benefit management. In the future, it is possible that we may outsource additional functions. A summary of our more significant arrangements is presented below.

        Business Process Outsourcing.    On April 26, 2010, we entered into an agreement to sell the outstanding common stock of CHCS, our administrative services company, to Patni. The transaction closed on June 9, 2010, with an effective date of April 1, 2010. Subsequent to this transaction, Patni is providing the same administrative services previously provided by our former CHCS affiliate, as well as certain information technology services, to our insurance subsidiaries. These services include, policy administration, underwriting, claims processing and other related processes primarily related to our Traditional lines of business.

        In addition, we continue to use Patni as a business outsource vendor to provide data entry, member application intake and processing, data validation, mailroom imaging and scanning, paper-based and electronic claims adjudication and processing, and overflow labor support services for our operations. Patni also provides some information technology support and programming. Patni bills us monthly on an as-used basis. We signed an amended master services agreement with Patni in connection with the CHCS sale, for a five-year term. We have executed additional statements of work to cover specific limited assignments. The master services agreement renews automatically for annual periods unless written notice of nonrenewal has been provided in advance. The contract provides for guarantee payments if total fees are below $25 million per year or $142.5 million for services over the five year initial term of the master service agreement, which ends May 2015. Through December 31, 2010, we have utilized services in excess of the contractual minimums.

        Risk Score Review.    We have contracted with Outcomes Health Information Solutions, L.L.C. tore view claims and other data to use its clinical algorithms to identify Medicare Advantage HMO, PPO and PFFS members who may have CMS assigned risk scores that are not indicative of the members' actual clinical acuity. Outcomes organizes the review of medical charts for these members and collects data to be submitted to CMS, after review and validation by us, which will result in a more accurate risk score assignment by CMS. We have executed additional statements of work to cover specific limited assignments. There are no explicit minimum payments required under this arrangement.

        Pharmacy Benefit Management.    We currently contract with Member Health LLC, an affiliate of Universal American Corp., to provide customary pharmacy benefits management services to our Medicare Advantage—Prescription Drug plans. At the closing of the Transactions, we entered into a five-year pharmacy benefits management agreement, pursuant to which CVS Caremark will provide customary PBM services to our Medicare Advantage plans.

Employees

        As of June 30, 2011, we employed approximately 1,200 employees, none of whom is represented by a labor union in such employment. We consider our relations with our employees to be good.

THE EXCHANGE OFFER

Terms of the Exchange Offer

        We are offering to exchange our exchange shares for a like amount of our initial shares.

        The exchange shares that we propose to issue in this exchange offer will be substantially identical to our initial shares except that, unlike our initial shares, the exchange shares will have no transfer restrictions or registration rights. You should read the description of the exchange shares in the section in this prospectus entitled "Description of the Series A Preferred Shares."

        We reserve the right in our sole discretion to purchase or make offers for any initial shares that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial shares in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), and subject to the following, we believe that the exchange shares will generally be freely transferable by holders after the exchange offer without further registration under the Securities Act if:

  •
  the holder is acquiring such shares in the ordinary course of business;

  •
  the holder is not engaging in or does not intend to engage in a distribution of the exchange shares within the meaning of the federal securities laws;

  •
  the holder does not have an arrangement or understanding with any person or entity to participate in any distribution of the exchange shares;

  •
  the holder is not an "affiliate" of us, as such term is defined under Rule 405 under the Securities Act; and

  •
  the holder is not acting on behalf of any person or entity who could not truthfully make these statements.

        Any purchaser of initial shares who is one of our "affiliates," which includes our directors and officers, or who is a broker-dealer and who purchased initial shares from the sellers to resell pursuant to Rule 144A or any other available exemption under the Securities Act (and not as part of its trading or market making activities) (1) will not be able to rely on those SEC staff interpretations and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange shares unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors—Some persons, including our affiliates, who participate in the exchange offer will not receive freely tradable exchange shares and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of such shares."

Expiration Date; Extensions; Amendments; Termination

        This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2011, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

        We expressly reserve the right to delay acceptance of any initial shares, extend or terminate this exchange offer and not accept any initial shares that we have not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial shares by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

        We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial shares of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial shares. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Shares

Proper Execution and Delivery of Letters of Transmittal

        To tender your initial shares in this exchange offer, you must use one of the three procedures described below depending on how your initial shares are currently held:

  (1)
  Certificated shares:    If you hold your initial shares in a certificated form, you must complete, sign and date the letter of transmittal and mail the letter of transmittal along with the physical certificates to the exchange agent. The letter of transmittal and the certificates must be received by the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date.

  (2)
  Shares held in book-entry form:    If your initial shares are held in book-entry form through the facilities of the transfer agent, you must complete, sign and date the letter of transmittal and submit the letter of transmittal to the exchange agent via mail, facsimile or email. The letter of transmittal must be received by the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure:    If time will not permit you to complete your tender by using the procedures described in (1) or (2) above, as applicable, before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "—Guaranteed Delivery Procedure" below.

        The method of delivery of the initial shares, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by regular mail, we recommend that you use an overnight or hand-delivery service. If you choose the regular mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial shares to us. You must deliver all documents to the exchange agent at its address, facsimile number or email address, as applicable, provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial shares on your behalf.

        Only a holder of initial shares may tender initial shares in this exchange offer. A holder is any person in whose name initial shares are registered on our books or any other person who has obtained a properly completed stock power from the registered holder.

        If you are the beneficial owner of initial shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your shares, you must contact that registered holder promptly and instruct that registered holder to tender your shares on your behalf. If you wish to tender your initial shares on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial shares, either make appropriate arrangements to register the ownership of these shares in your name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time.

        You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

  (1)
  a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or FINRA;

  (2)
  a commercial bank or trust company having an office or correspondent in the United States, or

  (3)
  an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial shares are tendered:

  (1)
  by a registered holder whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange shares are being issued directly to this registered holder, or

  (2)
  for the account of a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

        If the letter of transmittal or any stock powers are signed by:

  (1)
  the recordholder(s) of the initial shares tendered: the signature must correspond with the name(s) written on the face of the initial shares without alteration, enlargement or any change whatsoever.

  (2)
  a person other than the registered holder of any initial shares: these initial shares must be endorsed or accompanied by stock powers and a proxy that authorize this person to tender the initial shares on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial shares.

  (3)
  trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

        To tender your initial shares in this exchange offer, you must make the following representations:

  (1)
  you are authorized to tender, sell, assign and transfer the initial shares tendered and to acquire exchange shares issuable upon the exchange of such tendered initial shares, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us,

  (2)
  any exchange shares acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder,

  (3)
  you or any other person who receives exchange shares, whether or not such person is the holder of the exchange shares, has an arrangement or understanding with any person to participate in a distribution of such exchange shares within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange shares within the meaning of the Securities Act,

  (4)
  you or such other person who receives exchange shares, whether or not such person is the holder of the exchange shares, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  (5)
  if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange shares, and

  (6)
  if you are a broker-dealer that will receive exchange shares for your own account in exchange for initial shares, you represent that the initial shares to be exchanged for the exchange shares were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange shares.

        You must also warrant that the acceptance of any tendered initial shares by the issuers and the issuance of exchange shares in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial shares.

Guaranteed Delivery Procedure

        If you are a registered holder of initial shares in certificated form and desire to tender your shares, and (1) these shares are not immediately available or (2) time will not permit your shares or other required documents to reach the exchange agent before the expiration date, you may still tender in this exchange offer if:

  (1)
  you tender through a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

  (2)
  on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile or email of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial shares and the amount of shares tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial shares tendered, in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

  (3)
  if applicable, the certificates for all your tendered initial shares in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Shares for Exchange; Delivery of Exchange Shares

        Your tender of initial shares will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

        We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial shares tendered or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

        We reserve the absolute right to reject any and all initial shares not properly tendered or any initial shares which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular shares with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial shares must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial shares. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial shares will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial shares that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

        If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial shares properly tendered and will issue the exchange shares promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial shares will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

        We will issue the exchange shares in exchange for the initial shares tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial shares and any other required documents in form satisfactory to us and the exchange agent.

        If any tendered initial shares are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial shares are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged initial shares will be returned without expense to the tendering holder, or, in the case of initial shares in book-entry form, will be credited to an account maintained with the book-entry facilities of the transfer agent, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

        By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the shares tendered. This proxy will be considered coupled with an interest in the tendered shares. This appointment will be effective only when, and to the extent that we accept your shares in this exchange offer. All prior proxies on these shares will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of holders or otherwise. The initial shares will be validly tendered only if we are able to exercise full voting rights on the shares, including voting at any meeting of the holders, and full rights to consent to any action taken by the holders.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of initial shares at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written, facsimile or email transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "—Exchange Agent" and before acceptance of your tendered shares for exchange by us.

        Any notice of withdrawal must:

  (1)
  specify the name of the person having tendered the initial shares to be withdrawn,

  (2)
  identify the shares to be withdrawn, including, if applicable, the registration number or numbers and total amount of these shares,

  (3)
  be signed by the person having tendered the initial shares to be withdrawn in the same manner as the original signature on the letter of transmittal by which these shares were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial shares to register the transfer of these shares into the name of the person having made the original tender and withdrawing the tender, and

  (4)
  specify the name in which any of these initial shares are to be registered, if this name is different from that of the person having tendered the initial shares to be withdrawn.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial shares that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

        The exchange agent will return without cost to their holders all initial shares that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

        You may retender properly withdrawn initial shares in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Shares" above at any time on or before the expiration date.

Conditions to the Exchange Offer

        We will complete this exchange offer only if:

  (1)
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

  (2)
  there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange shares,

  (3)
  there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus,

  (4)
  there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer, and

  (5)
  we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  (1)
  refuse to accept and return to their holders any initial shares that have been tendered,

  (2)
  extend the exchange offer and retain all shares tendered before the expiration date, subject to the rights of the holders of these shares to withdraw their tenders, or

  (3)
  waive any condition that has not been satisfied and accept all properly tendered shares that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "—Expiration Date; Extensions; Amendments; Termination."

Accounting Treatment

        We will record the exchange shares at the same carrying value as the initial shares as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange shares over the term of the exchange shares.

Exchange Agent

        We have appointed American Stock Transfer & Trust Company, LLC as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

    By mail:

      American Stock Transfer & Trust Company, LLC
      Operations Center
      Attn: Reorganization Department
      P.O. Box 2042
      New York, New York 10272-2042

    By hand/overnight delivery:

      American Stock Transfer & Trust Company, LLC
      Operations Center
      Attn: Reorganization Department
      6201 15th Avenue
      Brooklyn, New York 11219

    Facsimile Transmission: (718) 234-5001

    Email Transmission: info@amstock.com

    Confirm by Telephone: (877) 248-6417 or (718) 921-8317

Fees and Expenses

        We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial shares and for handling or forwarding tenders for exchange to their customers.

        We will pay all transfer taxes, if any, applicable to the exchange of initial shares in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

  (1)
  certificates representing exchange shares or initial shares not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the shares tendered,

  (2)
  tendered initial shares are registered in the name of any person other than the person signing the letter of transmittal, or

  (3)
  a transfer tax is payable for any reason other than the exchange of the initial shares in this exchange offer.

        If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

        The initial shares were issued in a private transaction not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial shares for exchange shares in accordance with this exchange offer, or if you do not properly tender your initial shares in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial shares unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

        In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial shares under the Securities Act. You will not be able to require us to register your initial shares under the Securities Act unless:

  (1)
  the Company determines that it is not permitted to effect the exchange offer because of any change in law or in applicable interpretations thereof by the staff of the Commission;

  (2)
  the exchange offer is not consummated by the Consummation Deadline (as defined in the registration rights agreement);

  (3)
  you (who are not an exchanging dealer) notify the Company within 10 business days following consummation of this exchange offer that you were prohibited by law or Commission policy from participating in the exchange offer or you are not able to resell the exchange shares acquired by you in this exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by you; or

  (4)
  you are a broker-dealer and hold initial shares that are part of an unsold allotment from the original sale of the initial shares.

        in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial shares described in this sentence.

Delivery of Prospectus

        Each broker-dealer that receives exchange shares for its own account in exchange for initial shares, where such initial shares were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange shares. See "Plan of Distribution."

 DESCRIPTION OF SERIES A PREFERRED SHARES

        The following description of the Series A Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation, as amended, designating the Series A Preferred Shares, or the Certificate of Designation, and setting forth the rights, preferences and limitations of the Series A Preferred Shares.

General

        We are authorized to issue up to 40,000,000 shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by our Board, without further stockholder approval. Accordingly, our Board has created out of the authorized and unissued shares of our preferred stock a series of preferred stock designated as the Series A Mandatorily Redeemable Preferred Shares. We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Shares, authorize and issue additional Series A Preferred Shares as well as Parity Securities, Senior Securities and Junior Securities (each as defined under "—Ranking").

        The Series A Preferred Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our Board out of legally available funds for such purpose. No fractional Series A Preferred Shares will be issued. The Series A Preferred Shares offered hereby have been fully paid and nonassessable. Each Series A Preferred Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See "—Liquidation Rights."

        The Series A Preferred Shares are not convertible into common stock or other of our securities and are not entitled or subject to any preemptive or similar rights. The Series A Preferred Shares are not subject to any sinking fund requirements. The Series A Preferred Shares are subject to mandatory redemption, in whole, on the sixth anniversary of the Issue Date (or if such date is not a Business Day, the first Business Day thereafter) out of amounts legally available therefor and to redemption, in whole, at our option in the case of a Change in Control (as defined below). See "—Redemption."

        We have appointed American Stock Transfer & Trust Company, LLC as the paying agent, or the Paying Agent, and the registrar and transfer agent, or the Registrar and Transfer Agent, for the Series A Preferred Shares. The address of American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

        The Series A Preferred Shares, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

  •
  senior to all classes of our common stock, and to each other class or series of capital stock established after the initial issue date of the Series A Preferred Shares by our Board, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to with our common stock as "Junior Securities");

  •
  on a parity with any other class or series of capital stock established after the initial issue date of the Series A Preferred Shares by our Board, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to as "Parity Securities"); and

  •
  junior to any of the Company's indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and the Series A Preferred Shares and to each class or series of capital stock established after the initial issue date of the Series A Preferred Shares by our Board, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Shares as to dividend distributions and distributions upon liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to as "Senior Securities").

        Under the Certificate of Designation, we may issue Senior Securities, Junior Securities and Parity Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Shares. Our Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our Board will also determine the number of shares constituting each series of securities.

Liquidation Rights

        The holders of outstanding Series A Preferred Shares are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount, whether or not declared, or the Liquidation Value, and no more, before any distribution will be made to the holders of our common stock or any other Junior Securities. A consolidation or merger of the Company with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series A Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series A Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the common stock and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

        The Series A Preferred Shares have no voting rights except as set forth below or as otherwise provided by Delaware law. The holders of Series A Preferred Shares have the right, voting separately as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect two (2) members of our Board, in the event that six quarterly dividends, whether consecutive or not, payable on Series A Preferred Shares are in arrears or if we fail to redeem the then outstanding shares of Series A Preferred Shares on the date fixed for such purpose, or a Failure to Redeem. In the event that the holders of the Series A Preferred Shares have the right to elect a member or members of our Board as described above, then the size of our Board will be increased as needed to accommodate such change. The right of such holders of Series A Preferred Shares to elect a member of our Board as described above will continue until such time as all dividends accumulated and in arrears on the Series A Preferred Shares or all redemption payments, as the case may be, have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series A Preferred Shares and any other Parity Securities to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series A Preferred Shares and any other Parity Securities shall each be entitled to one vote per director on any matter before our Board. The maximum number of directors elected by the Series A Preferred Shares to and serving on our Board at any time shall be no more than two (2) directors.

        On any matter in which the holders of the Series A Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series A Preferred Shares held by us or any of our subsidiaries or affiliates are not be entitled to vote.

Dividends

General

        Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by our Board out of legally available funds for such purpose, cumulative cash dividends from April 29, 2011.

Dividend Rate

        Dividends on Series A Preferred Shares are cumulative, commencing on April 29, 2011, and payable on each Dividend Payment Date (as defined below), commencing July 2011, when, as and if declared by our Board or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series A Preferred Shares will accrue at a rate of 8.50% per annum per $25.00 stated liquidation preference per Series A Preferred Share (such rate being the "Dividend Rate"), subject to increase upon a Registration Default (as defined in the registration rights agreement).

Dividend Payment Dates

        The "Dividend Payment Dates" for the Series A Preferred Shares will be the 30th day of each January, April, July and October of each year, commencing July 2011. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable Dividend Rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.

        "Business Day" means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Dividends

        Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series A Preferred Shares that have been declared by our Board to the holders of such shares as such holders' names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The applicable record date, or the Record Date, will be the 15th day of each January, April, July and October of each year, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our Board in accordance with our bylaws then in effect and the Certificate of Designation. If any Record Date otherwise would fall on a day that is not a Business Day, such Record Date will be the immediately succeeding Business Day.

        Declared dividends will be paid to the Paying Agent in same-day funds on each Dividend Payment Date. The Paying Agent will distribute such dividends to holders of Series A Preferred Shares in accordance with its normal procedures.

        No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our Board and paid on any date fixed by our Board, whether or not a Dividend Payment Date, to holders of the Series A Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series A Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series A Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series A Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series A Preferred Shares.

Redemption

Mandatory Redemption

        To the extent any Series A Preferred Shares remain outstanding on May 1, 2017, we will redeem, in whole, out of amounts legally available therefor, those outstanding Series A Preferred Shares in cash in an amount equal to the Liquidation Value. After the redemption of the Series A Preferred Shares upon payment to the holders of the Series A Preferred Shares of the full amount to which they are entitled, such Series A Preferred Shares shall cease to be outstanding, dividends with respect to such Series A Preferred Shares shall cease to accumulate and all rights whatsoever with respect to such Series A Preferred Shares shall terminate.

Optional Redemption by the Company upon a Change in Control

        In the event of a Change in Control (as defined below) that occurs on or prior to May 1, 2017, we will have the right to redeem all (but not less than all) of the Series A Preferred Shares

  (i)
  prior to the first anniversary of the Issue Date, for an amount in cash equal to 103% of the Liquidation Value;

  (ii)
  on or after the first anniversary of the Issue Date and prior to the second anniversary of the Issue Date, for an amount in cash equal to 102% of the Liquidation Value;

  (iii)
  on or after the second anniversary of the Issue Date and prior to the third anniversary of the Issue Date, for an amount in cash equal to 101% of the Liquidation Value; and

  (iv)
  on or after the third anniversary of the Issue Date, for an amount in cash equal to the Liquidation Value.

        Any such optional redemption shall be effected only out of funds legally available for such purpose.

        "Change in Control" means:

  (1)
  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a subsidiary of the Company if Equity Interests of the Company are issued in connection therewith, or the sale of all or substantially all the assets of the Company, taken as a whole, to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, directly or indirectly hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

  (2)
  any Person or group of Persons (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission) of capital stock or other securities of the Company which are entitled to cast more than 35% of the total votes which may be cast in an election of directors of the Company;

  (3)
  a majority of the board of directors of the Company shall be comprised of persons other than individuals who were directors of the Company one year prior to such time together with any individuals who were nominated for election as directors of the Company by individuals who were directors of the Company who, at the time of such individuals' nominations, had been directors of the Company for at least one year;

  (4)
  the recapitalization, reclassification or other transaction involving the Company in which all or substantially all of the common stock is exchanged for or converted into cash, securities or other property, in each case, other than a merger, consolidation, recapitalization, reclassification or other transaction (A) that does not result in a reclassification, conversion, exchange or cancellation of the Company's outstanding common stock; (B) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or (C) where holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferred Person; or

  (5)
  the adoption of a plan relating to the liquidation or dissolution of the Company.

Redemption Procedures

        We will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders' names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series A Preferred Shares to be redeemed, (3) the redemption price, (4) the place where the Series A Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

        If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender in accordance with the Paying Agent's normal procedures. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request after which repayment the holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to us.

        Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

        We and our affiliates may from time to time purchase the Series A Preferred Shares, subject to compliance with all applicable securities and other laws. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred shares, undesignated as to series.

        Notwithstanding the foregoing, in the event that full cumulative dividends on the Series A Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares and any Parity Securities. Common stock and any other Junior Securities may not be redeemed, repurchased or otherwise acquired, nor may dividends be paid in respect of, such common stock or Junior Securities, unless full cumulative dividends on the Series A Preferred Shares and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

Certain Definitions and Interpretations

        For purposes of the foregoing provisions, the following definitions shall apply:

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (but excluding any debt security that is convertible into, or exchangeable for, common stock).

        "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person (in the case of a partnership, the sole general partner or managing general partner of such Person) entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

No Sinking Fund

        The Series A Preferred Shares do not have the benefit of any sinking fund.

BOOK-ENTRY, DELIVERY AND FORM

        Except as described below, we will initially issue the exchange shares in the form of one or more registered exchange shares in book-entry form through the facilities of the transfer agent eligible for a deposit in book-entry form with DTC. The transfer agent will deposit each exchange share on the date of the closing of this exchange offer with, or on behalf of, DTC, New York, and register the exchange shares in the name of The Depository Trust Company or its nominee.

        For your convenience, we are providing you with a description of the operations and procedures of DTC. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters.

        DTC has advised us that it is a limited purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

        The exchange shares will be issued in book-entry form through the facilities of the transfer agent in a format eligible for deposit with the DTC, which will then be deposited with, or on behalf of DTC, and registered in the name of DTC's nominee, Cede & Co, in book-entry form. Except under the circumstance described below, the exchange shares will not be issuable in definitive form.

        Upon the proper tender of initial shares, the transfer agent will deposit the exchange shares to Cede & Co., and DTC or Cede & Co. will credit on its book-entry registration and transfer system the applicable number of shares of exchange shares to the accounts of persons that have accounts with DTC, referred to in this prospectus as "participants." Such accounts shall be designated by the exchange agent with respect to the exchange shares. Ownership of beneficial interests in the exchange shares will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such exchange shares will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer any beneficial interest in the exchange shares.

        Payments of dividends on individual exchange shares registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the exchange shares. None of us, the transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the exchange shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect that DTC or its nominee, upon receipt of any dividend payment in respect of any exchange shares, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the number of shares as shown on the records to DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in exchange shares held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If DTC is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue exchange shares in certificated form representing the exchange shares. In addition, we may, at any time and in our sole discretion, determine not to have any exchange shares held in book-entry form through DTC and, in such event, will issue exchange shares in certificated form representing the exchange shares.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax consequences of the exchange of the initial shares for exchange shares by beneficial owners of the initial shares, or Holders, that are U.S. Holders (as defined below) that hold the Series A Preferred Shares as capital assets (generally, for investment), as well as a discussion of the ownership and disposition of the Series A Preferred Shares. This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of Holders, such as:

  •
  financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt entities;

  •
  insurance companies;

  •
  persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or "straddle";

  •
  U.S. expatriates;

  •
  persons subject to the alternative minimum tax;

  •
  dealers or traders in securities or currencies;

  •
  Holders whose functional currency is not the U.S. dollar;

  •
  Holders who directly, indirectly, or constructively own more than 20%, in the aggregate, of the aggregate value of our Series A Preferred Shares and common stock; or

  •
  Holders who are not U.S. Holders (as defined below).

        This summary does not address estate and gift tax consequences or tax consequences under any state, local or non-U.S. laws.

        For purposes of this discussion, you are a "U.S. Holder" if you are: (1) an individual citizen of the United States or a resident alien of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership or other pass-through entity is a beneficial owner of Series A Preferred Shares, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a pass-through entity that exchanges Series A Preferred Shares, you should consult your tax advisor regarding the tax consequences of exchanging, owning and disposing of Series A Preferred Shares.

        The following discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Series A Preferred Shares and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. You are urged to consult your own tax advisor as to the particular consequences to you under U.S. federal, state and local, and applicable foreign tax laws of the exchange, ownership and disposition of Series A Preferred Shares.

U.S. Holders

        The rules discussed in the following paragraphs will apply to your exchange, ownership and disposition of Series A Preferred Shares if you are a U.S. Holder, as defined above.

Exchange of Initial Shares for Exchange Shares

        The exchange of the initial shares for exchange shares pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. For such purposes, a U.S. Holder will have the same tax basis and holding period in the exchange shares as it did in the initial shares.

Distributions

        Distributions of cash that we pay in respect of our Series A Preferred Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by you when actually or constructively received in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a non-corporate U.S. Holder, dividends received in taxable years beginning before January 1, 2013, may be eligible for U.S. federal income taxation as qualified dividend income (QDI) at the long-term capital gains rates generally applicable to individuals, provided that the applicable holding period and other requirements are met. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of your tax basis in our Series A Preferred Shares, and thereafter will be treated as capital gain.

        If you are a corporate U.S. Holder, distributions you receive that are taxable as dividends will generally be eligible for the dividends received deduction, subject to various conditions and limitations. The benefits to you of the dividends received deduction may be reduced or eliminated by many exceptions and restrictions, including restrictions relating to your taxable income and your holding period of our Series A Preferred Shares.

        If a dividend (or a series of dividends, if certain aggregation rules apply) paid in respect of the Series A Preferred Shares exceeded certain thresholds in relation to your adjusted tax basis in the Series A Preferred Shares (as could occur if accumulated and unpaid dividends were allowed to accumulate to a sufficiently large amount), it could be characterized as an "extraordinary dividend" (as defined in Section 1059 of the Code). As a consequence, if you are a corporate U.S. Holder, you would generally be required to (x) reduce your basis in the Series A Preferred Shares (but not below zero) by the portion of any dividends received by you in respect of the Series A Preferred Shares that are not taxed because of the dividends received deduction and (y) treat any non-taxed portion of such dividends in excess of such basis as gain from the sale or exchange of the Series A Preferred Shares for the taxable year in which such dividend is received. If you are a non-corporate U.S. Holder and receive an "extraordinary dividend" you would be required to treat any losses on the sale of Series A Preferred Shares as long-term capital losses to the extent of dividends received by you in respect of the Series A Preferred Shares that qualify for the reduced, long-term capital gains tax rate. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction and the potential applicability of the extraordinary dividend rules in light of your particular circumstances.

Sale, Exchange or Other Taxable Disposition of Series A Preferred Shares

        You generally will recognize gain or loss upon the taxable sale, exchange or other disposition of Series A Preferred Shares in an amount equal to the difference between (i) the amount realized upon the sale, exchange or other taxable disposition and (ii) your adjusted tax basis in the Series A Preferred Shares. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, exchange or other taxable disposition, you have held the Series A Preferred Shares for more than one year. Long-term capital gains of an individual taxpayer are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Redemptions of Series A Preferred Shares

        A redemption of Series A Preferred Shares generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the Series A Preferred Shares that are redeemed. If a redemption of Series A Preferred Shares is treated as a sale or exchange, the redemption will be taxable as described under the caption "—U.S. Holders—Sale, Exchange or Other Taxable Dispositions of Series A Preferred Shares" above, except that any amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under "—U.S. Holders—Distributions."

        A redemption will be treated as a sale or exchange if it (i) results in a "complete termination" of your interest in the Company, (ii) is "substantially disproportionate" with respect to you, or (iii) is not "essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, Series A Preferred Shares and any shares of any classes of our common stock deemed owned by you by reason of certain constructive ownership rules, as well as shares actually owned by you, must be taken into account. A redemption of Series A Preferred Shares held by you generally will qualify for sale or exchange treatment if you do not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption. The determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

        If a redemption of Series A Preferred Shares is treated as a distribution, the entire amount received will be taxable as described under "—U.S. Holders—Distributions" above. In such case, your adjusted tax basis in the redeemed Series A Preferred Shares generally will be transferred to any remaining shares of common or preferred stock held by you immediately after the redemption. If you do not own any other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to you, or the tax basis may be entirely lost. You should consult your own tax advisor for purposes of determining the tax consequences resulting from redemption of Series A Preferred Shares in your particular circumstances.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends paid to you in respect of Series A Preferred Shares and the proceeds received by you from the sale, exchange or other disposition of Series A Preferred Shares within the United States unless you are a corporation or other exempt recipient. Backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status as required, or you fail to report in full dividend and interest income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided that you timely furnish the required information to the IRS.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange shares for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange shares. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange shares received in exchange for initial shares where such initial shares were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of this exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2011, all dealers effecting transactions in the exchange shares may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of exchange shares by broker-dealers. The exchange shares received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange shares. Any broker-dealer that resells exchange shares that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange shares may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange hares and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the shares) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the shares (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        In order to participate in this exchange offer, holders of initial shares will be required to make certain representations, including that such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

 LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the exchange shares offered by this prospectus for us.

EXPERTS

        The consolidated financial statements of Old Universal American and subsidiaries appearing in Old Universal American's Annual Report (Form 10-K) for the year ended December 31, 2010 (including schedules appearing therein) and the effectiveness of Old Universal American and subsidiaries' internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and Old Universal American and subsidiaries management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. We have also filed with the Commission a registration statement on Form S-4 to register the exchange shares. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange shares offered in this prospectus, you should refer to the registration statement and its exhibits. See also "Incorporation of Documents by Reference" in the prospectus. You may read and copy any document we file with the Commission at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of this web site is http://www.sec.gov.

        No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Universal American Corp. since the date of this prospectus.

        Each broker-dealer that receives exchange shares for its own account in exchange for initial shares, where such initial shares were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange shares. See "Plan of Distribution."

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The certificate of incorporation of the Company provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the by-laws of the Company provide that the Company will indemnify each director and officer and may indemnify employees and agents, as determined by the Company board of directors, to the fullest extent provided by the laws of the State of Delaware.

        The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and the Company's amended and restated certificate of incorporation and amended and restated by-laws.

        Section 102 of the Delaware General Corporation Law permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

        Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

        The Company maintains directors' and officers' liability insurance for its officers and directors.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        For the purpose of this exhibit list, "Old Universal American" refers to Caremark Ulysses Holding Corp. (formerly known as Universal American Corp.) and the "Company" refers to Universal American Corp. (formerly known as Universal American Spin Corp.).

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of December 30, 2010, by and among Old Universal American, CVS Caremark Corporation and Ulysses Merger Sub, L.L.C. (filed as Exhibit 2.1 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

2.1.1		Amendment to Agreement and Plan of Merger, dated as of March 30, 2011, by and among Old Universal American, CVS Caremark Corporation and Ulysses Merger Sub, L.L.C. (filed as Exhibit 2.4 to the Company's Amendment No. 1 to the Registration Statement on Form S-4 filed on March 31, 2011, and incorporated by reference herein).

2.2		Separation Agreement, dated as of December 30, 2010, by and between Old Universal American, Ulysses Spin Corp. and, solely for the limited purposes specified herein, CVS Caremark Corporation (filed as Exhibit 2.2 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

2.2.1		Amendment to Separation Agreement, dated as of March 8, 2011, by and among Old Universal American, the Company and, solely for the limited purposes specified herein, CVS Caremark Corporation (filed as Exhibit 2.3 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

3.1		Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).

3.2		Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).

4.1.1		Certificate of Designation of the Series A Mandatorily Redeemable Preferred Shares (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 4, 2011, and incorporated by reference herein).

4.1.2	*	Certificate of Amendment to Certificate of Designation of the Series A Mandatorily Redeemable Preferred Shares.

4.2		Registration Rights Agreement dated April 29, 2011, by and between the Company and Universal American Holdings LLC. (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange shares.

8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

Exhibit Number	Description
10.1	Employment Agreement dated July 30, 1999, between Old Universal American and Richard A. Barasch (filed as Exhibit D to Old Universal American's Current Report on Form 8-K/A dated March 14, 2001 and incorporated by reference herein).

10.2.1	Employment Agreement dated July 30, 1999, between Old Universal American and Robert Waegelein (filed as Exhibit E to the Old Universal American's Current Report on Form 8-K/A dated March 14, 2001 and incorporated by reference herein).

10.2.2	Amendment to Employment Agreement, dated as of April 29, 2011, between Old Universal American and Robert Waegelein (filed as Exhibit 10.2.2 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

10.3	Employment Agreement dated March 9, 2004, by and among the Old Universal American, Heritage Health Systems, Inc. and Theodore M. Carpenter, Jr. (filed as Exhibit 10.18 to Old Universal American's Current Report on Form 8-K dated January 18, 2007, and incorporated by reference herein).

10.4	Form of Universal American Corp. 2011 Omnibus Equity Award Plan Employee Nonqualified Option Award Agreement (filed as Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

10.5	1998 Incentive Compensation Plan (filed as Annex A to Old Universal American's Definitive Proxy Statement filed on Form 14A dated April 29, 1998, and incorporated by reference herein).

10.6	Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan (filed as Exhibit 10.1 to Amendment No. 1 to Old Universal American's Registration Statement on Form S-4 filed on December 10, 2004, and incorporated by reference herein).

10.7	Indemnity Reinsurance Agreement between American Exchange Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.2 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.8	Indemnity Reinsurance Agreement between Marquette National Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.3 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.9	Indemnity Reinsurance Agreement between Pennsylvania Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.4 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.10	Indemnity Reinsurance Agreement between American Pioneer Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.5 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.11	Indemnity Reinsurance Agreement between American Progressive Life and Health Insurance Company of New York (Ceding Company) and First Allmerica Financial Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.6 to the Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

Exhibit Number		Description
10.12		Indemnity Reinsurance Agreement between The Pyramid Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.7 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.13		Indemnity Reinsurance Agreement between Union Bankers Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.8 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.14		Universal American Corp. 2011 Omnibus Equity Award Plan (filed as Exhibit 10.2 to the Company's Amendment No. 1 to the Registration Statement on Form S-4 filed on March 31, 2011, and incorporated by reference herein).

10.15		Stock Purchase Agreement, dated as of April 26, 2010, by and among Old Universal American, UAC Holding, Inc., the investors named therein, and Jefferies & Company, Inc., as closing agent, with respect to the sale of Series A Mandatorily Redeemable Preferred Shares (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 5, 2011, and incorporated by reference herein).

10.16		Tax Matters Agreement, dated April 29, 2011, by and among the Company, Old Universal American and CVS Caremark Corporation (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 5, 2011, and incorporated by reference herein).

12.1	†	Statement of Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends and pro forma ratios.

21.1		List of Subsidiaries (filed as Exhibit 21.1 of the Company's Registration Statement on Form S-4 filed with the Commission on March 9, 2011, and incorporated by reference herein).

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

24.1		Power of Attorney (included on the signature page hereof).

99.1	†	Form of Letter of Transmittal.

99.2	†	Form of Notice of Guaranteed Delivery.

*
Filed or furnished herewith.

†
Previously filed.

ITEM 22.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (6)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (7)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on August 2, 2011.

Universal American Corp. (formerly known as Universal American Spin Corp.)
By:	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	President and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD A. BARASCH Richard A. Barasch	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2011
/s/ ROBERT A. WAEGELEIN Robert A. Waegelein	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2011
* Barry W. Averill	Director	August 2, 2011
* Sally W. Crawford	Director	August 2, 2011
* Matthew W. Etheridge	Director	August 2, 2011
* Mark K. Gormley	Director	August 2, 2011
* Mark. M. Harmeling	Director	August 2, 2011

Signature	Title	Date

* Linda H. Lamel	Director	August 2, 2011
* Patrick J. McLaughlin	Director	August 2, 2011
* Richard C. Perry	Director	August 2, 2011
* Thomas A. Scully	Director	August 2, 2011
* Robert A. Spass	Director	August 2, 2011
* Sean M. Traynor	Director	August 2, 2011
* Christopher E. Wolfe	Director	August 2, 2011
* Robert F. Wright	Director	August 2, 2011

*By:	/s/ ROBERT A. WAEGELEIN Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of December 30, 2010, by and among Old Universal American, CVS Caremark Corporation and Ulysses Merger Sub, L.L.C. (filed as Exhibit 2.1 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

2.1.1		Amendment to Agreement and Plan of Merger, dated as of March 30, 2011, by and among Old Universal American, CVS Caremark Corporation and Ulysses Merger Sub, L.L.C. (filed as Exhibit 2.4 to the Company's Amendment No. 1 to the Registration Statement on Form S-4 filed on March 31, 2011, and incorporated by reference herein).

2.2		Separation Agreement, dated as of December 30, 2010, by and between Old Universal American, Ulysses Spin Corp. and, solely for the limited purposes specified herein, CVS Caremark Corporation (filed as Exhibit 2.2 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

2.2.1		Amendment to Separation Agreement, dated as of March 8, 2011, by and among Old Universal American, the Company and, solely for the limited purposes specified herein, CVS Caremark Corporation (filed as Exhibit 2.3 to the Company's Registration Statement on Form S-4 filed on March 9, 2011, and incorporated by reference herein).

3.1		Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).

3.2		Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 2011, and incorporated by reference herein).

4.1.1		Certificate of Designation of the Series A Mandatorily Redeemable Preferred Shares (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 4, 2011, and incorporated by reference herein).

4.1.2	*	Certificate of Amendment to Certificate of Designation of the Series A Mandatorily Redeemable Preferred Shares.

4.2		Registration Rights Agreement dated April 29, 2011, by and between the Company and Universal American Holdings LLC (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange shares.

8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.

10.1		Employment Agreement dated July 30, 1999, between Old Universal American and Richard A. Barasch (filed as Exhibit D to Old Universal American's Current Report on Form 8-K/A dated March 14, 2001 and incorporated by reference herein).

10.2.1		Employment Agreement dated July 30, 1999, between Old Universal American and Robert Waegelein (filed as Exhibit E to the Old Universal American's Current Report on Form 8-K/A dated March 14, 2001 and incorporated by reference herein).

Exhibit Number	Description
10.2.2	Amendment to Employment Agreement, dated as of April 29, 2011, between Old Universal American and Robert Waegelein (filed as Exhibit 10.2.2 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

10.3	Employment Agreement dated March 9, 2004, by and among the Old Universal American, Heritage Health Systems, Inc. and Theodore M. Carpenter, Jr. (filed as Exhibit 10.18 to Old Universal American's Current Report on Form 8-K dated January 18, 2007, and incorporated by reference herein).

10.4	Form of Universal American Corp. 2011 Omnibus Equity Award Plan Employee Nonqualified Option Award Agreement (filed as Exhibit 10.4 to the Company's Registration Statement on Form S-4 filed on July 15, 2011, and incorporated by reference herein).

10.5	1998 Incentive Compensation Plan (filed as Annex A to Old Universal American's Definitive Proxy Statement filed on Form 14A dated April 29, 1998, and incorporated by reference herein).

10.6	Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan (filed as Exhibit 10.1 to Amendment No. 1 to Old Universal American's Registration Statement on Form S-4 filed on December 10, 2004, and incorporated by reference herein).

10.7	Indemnity Reinsurance Agreement between American Exchange Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.2 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.8	Indemnity Reinsurance Agreement between Marquette National Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.3 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.9	Indemnity Reinsurance Agreement between Pennsylvania Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.4 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.10	Indemnity Reinsurance Agreement between American Pioneer Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.5 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.11	Indemnity Reinsurance Agreement between American Progressive Life and Health Insurance Company of New York (Ceding Company) and First Allmerica Financial Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.6 to the Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.12	Indemnity Reinsurance Agreement between The Pyramid Life Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.7 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

Exhibit Number		Description
10.13		Indemnity Reinsurance Agreement between Union Bankers Insurance Company (Ceding Company) and Commonwealth Annuity and Life Insurance Company (Reinsurer) effective as of April 1, 2009 (filed as Exhibit 10.8 to Old Universal American's Quarterly Report on Form 10-Q filed on October 30, 2009, and incorporated by reference herein).

10.14		Universal American Corp. 2011 Omnibus Equity Award Plan (filed as Exhibit 10.2 to the Company's Amendment No. 1 to the Registration Statement on Form S-4 filed on March 31, 2011, and incorporated by reference herein).

10.15		Stock Purchase Agreement, dated as of April 26, 2010, by and among Old Universal American, UAC Holding, Inc., the investors named therein, and Jefferies & Company, Inc., as closing agent, with respect to the sale of Series A Mandatorily Redeemable Preferred Shares (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 5, 2011, and incorporated by reference herein).

10.16		Tax Matters Agreement, dated April 29, 2011, by and among the Company, Old Universal American and CVS Caremark Corporation (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 5, 2011, and incorporated by reference herein).

12.1	†	Statement of Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends and pro forma ratios.

21.1		List of Subsidiaries (filed as Exhibit 21.1 of the Company's Registration Statement on Form S-4 filed with the Commission on March 9, 2011, and incorporated by reference herein).

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).

24.1		Power of Attorney (included on the signature page hereof).

99.1	†	Form of Letter of Transmittal.

99.2	†	Form of Notice of Guaranteed Delivery.

*
Filed or furnished herewith.

†
Previously filed.